EXECUTION COPY

ASSET PURCHASE AGREEMENT
BY AND AMONG
SOY ENERGY, LLC,
RENEWABLE ENERGY GROUP, INC.
AND
REG MASON CITY, LLC
DATED MAY 1, 2013

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND TERMS
Section 1.1	Certain Definitions
Section 1.2	Other Terms
Section 1.3	Other Definitional Provisions
Section 1.4	Interpretation

ARTICLE II	PURCHASE AND SALE OF ASSETS; ASSUMPTIONS OF LIABILITIES
Section 2.1	Purchase and Sale of Assets
Section 2.2	Excluded Assets
Section 2.3	Assumption of Liabilities
Section 2.4	Excluded Liabilities
Section 2.5	Further Conveyances and Assumptions; Consent of Third Parties
Section 2.6	Bulk-Sales Laws
Section 2.7	Right to Control Payment
Section 2.8	Proration of Certain Expenses
Section 2.9	Accounts Receivable

ARTICLE III	CLOSING; CONSIDERATION
Section 3.1	Closing
Section 3.2	Procedure at Closing
Section 3.3	Purchase Price; Allocation of Purchase Price
Section 3.4	Advanced Expenses
Section 3.5	Execution of Agreements at Signing

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.1	Organization and Existence; No Subsidiaries
Section 4.2	Authorization of Agreement
Section 4.3	Conflicts; Consents of Third Parties
Section 4.4	Financial Statements
Section 4.5	No Undisclosed Liabilities
Section 4.6	SEC Documents; Regulatory Reports
Section 4.7	Title to Purchase Assets; Sufficiency
Section 4.8	Absence of Certain Developments
Section 4.9	Taxes
Section 4.10	Real Property
Section 4.11	Tangible Personal Property
Section 4.12	Intellectual Property
Section 4.13	Material Contracts
Section 4.14	Employee Benefits
Section 4.15	Labor
Section 4.16	Litigation
Section 4.17	Compliance with Laws; Permits
Section 4.18	Environmental Matters
Section 4.19	Insurance

Section 4.20	Inventory
Section 4.21	Accounts and Notes Receivable and Payable
Section 4.22	Related Party Transactions
Section 4.23	Product Warranty; Product Liability
Section 4.24	Banks
Section 4.25	Full Disclosure
Section 4.26	Financial Advisors
Section 4.27	Certain Payments
Section 4.28	Proxy Statement
Section 4.29	The Company's Financial Condition
Section 4.30	Investment Representation
Section 4.31	No Other Warranties

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF REG AND PURCHASER
Section 5.1	Organization and Good Standing
Section 5.2	Authorization of Agreement
Section 5.3	Conflicts; Consents of Third Parties
Section 5.4	Financial Advisors

ARTICLE VI	COVENTANTS
Section 6.1	Access to Information
Section 6.2	Conduct of the Business Pending the Closing
Section 6.3	Consents
Section 6.4	Regulatory Approvals
Section 6.5	Further Assurances
Section 6.6	No Solicitation by the Company; Etc.
Section 6.7	Non-Competition; Non-Solicitation
Section 6.8	Preservation of Records
Section 6.9	Publicity
Section 6.10	Environmental Matters
Section 6.11	Monthly Financial Statements
Section 6.12	Notification of Certain Matters
Section 6.13	Preparation of the Proxy Statement; Unitholder and Stockholder Meetings
Section 6.14	Transfer of Certificates of Title
Section 6.15	Updating of Schedules
Section 6.16	RFS2 Registration Transfer

ARTICLE VII	EMPLOYEES AND EMPLOYEE BENEFITS
Section 7.1	Employment
Section 7.2	Standard Procedure
Section 7.3	Employee Benefits

ARTICLE VIII	CONDITIONS TO CLOSING
Section 8.1	Conditions Precedent to Obligations of REG and Purchaser
Section 8.2	Conditions Precedent to Obligations of the Company

ARTICLE IX	SURVIVAL; INDEMNIFICATION

Section 9.1	Survival
Section 9.2	Indemnification in Favor of REG and Purchaser
Section 9.3	Indemnification by REG and Purchaser
Section 9.4	Third Party Claims
Section 9.5	Limits on Indemnification
Section 9.6	Effect of Knowledge
Section 9.7	Tax Treatment of Indemnity Payments
Section 9.8	Set Off
Section 9.9	Procedures Relating to Set Off and Indemnification
Section 9.10	Exclusive Remedy

ARTICLE X	TERMINATION
Section 10.1	Termination of Agreement
Section 10.2	Procedure upon Termination
Section 10.3	Effect of Termination
Section 10.4	Termination Fee

ARTICLE XI	TAXES
Section 11.1	Transfer Taxes
Section 11.2	Prorations
Section 11.3	Cooperation on Tax Matters

ARTICLE XII	RISK OF LOSS

ARTICLE XIII	MISCELLANEOUS
Section 13.1	Notices
Section 13.2	Specific Performance
Section 13.3	Amendment; Waiver
Section 13.4	No Third Party Beneficiaries
Section 13.5	Successors and Assigns
Section 13.6	Entire Agreement
Section 13.7	Public Disclosure
Section 13.8	Expenses
Section 13.9	Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury
Section 13.10	Counterparts
Section 13.11	Headings
Section 13.12	Severability
Section 13.13	Joint Authorship
Section 13.14	Bank Forbearance

EXHIBITS AND SCHEDULES
EXHIBITS
Exhibit A    Purchaser Security Agreement
Exhibit B    Purchaser Mortgage
Exhibit C    Confidentiality and Noncompetition Agreement
Exhibit D    Bill of Sale
Exhibit E    Assignment and Assumption Agreement
Exhibit F    Tolling Option Agreement
Exhibit G    Unit Option Agreement
Exhibit H    Seller Note
Exhibit I    Loan Agreement
Exhibit J    Seller Security Agreement
Exhibit K    Seller Mortgage
SCHEDULES

Company Disclosure Schedule:

Schedule 1.1	Company Unitholders
Schedule 1.1	Furniture and Equipment
Schedule 1.1	Permitted Exceptions
Schedule 1.1	Purchased Contracts and Excluded Contracts
Schedule 3.3(a)	Purchase Price Reduction Due to Delay in Closing
Schedule 4.1(b)	Subsidiaries
Schedule 4.3(a)	Conflicts
Schedule 4.3(b)	Consents of Third Parties
Schedule 4.5	Undisclosed Liabilities
Schedule 4.6	SEC Documents
Schedule 4.8	Company Developments
Schedule 4.10(a)	Company Real Property
Schedule 4.10(a)(i)(A)	Owned Property Liens
Schedule 4.10(a)(i)(C)	Owned Property Exceptions
Schedule 4.10(a)(ii)	Improvements
Schedule 4.10(a)(iii)	Leases, etc.
Schedule 4.10(b)	Owned Property Permit Exceptions
Schedule 4.10(f)	Rights of First Refusal
Schedule 4.11(a)	Personal Property Exceptions
Schedule 4.11(b)	Personal Property Leases
Schedule 4.12(a)	Intellectual Property
Schedule 4.12(b)	Intellectual Property Exceptions
Schedule 4.12(i)	Software
Schedule 4.13(a)	Material Contracts
Schedule 4.13(b)	Material Contracts Exceptions
Schedule 4.13(b)	Material Contract Consents
Schedule 4.15(a)	Labor Contracts
Schedule 4.15(b)	Labor Relations
Schedule 4.16	Litigation
Schedule 4.17(a)	Compliance with Laws
Schedule 4.17(b)	Permits
Schedule 4.18	Environmental Matters
Schedule 4.19	Insurance
Schedule 4.22	Related Party Transactions
Schedule 4.23	Product Warranty; Product Liability
Schedule 4.24	Banks
Schedule 4.26	Company Financial Advisors
Schedule 4.29	Company Financial Condition
Schedule 6.2(a)(v)	Capital Expenditure Plan
Schedule 6.3	Consents
Schedule 6.7(a)	Individual Non-compete Agreements
Schedule 6.14	Assets Requiring Certificates of Title
Schedule 8.1(o)	Incentives Consents

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is executed this 1st day of May, 2013, (“Effective Date”), by and among Soy Energy, LLC, an Iowa limited liability company (the “Company”), Renewable Energy Group, Inc., a Delaware corporation (“REG”) and REG Mason City, LLC, an Iowa limited liability company and wholly owned subsidiary of REG (“Purchaser”).
R E C I T A L S:
WHEREAS, the Company presently owns and operates a biodiesel production facility located at Mason City, Iowa (the “Facility”);
WHEREAS, the Company desires to sell, transfer and assign to REG, and REG desires to acquire and assume from the Company, all of the Purchased Assets and Assumed Liabilities by and through Purchaser, all as more specifically provided herein (the “Transaction”);
WHEREAS, the Board of Directors of the Company unanimously (a) has determined that the Transaction is fair to and in the best interests of the Company and its unitholders, (b) has approved this Agreement, the consummation of the transactions contemplated hereby and the execution and delivery of this Agreement by the Company, and (c) has determined to recommend adoption of this Agreement and approval of the Transaction on the terms and conditions set forth in this Agreement by the unitholders of the Company;
WHEREAS, the Board of Directors of REG and the Board of Managers of Purchaser (a) have unanimously determined that the Transaction is fair to and in the best interests of REG and its stockholders and Purchaser and its sole member, and (b) have unanimously approved this Agreement, the consummation of the transactions contemplated hereby and the execution and delivery of this Agreement by REG and Purchaser; and
WHEREAS, the Company, REG and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Transaction and also to prescribe various conditions to the Transaction.
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND TERMS
Section 1.Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Advanced Expenses” has the meaning set forth in Section 3.4.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Agreement” means this Agreement, together with all of the Schedules and Exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.
“Ancillary Agreements” means all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to Closing in connection with this Agreement or the transactions contemplated hereby.
“Arbiter” has the meaning set forth in Section 3.3(b).
“Assumed Liabilities” has the meaning set forth in the Section 2.3.
“Balance Sheet” has the meaning set forth in the Section 4.4(a).
“Balance Sheet Date” has the meaning set forth in the Section 4.4(a).
“Bank Debt” means the Indebtedness of the Company to OSM REO FF, LLC in the amount of $5,663,185 plus accrued interest.
“Books and Records” means all books, ledgers, files, reports, plans, records, manuals and other materials (in any form or medium) of, or maintained for, the Company and its Subsidiaries.
“Business” means the development and ownership of biodiesel production facilities and the production, storage, transport, marketing and sale of biodiesel and businesses related thereto, and engaging in activities ancillary or incidental thereto.
“Business Day” means any day other than a Saturday, a Sunday, federal holiday or a day on which banks in the City of New York or the State of Delaware are authorized or obligated by Law to close.
“Cash Payment” has the meaning set forth in Section 3.3(a).
“Chosen Courts” has the meaning set forth in Section 13.9.
“Closing” has the meaning set forth in Section 3.1.
“Closing Balance Sheet” means the balance sheet of the Company as prepared by the Company in accordance with GAAP consistently applied as of the Closing Date.
“Closing Date” has the meaning set forth in Section 3.1.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Code” means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.
“Commercially Reasonable Efforts” means the efforts, time and costs a prudent Person desirous of achieving a result would use, expend or incur in similar circumstances to achieve such results as expeditiously as possible; provided that such Person is not required to expend funds or assume liabilities beyond those that are (i) commercially reasonable in nature and amount in the context of the Transaction or (ii) otherwise required to be expended or assumed pursuant to the terms of this Agreement.
“Company” has the meaning set forth in the Preamble.
“Company Adverse Recommendation Change” has the meaning set forth in the Section 6.6(c).
“Company Adverse Recommendation Notice” has the meaning set forth in the Section 6.6(c).
“Company Board Recommendation” has the meaning set forth in the 6.13(b).
“Company Disclosure Schedule” has the meaning set forth in the preamble to Article IV.
“Company Documents” has the meaning set forth in the Section 4.2(a).
“Company Indemnified Parties” has the meaning set forth in Section 9.3.
“Company Monthly Financial Statements” has the meaning set forth in Section 6.11.
“Company Permits” has the meaning set forth in the Section 4.17(b).
“Company SEC Documents” has the meaning set forth in Section 4.6(a).
“Company Unitholder Approval” has the meaning set forth in Section 4.2(b).
“Company Unitholders” means the holders of record of the outstanding membership units of the Company as set forth on Company Disclosure Schedule 1.1.
“Company Unitholders Meeting” has the meaning set forth in Section 6.13(b).
“Confidentiality Agreement” has the meaning set forth in Section 6.1.
“Contract” means any written or oral contract, agreement, indenture, note, bond, debenture, mortgage, loan, instrument, lease, license, commitment or other obligation.
“Copyrights” has the meaning set forth in the definition of Intellectual Property.
“Dissolution Approval” has the meaning set forth in Section 4.2(b).

“Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Business and the Purchased Assets, in each case whether or not in electronic form.
“Effective Date” has the meaning set forth in the Preamble.
“Employee” means all individuals (including common law employees, independent contractors and individual consultants), as of the date hereof, who are employed or engaged by the Company in connection with the Business, together with individuals who are hired in respect of the Business after the date hereof.

“Environmental Costs and Liabilities” means, with respect to any Person, all Liabilities and Remedial Actions incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law or to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, or which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute.
“Environmental Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other legal requirement or obligation in any way relating to pollution, odors, noise, or the protection of human health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been amended and the regulations promulgated pursuant thereto.
“Environmental Permit” means any Permit required by Environmental Laws for the operation of the Business.
“Escrow Agent” shall have the meaning set forth in Section 9.9.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Assets” has the meaning set forth in Section 2.2.
“Excluded Contracts” means the Contracts of the Company listed on Company Disclosure Schedule 1.1 other than the Purchased Contracts.
“Excluded Liabilities” has the meaning set forth in Section 2.4.
“Facility” has the meaning set forth in the Recitals.
“Financial Statements” has the meaning set forth in Section 4.4(a).
“FIRPTA Affidavit” has the meaning set forth in Section 8.1(k).
“Former Employee” means all individuals (including common law employees, independent contractors and individual consultants) who were employed or engaged by the Company in connection with the Business but who are no longer so employed or engaged on the date hereof.
“Furniture and Equipment” means all furniture, furnishings, equipment, vehicles, leasehold improvements not deemed real estate by applicable Laws, and other tangible personal property, including all artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies, including but not limited to those assets listed on Company Disclosure Schedule 1.1.
“GAAP” means generally accepted accounting principles in the United States as of the date hereof.

“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).
“Hardware” means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.
“Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold or other fungi and urea formaldehyde insulation.
“Indebtedness” of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction that has been drawn upon, including any fees related to such obligations whether or not drawn upon; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends and prepayment or redemption premiums and penalties (if any), unpaid fees or expense and other monetary obligations in respect of any and all redeemable preferred stock of such Person; (vii) all checks issued by the Company prior to the Closing Date that remain outstanding as of the Closing Date; (viii) all obligations of the type referred to in clauses (i) through (vii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).
“Indemnified Party” means the Company Indemnified Parties or the REG Indemnified Parties, as the case may be, that is being indemnified pursuant to Article IX.
“Indemnifying Party” means the party responsible for indemnifying an Indemnified Party pursuant to Article IX.
“Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all patents and applications therefor, including all continuations, divisionals and continuations-in-part and patents issuing thereon, along with all reissues, reexaminations, substitutions and extensions thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof, including, but not limited to, any rights the Company may have to the names “Soy Energy” or “Freedom Fuels” or any combination thereof (without warranty as to the right, title or interest in either of such names “Soy Energy” or “Freedom Fuels”) (collectively, “Marks”); (iii) all Internet domain names; (iv) all copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions of any of the foregoing (collectively, “Copyrights”); (v) trade secrets (“Trade Secrets”); and (vi) all other intellectual property rights arising from or relating to Technology that is owned by the Company and related to the Business or (ii) used by the Company in connection with the Business.
“Intellectual Property Licenses” means (i) any grant by the Company to another Person of any right, permission, consent or non-assertion relating to or under any of the Purchased Intellectual Property and (ii) any grant by another Person to the Company of any right, permission, consent or non-assertion relating to or under any third Person's Intellectual Property.
“Inventory” has the meaning set forth in Section 2.1(a).
“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.
“Knowledge” or any similar phrase means with respect to the Company, the collective actual knowledge of Jeff Oestmann, President of the Company, Flag Leaf Financial Management, Inc. interim/consulting CFO of the Company effective October 2012 which is wholly-owned by Jeff Kistner and who is its sole officer and director, and each of the members of the Board of Directors of the Company, and with respect to REG or Purchaser, the collective actual knowledge of Daniel Oh, Brad Albin and Chad Stone.
“Labor Contracts” has the meaning set forth in Section 4.15(a).
“Law” means any federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other legal requirement or obligation.
“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, mediations, investigations, inquiries, proceedings or claims (including counterclaims) by or before a Governmental Authority.
“Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).
“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.
“Losses” has the meaning set forth in Section 9.2.
“Marks” has the meaning set forth in the definition of Intellectual Property.
“Material Adverse Effect” means an effect, condition or change that is materially adverse to the business, assets, properties, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, or of REG and its Subsidiaries, taken as a whole; provided, however, that effects, conditions and changes relating to the following shall not constitute a Material Adverse Effect, and shall not be considered in determining whether a Material Adverse Effect has occurred:

(a) changes in the economy or financial or commodities markets generally in the United States;
(b) changes that are the result of factors generally affecting the industries in which the Company and REG and their Subsidiaries operate excluding, for purposes of this Agreement, changes that are a result of the Renewable Fuel Standards, 40 CFR Part 80, Subpart M or its governing regulations (collectively “RFS2”) being rescinded or the RFS2 mandate dropping below current standards; or
(c) changes proximately caused by the pendency or the announcement of this Agreement or the transactions contemplated hereby.
“Material Contracts” has the meaning set forth in Section 4.13(a).
“Nonassignable Assets” has the meaning set forth in Section 2.5(b).
“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.
“Ordinary Course” or “Ordinary Course of Business” means the conduct of the business of the Company and its Subsidiaries or REG and its Subsidiaries (as the case may be) in accordance with their normal day-to-day customs, practices and procedures as conducted from time to time prior to the date of this Agreement, and which for the Company means the conduct of its business as a presently non-operating company, and shall include the activities of the Company and its Subsidiaries and REG and its Subsidiaries undertaken in connection with their respective obligations under this Agreement.
“Organizational Documents” means the articles or certificate of incorporation and bylaws for a corporation, and the articles of organization or certificate of formation and operating agreement for a limited liability company, and all other documents necessary to meet the applicable Law for organization of the applicable entity type in its state of organization.
“Owned Property” has the meaning set forth in Section 4.10(a).
“Patents” has the meaning set forth in the definition of Intellectual Property.
“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority.
“Permitted Exceptions” means (i) those matters set forth on Company Disclosure Schedule 1.1 except as objected to by Purchaser as provided in Company Disclosure Schedule 1.1, (ii) statutory liens for Taxes, assessments or other governmental charges not yet payable or delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Financial Statements in accordance with GAAP; and (iii) as to Real Property, zoning, and except as may be objected to by Purchaser as provided in Company Disclosure Schedule 1.1, easements, covenants and restrictions which are reflected in the public records for the Real Property.
“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.
“Personal Property Leases” has the meaning set forth in Section 4.11.
“Professional Service Providers” has the meaning set forth in Section 4.13(a)(xix).

“Proxy Statement” has the meaning set forth in Section 4.28.
“Purchase Price” has the meaning set forth in Section 3.3(a).
“Purchased Assets” has the meaning set forth in Section 2.1.
“Purchased Contracts” means all Contracts of the Company listed on Company Disclosure Schedule 1.1 other than the Excluded Contracts.
“Purchaser” has the meaning set forth in the Preamble.
“Purchaser Documents” has the meaning set forth in Section 5.2.
“Purchaser Plans” has the meaning set forth in Section 7.3.
“Real Property Leases” has the meaning set forth in Section 4.10(a).
“REG” has the meaning set forth in the Preamble.
“REG Disclosure Schedule” has the meaning set forth in the preamble to Article V.
“REG's Environmental Assessment” has the meaning set forth in Section 6.10(a).
“REG Indemnified Parties” has the meaning set forth in Section 9.2.
“Related Persons” has the meaning set forth in Section 4.22.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.
“Remedial Action” means all actions including any capital expenditures undertaken to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) correct a condition of noncompliance with Environmental Laws.
“Representatives” has the meaning set forth in Section 6.6(a).
“Restricted Business” has the meaning set forth in Section 6.7(a).
“RFS2” has the meaning set forth in subsection (b) in the definition of Material Adverse Effect in this Section 1.1.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Seller Note” has the meaning set forth in Section 3.3(a)(ii).

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation, related to any of the foregoing.
“Sub Debt” means the subordinated indebtedness of the Company to certain holders in the amount of $1,048,111 plus accrued interest.
“Subsidiary” means, with respect to any Person, any other Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such Person or (ii) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of the other Person.
“Superior Proposal” has the meaning set forth in Section 6.6(d).
“Takeover Proposal” has the meaning set forth in Section 6.6(d).
“Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts of any kind imposed by any Taxing Authority in connection with any item described in clause (i); and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.
“Tax Allocation” has the meaning set forth in Section 3.3(b).
“Taxing Authority” means the IRS and any other Governmental Authority responsible for the administration of any Tax.
“Tax Return” means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, com-bined, consolidated or unitary returns for any group of entities that includes the Company or any of its Affiliates.
“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or related to, or are used in connection with the foregoing that is (i) owned by the Company and related to the Business or (ii) used by the Company in connection with the Business, including, without limitation, all Software and other Technology developed by the Company and relating to employees and payroll.
“Termination Date” has the meaning set forth in Section 10.1(a).
“Termination Fee” has the meaning set forth in Section 10.4(a).
“Third Party Claim” has the meaning set forth in Section 9.4(a).
“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.
“Transaction” has the meaning set forth in Recitals.
“Transfer Taxes” has the meaning set forth in Section 11.1.
“Transferred Employees” has the meaning set forth in Section 7.1.
“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations promulgated thereunder.
Section 1.2    Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

Section 1.3    Other Definitional Provisions. Unless the express context otherwise requires:

(a)the words “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning;

(d)any references herein to “Dollars” and “$” are to United States Dollars;

(e)any references herein to a specific Article, Section, paragraph, Schedule or Exhibit shall refer, respectively, to Articles, Sections, paragraphs, Schedules or Exhibits of this Agreement;

(f)any references herein to an agreement, instrument or document means such agreement, instrument or document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(g)any references herein to a statute means such statute as amended as of the Effective Date and, for purposes of the Closing hereunder, shall include such statute as amended or successor thereto effective as of the Closing Date;

(h)wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and

(i)references herein to any gender includes the other gender; and

(j)references to any party to this Agreement or any other agreement or document will include each party's predecessors, successors and permitted assigns.

Section 1.4    Interpretation. The headings and captions used in this Agreement and any Schedule or Exhibit hereto, in the table of contents or any index hereto are for convenience of reference only and do not a constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way effect any provision of this Agreement or any Schedule or Exhibit hereto, and all provisions of this Agreement and the Schedules and Exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meaning set forth in the Agreement (or, in the absence of any ascribed meaning, the meaning customarily ascribed to any such term in the Company's industry or in general commercial usage). The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II
PURCHAES AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

Section 2.1    Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase, acquire and accept from the Company, and the Company shall sell, transfer, assign, convey and deliver to Purchaser all of the Company's right, title and interest in, to and under the Purchased Assets, free and clear of all Liens except for Permitted Exceptions. “Purchased Assets” shall mean all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of the Company related to the Business on the Closing Date, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the Books and Records of the Company (other than Excluded Assets), including each of the following assets:

(a)     all inventory used or useful in the Business, all work-in-process and all new materials and supplies owned by the Company and used in connection with the Business (the “Inventory”);

(b)    Accounts receivable of the Company;

(c)    all tangible personal property used or useful in the Business, including Furniture and Equipment;

(d)    all deposits (including customer deposits and security for rent, electricity, telephone, hedging contracts or otherwise) and prepaid charges and expenses, including any prepaid rent, of the Company;

(e)    all rights of the Company under all Owned Property, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

(f)    the Intellectual Property and Technology of the Company;

(g)    all rights of the Company under the Purchased Contracts, including all claims or causes of action with respect to the Purchased Contracts;

(h)    all Books and Records of the Company and all other Documents that are related to the Business, including Documents relating to products, services, marketing, advertising, promotional materials, Intellectual Property, Technology, personnel files for Employees, and all files, customer files and documents (including credit card information), supplier lists, records, literature and correspondence, whether or not physically located on any of the Company Property, but excluding those documents referred to in Section 2.2(b) below;

(i)    all Permits, including Environmental Permits, used by the Company in the Business (which includes all Permits necessary to conduct the Business as currently conducted) and all rights and incidents of interest therein;

(j)    all rights of the Company under non-disclosure or confidentiality, non-compete or non-solicitation agreements with Former Employees, Employees and agents of the Company or with third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof);

(k)    all rights of the Company under or pursuant to all warranties, representations and guaranties made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to the Company or to the extent affecting any Purchased Asset except as provided in Section 2.2(g) hereof;

(l)    all other assets reflected on the Balance Sheet;

(m)    all claims, choses-in-action and rights in litigation and settlements in respect thereof except as provided in Section 2.2(g) hereof;

(n)    all third-party property and casualty insurance proceeds, and all rights to third-party property and casualty insurance proceeds, in each case to the extent received or receivable in respect of the Business;

(o)    all incentives from any Governmental Authority related to the Facility;

(p)    all shares of capital stock or other equity securities held by the Company with respect to any other Person; and

(q)    all goodwill and other intangible assets associated with the Business, including the goodwill associated with the Intellectual Property of the Company.

Section 2.2    Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to REG or Purchaser, and the Company shall retain right, title and interest to, in and under the Excluded Assets. “Excluded Assets” shall mean each of the following assets:

(a)    the Excluded Contracts;
(b)    all Books and Records of the Company as pertain to ownership, organization or existence of the Company and duplicate copies of such records as are necessary to enable the Company to file tax returns and reports and to fulfill its reporting obligations under applicable securities laws;
(c)    all membership interests (units) or other equity securities of the Company; and

(d)    all cash and cash equivalents of the Company including any restricted cash, escrows and deposits held by OSM REO FF, LLC or its affiliates.
(e)    an uninstalled centrifuge located in Marcus, Iowa;
(f)    an uninstalled pellet boiler located in Council Bluffs, Iowa;
(g)    the litigation rights under certain EPC and general contractor contracts and performance bonds; provided, however, such litigation shall not release any obligations of the contractors with respect to representations, warranties or indemnification, including without limitation those representations and warranties related to intellectual property, without the prior written consent of Purchaser;
(h)    all credits and rebates related to Taxes or payments of Taxes paid for the period prior to the Closing Date, including any credit or rebate from any tax increment financing program; and
(i)    the lap top computer (Dell Latitude E6520) used by Jeff Oestmann.
Section 2.3    Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall assume, effective as of the Closing, the following liabilities of the Company (collectively, the “Assumed Liabilities”):

all Liabilities of the Company under the Purchased Contracts excluding the Excluded Liabilities.
Section 2.4    Excluded Liabilities. Neither REG nor Purchaser will assume or be liable for any Excluded Liabilities. The Company shall timely perform, satisfy and discharge in accordance with their respective terms all Excluded Liabilities. “Excluded Liabilities” shall mean all Liabilities of the Company arising out of, relating to or otherwise in respect of the Business on or before the Closing Date and all other Liabilities of the Company other than the Assumed Liabilities. Excluded Liabilities shall include, but not be limited to, the following Liabilities and in no event shall REG or Purchaser assume any liability for the matters set out in this Section 2.4 except those Liabilities, including reserves therefor, assumed in accordance with Section 2.3.
(a)except to the extent specifically provided in Article VII, all Liabilities arising out of, relating to or with respect to (i) the employment or performance of services, or termination of employment or services, by the Company of any of its Affiliates of any individual on or before the Closing Date; (ii) workers' compensation claims against the Company that relate to the period on or before the Closing Date, irrespective of whether such claims are made prior to or after the Closing, and (iii) any Employee Benefit Plan;

(b)all Liabilities arising out of, under or in connection with Excluded Contracts and, with respect to Purchased Contracts, Liabilities in respect of a breach by or default of the Company accruing under such Contracts with respect to any period prior to Closing;

(c)all Liabilities for (i) Taxes of the Company or any Subsidiary (or any predecessor thereof) or the Company Unitholders, (ii) Taxes that relate to the Purchased Assets or the Assumed Liabilities for taxable periods (or portions thereof) ending on or before the Closing Date, including, without limitation, Taxes allocable to the Company pursuant to Section 11.2, and (iii) payments under any Tax allocation, sharing or similar agreement (whether oral or written);

(d)all Liabilities in respect of any pending or threatened Legal Proceeding, or any claim arising out of, relating to or otherwise in respect of (i) the operation of the Business to the extent such Legal Proceeding or claim relates to such operation on or prior to the Closing Date, or (ii) any Excluded Asset;

(e)all Environmental Costs and Liabilities of the Company or relating to the Purchased Assets;

(f)all Liabilities or obligations of the Company relating to the business, operations, assets or Liabilities of any Subsidiary or former Subsidiary of the Company based upon, relating to or arising out of events, actions or failures to act prior to the Closing Date; and

(g)all Liabilities of the Company or its officers or directors to the holders of the membership or other equity interests of the Company.

Section 2.5    Further Conveyances and Assumptions; Consent of Third Parties.
(a)    From time to time following the Closing, the Company and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and aquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and the Company Documents and to assure fully to the Company and its successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and the Purchaser Documents, and to otherwise make effective the transactions contemplated hereby and thereby.
(b)    Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Authority or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained. The Company shall use its Commercially Reasonable Efforts to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by the Company in trust for Purchaser and the covenants and obligations thereunder shall be performed by Purchaser in the Company's name and all benefits and obligations existing thereunder shall be for Purchaser's account. The Company shall take or cause to be taken at the Company's expense such actions in its name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and the Company shall promptly pay over to Purchaser all money or other consideration received by it in respect of all Nonassignable Assets less the amount of any expenses incurred by the Company in connection with the collection. As of and from the Closing Date, the Company authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser's expense, to perform all the obligations and receive all the benefits of the Company under the Nonassignable Assets and appoints Purchaser its attorney-in-fact to act in its name on its behalf with respect thereto.
Section 2.6    Bulk-Sales Laws. Purchaser hereby waives compliance by the Company with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser; provided, however, that, except with respect to the Assumed Liabilities, the Company agrees (a) to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against Purchaser or the Purchased Assets by reason of such noncompliance, (b) to indemnify, defend and hold harmless Purchaser from and against any and all such claims and (c) to take promptly all necessary action to remove any Lien which is placed on the Purchased Assets by reason of such noncompliance. Any “bulk-transfer” Law that addresses Taxes shall be governed by Article XI and not by this Section 2.6.
Section 2.7    Right to Control Payment. Purchaser shall have the right, but not the obligation, to make any payment due from the Company with respect to any Excluded Liabilities which are not paid by the Company within five (5) Business Days following written request for payment from Purchaser; provided, however, that if the Company advises Purchaser in writing during such five (5) Business Day period that a good faith payment dispute exists or the Company has valid defenses to non-payment with respect to such Excluded Liability, then Purchaser shall not have the right to pay such Excluded Liability. The Company agrees to reimburse Purchaser promptly and in any event within five (5) Business Days following written notice of such payment by Purchaser for the amount of any payment made by Purchaser pursuant to this Section 2.7. Payment under this Section 2.7 shall be made promptly and in full.
Section 2.8    Proration of Certain Expenses. Subject to Section 2.4(c) and Section 11.2 with respect to Taxes, all expenses and other payments in respect of the Owned Property and all rents and other payments (including any prepaid amounts) due under the Real Property Leases and any other leases constituting part of the Purchased Assets shall be prorated and settled between the Company, on the one hand, and Purchaser, on the other hand, at and as of the Closing Date. The Company shall be responsible for all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges and other payments of any kind accruing during any period under the Real Property Leases or any such other leases up to and including the Closing Date. Purchaser shall be responsible for all such rents, charges and other payments accruing during any period under the Real Property Leases or any such other leases after the Closing Date. Purchaser shall pay the full amount of any invoices received by it and shall submit a request for reimbursement to the Company for the Company's share of such expenses and the Company shall pay the full amount of any invoices received by it and Purchaser shall reimburse the Company for Purchaser's share of such expenses.
Section 2.9    Accounts Receivable. The Company shall provide commercially reasonable assistance to Purchaser in the collection of accounts receivable. If the Company shall receive payment in respect of accounts receivable that are included in the Purchased Assets, then the Company shall promptly forward such payment to Purchaser.

ARTICLE III
CLOSING; CONSIDERATION

Section 3.1    Closing. The consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the “Closing”) shall take place at the offices of Nyemaster Goode, P.C. located at 700 Walnut Street, Suite 1600, Des Moines, Iowa 50309 (or at such other place as the parties may designate in writing) at 10:00 a.m. (central standard time) on a date to be specified by the parties (the “Closing Date”), which date shall be no later than the second (2nd) Business Day after satisfaction or waiver of the conditions set forth in Article VIII (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto.

Section 3.2    Procedure at Closing.

(a)    At the Closing, the parties agree that the following shall occur:

(i)    each of the conditions precedent (as applicable) in Section 8.1 shall have been satisfied, or such condition(s) shall have been expressly waived in writing by Purchaser;

(ii)    each of the conditions precedent (as applicable) in Section 8.2 shall have been satisfied, or such condition(s) shall have been expressly waived in writing by the Company;

(iii)     REG shall wire transfer to an account designated by the Company immediately available funds in the amount of the Cash Payment less the deductions described in Section 3.3(a) hereof; and

(iv)    all of the documents and instruments delivered at the Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

Section 3.3    Purchase Price; Allocation of Purchase Price.

(a)    Purchase Price. The “Purchase Price” for the Purchased Assets will be an aggregate amount equal to (i) cash in the amount of $11,000,000 reduced for delays in Closing as provided on Schedule 3.3(a) (the “Cash Payment”); (ii) a promissory note issued by the Purchaser to the Company in the amount of $5,600,000 in the form of Exhibit H hereto (the “Seller Note”) executed and delivered at Closing; and (iii) assumption of the Assumed Liabilities. The Cash Payment less the Advanced Expenses plus accrued interest shall be used by Purchaser to satisfy in full all amounts payable to lien creditors of the Company, including, but not limited to, the Bank Debt in exchange for releases delivered at Closing from each such lien creditor. The balance of the Cash Payment after such deductions shall be paid to the Company at Closing.

(b)    Allocation of Purchase Price. Within sixty (60) days following the Closing Date, Purchaser shall deliver to the Company a draft of Internal Revenue Service Form 8594 containing Purchaser's proposed allocation, pursuant to Section 1060 of the Code, of the value of the Purchase Price (the “Tax Allocation”). The Company shall have thirty (30) days following receipt of the Purchaser's proposed Tax Allocation to notify Purchaser in writing of any objections thereto. If the Company does not so object, the Tax Allocation as proposed by Purchaser shall be deemed accepted by the Company for all purposes hereunder and shall be conclusive and binding on the parties. If the Company objects to any portion of Purchaser's proposed Tax Allocation within the required time period, the parties shall in good faith attempt to resolve any dispute and, if the parties so resolve all disputes, Purchaser's proposed Tax Allocation, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding on the parties. If the parties do not reach agreement in resolving the dispute within fifteen (15) days after notice of objection is given by the Company to Purchaser, the parties shall submit the dispute to an independent accounting firm which is mutually agreeable to the parties (the “Arbiter”) for resolution. If the parties cannot agree on the selection of an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such an Arbiter, and such appointment shall be conclusive and binding on the parties. Promptly, but no later than twenty (20) days after acceptance of appointment as Arbiter, the Arbiter shall determine (it being understood that in making such determination, the Arbiter shall be functioning as an expert and not as an arbitrator), based solely on written submissions by Purchaser and the Company, and not by independent review, only those issues in dispute and shall render a written report as to the resolution of the dispute and the resulting Tax Allocation, which shall be conclusive and binding on the parties. The fees, costs and expenses of the Arbiter shall be borne equally by Purchaser and the Company. Following final determination of the Tax Allocation pursuant to this Section 3.3(b), the Company and Purchaser shall make consistent use of the Tax Allocation for all Tax purposes and on all filings, declarations and reports with the IRS in respect thereof and shall not take any position inconsistent therewith in any examination of any Tax Return, in any refund claim, in any litigation or investigation or before any Taxing Authority, except as required by applicable Law.
Section 3.4    Advanced Expenses. REG will pay the expenses of the Company through August 15, 2013 as follows (the “Advanced Expenses”):

(a)    Accrued accounting fees of Boulay of $100,000 in exchange for their commitment to perform the Company audit(s), interim reviews and other procedures that may be required to facilitate the transaction and remaining amounts owed upon completion of the audit(s), interim reviews and other procedures that may be required to facilitate the transaction.

(b)    Actual cash operating expenses of the Facility approved in advance by REG, with a right to reject, as and when payable in the Ordinary Course estimated at no more than $75,000 per month accrued after the date hereof through the Closing or termination of this Agreement and assuming no production at the Facility.

(c)    Actual professional fees, including, accounting, legal, and consultant fees to facilitate the transaction incurred after April 18, 2013.

REG will pay no more than $750,000 for these amounts. REG, at its sole discretion, will pay these amounts directly to the payable holders, or may choose to have the Company pay with REG reimbursing the Company.

In the event this Agreement is terminated pursuant to Section 10.1 hereof, the Advanced Expenses shall be immediately repaid upon such termination with interest accrued from the date of advance until paid in full at a rate of 8% per anum plus the costs of collection, (including attorneys' fees and related changes). The repayment obligation of the Advanced Expenses and any other amounts payable by the Company to REG or Purchaser under this Agreement, including, but not limited to, any Termination Fee and costs of collection, shall be secured by a security interest and mortgage on all assets of the Company in the form of the Purchaser Security Agreement attached as Exhibit A and the Purchaser Mortgage attached as Exhibit B hereto to be executed simultaneous with the execution of this Agreement. The Purchase Price payable at Closing shall be reduced by the amount of the Advanced Expenses plus accrued interest.

Section 3.5    Execution of Agreements at Signing. Simultaneous with the execution of this Agreement, the Company shall have delivered, or caused to be delivered, to Purchaser a duly executed Tolling Option Agreement in the form of Exhibit F hereto and Unit Option Agreement in the form of Exhibit G hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to REG and Purchaser as of the Effective Date as follows, except as set forth in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by the Company to REG and Purchaser simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”):

Section 4.1    Organization and Existence; No Subsidiaries.
(a)    The Company is a limited liability company duly organized and validly existing under the laws of the State of Iowa and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified or authorized to do business under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized could not have or reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has delivered to REG true, complete and correct copies of its operating agreement as in effect on the date hereof.
(b)    Except as set forth on Company Disclosure Schedule 4.1(b), the Company does not, directly or indirectly, own any stock or other equity interest in any other Person. No former Subsidiary of the Company had any operations, business, Liabilities or other activities that would create a Liability on the part of the Company.
Section 4.2    Authorization of Agreement.
(a)    The Company has full limited liability company power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the “Company Documents”), and, subject to obtaining the Company Unitholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company's Board of Directors, and except for obtaining the Company Unitholder Approval, no other action on the part of the Company as an Iowa limited liability company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been, and each of the Company Documents will be, at or prior to the Closing, duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by REG and Purchaser and receipt of the Company Unitholder Approval) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
(b)    The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding membership units of the Company in favor of the adoption of this Agreement and the approval of the transactions contemplated by this Agreement is the only vote or approval of the holders of any class or series of equity of the Company which is necessary to adopt this Agreement and approve the transactions contemplated hereby (the “Company Unitholder Approval”); provided, however, the dissolution of the Company, which is not a condition to Closing, will require the affirmative vote of the Company Unitholders holding seventy-five percent (75%) of the outstanding membership units of the Company in favor of the dissolution of the Company (the “Dissolution Approval”). None of the Organizational Documents of the Company, other Documents between the Company and the Company Unitholders, or applicable Law grant, provide for, or establish dissenter's appraisal rights with respect to the Transaction.

Section 4.3    Conflicts; Consents of Third Parties.
(a)    Except as set forth on Company Disclosure Schedule 4.3(a), and assuming the Company Unitholder Approval is obtained and the filings and actions referred to in Sections 4.3(b)(ii)(A) & (B) are made to the extent necessary and the related regulatory requirements are satisfied, none of the execution and delivery by the Company of this Agreement or by the Company of the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, or conflict with or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of the Company under, any provision of (i) the operating agreement of the Company; (ii) any Purchased Contract or Permit to which the Company is a party or by which any of the properties or assets of the Company are bound, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company; (iii) any Order applicable to the Company or by which any of the properties or assets of the Company are bound; or (iv) any applicable Law, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.
(b)    No consent, waiver, approval, Permit or authorization of or filing with, or notification to, any Person or Governmental Authority is required on the part of the Company in connection with (i) the execution and delivery of this Agreement or the Company Documents, the compliance by the Company with any of the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby or the taking by the Company of any other action contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Contract or Permit of the Company, except (A) for the filing with the SEC of the Proxy Statement and other filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act, (B) for filings required under and compliance with the applicable requirements of the HSR Act, (C) as set forth on Company Disclosure Schedule 4.3(b) and (D) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.
Section 4.4    Financial Statements.
(a)    The Company has delivered to Purchaser copies of (i) the audited balance sheets of the Company as at October 31, 2011, October 31, 2010 and October 31, 2009 and the unaudited balance sheet of the Company as at October 31, 2012, and the related audited statements of income and of cash flows of the Company for the years then ended and (ii) the unaudited balance sheet of the Company as at January 31, 2013 and the related statement of income and cash flows of the Company for the three (3) month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied (except with respect to the unaudited financial statements for normal recurring year-end adjustments that, individually or in the aggregate, would not be material) without modification of the accounting principles used in the preparation thereof throughout the periods presented and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For the purposes hereof, the unaudited balance sheet of the Company as at January 31, 2013 is referred to as the “Balance Sheet” and January 31, 2013 is referred to as the “Balance Sheet Date.”

(b)    The Company makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.
(c)    The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Board of Directors of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.
(d)    The Company has established and maintains disclosure controls and procedures designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within the Company; and, to the Knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information.
(e)    The Company's records, systems, controls, data and information are recorded, stored, maintained and operated under the exclusive ownership and direct control of it and the Company's accountants. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.
Section 4.5    No Undisclosed Liabilities. Except as set forth on Company Disclosure Schedule 4.5, the Company has no Indebtedness or Liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) other than those (i) specifically reflected in, fully reserved against or otherwise described in the Balance Sheet or the notes thereto, (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date, or (iii) that are immaterial, individually or in the aggregate, to the Company.
Section 4.6    SEC Documents; Regulatory Reports.
(a)    SEC Documents. The Company and its Subsidiaries have filed or furnished all required reports, schedules, registration statements and other documents and exhibits thereto with or to the SEC since December 31, 2008 (the “Company SEC Documents”) except as set forth on Company Disclosure Schedule 4.6. As of their respective dates of filing with or publicly furnishing to the SEC (or, if amended or supplemented by a filing prior to the date hereof, as of the date of such latest filing), the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed with or publicly furnished to the SEC (or, if amended or supplemented by a filing prior to the date hereof, as of the date of such latest filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries, included in the Company SEC Documents complied, as of their respective dates of filing with the SEC (or, if amended or supplemented by a filing prior to the date hereof, as of the date of such latest filing), in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the requirements of Form 10-Q promulgated by the SEC and the requirements of Regulation S-X promulgated by the SEC) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries (in the case of Company SEC Documents filed by the Company) or the entities purported to be presented therein (in the case of Company SEC Documents filed by Subsidiaries or separate accounts) and the consolidated results of operations, changes in member's equity and cash flows of such companies or entities as of the dates and for the periods shown (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments as permitted by Form 10-Q and Regulation S-X or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company).

(b)    Regulatory Reports. Other than the Company SEC Documents above, the Company and each of its Subsidiaries have timely filed (after taking into account all grace periods or extensions) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2008 with any Governmental Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to the Company.

(c)    Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended October 31, 2011, as filed with the SEC prior to the date of this Agreement, (ii) liabilities reflected on the Balance Sheet, (iii) liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business consistent with past practice, (iv) liabilities incurred pursuant to this Agreement and the transactions contemplated hereby and (v) liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, the Company and its Subsidiaries do not have, and since the Balance Sheet Date, the Company and its Subsidiaries have not incurred, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Financial Statements in accordance with GAAP).

(d)    The management of the Company has (i) designed and implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), or caused such disclosure controls and procedures to be designed and implemented under their supervision, to ensure that material information relating to the Company, including its Subsidiaries, is made known to management of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could reasonably be expected to adversely effect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since December 31, 2008 through the date of the Company's last filed Form 10K, any material change in internal control over financial report required to be disclosed in any Company SEC Documents has been so disclosed.

(e)    Since December 31, 2008 (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any representative of the Company or any of its Subsidiaries has received or otherwise obtained Knowledge of any material complaint, allegations, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2008, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing received after the date of this Agreement which have no reasonable basis), and (ii) to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or its Subsidiaries, has reported a breach of fiduciary duty or similar violation, relating to periods after December 31, 2008, by the Company or the officers, directors, employees or agents of the Company to the Board of Directors of the Company or any committee thereof or to any director or executive officer of the Company.

Section 4.7    Title to Purchased Assets; Sufficiency. The Company owns and has good title to each of the Purchased Assets (except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company) free and clear of all Liens other than Permitted Exceptions. The Purchased Assets constitute all of the assets and properties used in or held for use in the Business and are sufficient for Purchaser to conduct the Business from and after the Closing Date without interruption.
Section 4.8    Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Company Disclosure Schedule 4.8, since the Balance Sheet Date, (a) the Company has conducted the Business only in the Ordinary Course of Business and (b) there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect with respect to the Company. Without limiting the generality of the foregoing, since the Balance Sheet Date or as set forth on Company Disclosure Schedule 4.8:
(a)    there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the Purchased Assets having a replacement cost of more than $10,000 for any single loss or $50,000 for all such losses except shrinkage of biodiesel inventory in the Ordinary Course of Business;
(b)    other than in the Ordinary Course of Business, the Company has not awarded or paid any bonuses to Former Employees or Employees of the Company, except to the extent accrued on the Balance Sheet, or entered into any employment, deferred compensation, long-term incentive, severance, stay bonus, bonus, or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives;
(c)    there has not been any change by the Company in accounting or Tax reporting principles, methods or policies;
(d)    the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person, other than advances to Employees in the Ordinary Course of Business;
(e)    other than Excluded Assets, the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company;

(f)    the Company has not discharged or satisfied any Lien, or paid any Liability, except in the Ordinary Course of Business;
(g)    the Company has not canceled or compromised any debt or claim or amended, modified, canceled, terminated, relinquished, waived or released any Contract or right;
(h)    the Company has not issued, created, incurred, assumed or guaranteed any Indebtedness, except in the Ordinary Course of Business;
(i)    the Company has not made or committed to make any capital expenditures (a) in excess of planned capital expenditures budgeted for the current fiscal year and as reasonably deemed to be necessary by the Company for next fiscal year consistent with prior practice or (b) which require any payment that may or will extend beyond the Closing Date;
(j)    the Company has not instituted or settled any material Legal Proceeding resulting in or which may result in a loss of revenue in excess of $10,000 individually or in amounts exceeding $50,000 in the aggregate;
(k)    the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property or Technology of the Company;
(l)    other than the Sub Debt, the Company has not made any loan to, or entered into any other transaction with, any of its unitholders, Affiliates, officers, directors, partners or employees, except for any advances made to Employees in the Ordinary Course of Business;
(m)    the Company has not entered into any Material Contract; and
(n)    the Company has not agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 4.8.
Section 4.9    Taxes.
(a)    (i) All income, franchise and all other material Tax Returns required to be filed by or on behalf of the Company, any Subsidiary or any affiliated, consolidated, combined or unitary group of which the Company or any Subsidiary is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all income, franchise and other material Taxes payable by or on behalf of the Company, any Subsidiary or any affiliated, consolidated, combined or unitary group of which the Company or any Subsidiary is or was a member have been fully and timely paid. With respect to any period for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the Financial Statements and its books and records. All required estimated Tax payments sufficient to avoid any material underpayment penalties or interest have been made by or on behalf of the Company.
(b)    The Company has delivered to Purchaser or REG complete copies of (i) all income, franchise and all other material Tax Returns of or including the Company and any Subsidiary relating to the taxable periods ending on or after December 31, 2007 and (ii) any audit report issued after December 31, 2007 relating to any Taxes due from or with respect to the Company or any Subsidiary.
(c)    No claim has been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(d)    All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, the Company or any Subsidiary have been fully paid, and there are no audits or investigations of the Company or any Subsidiary by any Taxing Authority in progress, nor has the Company or any Subsidiary received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation. No issue has been raised by a Taxing Authority in any prior examination of the Company or any Subsidiary that, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.
(e)    The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.
(f)    Neither the Company nor any Subsidiary nor any other Person on its behalf has (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any Subsidiary that would be binding on REG or Purchaser after the Closing Date, (ii) requested any extension of time within which to file any income, franchise or other material Tax Return, which Tax Return has since not been filed, (iii) granted any extension for the assessment or collection of any income, franchise or other material Taxes, which Taxes have not since been paid, or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter that would be binding on REG or Purchaser after the Closing Date.
(g)    Neither the Company nor any Subsidiary is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.
(h)    No Contract is a contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by REG or Purchaser, the Company or any of their respective Affiliates by reason of Section 280G of the Code or be subject to Section 4999 of the Code.
(i)    There are no Liens for Taxes upon the Purchased Assets, except for Permitted Exceptions.
(j)    Since its inception, the Company has (i) been properly treated as a partnership for Federal, state and local income Tax purposes, and has not made an election, by IRS Form 8832 or otherwise, to be treated as a corporation and (ii) has not been a “publicly traded partnership” within the meaning of Section 7704 of the Code.
(k)    The Company is not a “foreign person” within the meaning of Section 1445 of the Code.
(l)    Neither the Company nor any Subsidiary is subject to any private letter ruling of the IRS or any comparable ruling of any Taxing Authority that would be binding on REG or Purchaser after the Closing Date.
(m)    None of the Purchased Assets is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of Rev. Proc. 2001-28, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(n)    Neither the Company nor any Subsidiary has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than a group in which the Company is the common parent.
(o)    Neither the Company nor any Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
(p)    The Company and each Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.
(q)    Neither the Company nor any Subsidiary has or has ever had a permanent establishment in any jurisdiction other than the United States, or has engaged in a trade or business in any jurisdiction other than the United States that subjected it to tax in such country.
(r)    The Company has not participated in any “reportable transaction” as defined in Treasury regulation Section 1.6011-4(b).
Notwithstanding the foregoing, for purposes of this Section 4.9, any reference to the Company or any Subsidiary shall be deemed to include any Person that merged with or was liquidated into the Company or any Subsidiary.
Section 4.10    Real Property.
(a)    Company Disclosure Schedule 4.10(a) sets forth a complete list of all real property and interests in real property, including easements appurtenant thereto, owned in fee by the Company (individually, an “Owned Property” and collectively, the “Owned Properties”). The Company has good and marketable fee title to all Owned Property, free and clear of all Liens of any nature whatsoever, except (A) those Liens set forth on Company Disclosure Schedule 4.10(a)(i)(A) and (B) Permitted Exceptions. The Owned Properties constitute all interests in real property currently used, occupied or currently held for use in connection with the Business of the Company and which are necessary for the continued operation of the Business of the Company. Except as set forth on Company Disclosure Schedule 4.10(a)(i)(C), all of the Owned Properties and buildings, fixtures and improvements thereon owned by the Company taken as a whole are in reasonably good operating condition (ordinary wear and tear excepted), and all mechanical and other systems located thereon, taken as a whole, are in reasonably good operating condition (ordinary wear and tear excepted), in each case in all material respects. Except as set forth on Company Disclosure Schedule 4.10(a)(ii) and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company, none of the improvements located on the Owned Properties constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws. The Company has delivered to Purchaser true, correct and complete copies of all deeds, title reports and surveys for the Owned Properties, together with all amendments, modifications or supplements, if any, thereto. The Owned Properties are not subject to any leases, rights of first refusal, options to purchase or rights of occupancy, except the Real Property Leases and those set forth on Company Disclosure Schedule 4.10(a)(iii). The Company has no real property or interests in real property that are leased, licensed or subleased by the Company as lessee or lessor, licensee or licensor (each, a “Real Property Lease”).

(b)    Except as set forth on Company Disclosure Schedule 4.10(b), the Company has all material certificates of occupancy and Permits of any Governmental Authority necessary or useful for the current use and operation of each Owned Property, and the Company has fully complied with all material conditions of the Permits applicable to them. No material default or violation, or event that with the lapse of time or giving of notice or both would become a material default or violation, has occurred in the due observance of any Permit. The Company has not received any notice that any certificate of occupancy or Permit will not be renewed at the end of its current term, and the Company is not aware of any facts that would cause a denial of any renewal application.
(d)    There does not exist any actual or, to the Knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Owned Property or any part thereof, and the Company has not received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use all or any part thereof.
(e)    The Company has not received any notice from any insurance company that has issued a policy with respect to any Owned Property requiring performance of any structural or other repairs or alterations to such Owned Property.
(f)    Except as to the Excluded Assets or as set forth on Company Disclosure Schedule 4.10(f), the Company does not own, hold, and is not obligated under and is not a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein. None of the Owned Properties is subject to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of same.
(g)    With respect to each parcel of the Owned Property and the buildings, structures, improvements and fixtures thereon:
(i)    Except for assessments occurring on a regular basis in accordance with applicable Legal Requirements, there is no pending or, to the Knowledge of the Company, contemplated reassessment of any parcel included in the Owned Property that is reasonably expected to increase the real estate tax assessment for such properties.
(ii)    There is no pending, or to the Knowledge of the Company, contemplated proceeding to rezone any parcel of the Owned Property. The uses for which each parcel of the Owned Property is zoned do not restrict, or in any manner impair, the current use of the Owned Property. Neither the Company nor its Subsidiaries have received notice of any violation of any applicable zoning law, regulation or other Legal Requirement, related to or affecting the Owned Property.
(iii)    All buildings, structures and other improvements on the Owned Property, including but not limited to driveways, out-buildings, landscaped areas and sewer systems, and all means of access to the Owned Property, are located completely within the boundary lines of the Owned Property and do not encroach upon or under the property of any other Person or entity. No buildings, structures or improvements constructed on the property of any other Person encroach upon or under the Owned Property.
(iv)    The use of the Owned Properties, or any portion thereof, in the Business does not violate or conflict with (A) any covenants, conditions or restrictions applicable thereto or (B) the terms and provisions of any contractual obligations relating thereto.

(v)    The Company or its Subsidiaries have good and valid rights of ingress and egress to and from all of the Owned Property (including between separate parcels included within the Owned Property) from and to any rail lines, rail spurs, pipelines and the public street systems for all usual street, road, shipping, transport, storage, docking and utility purposes and other purposes necessary or incidental to the operation of the Business.
(vi)    All utilities required for or useful in the operation of the Business either enter the Owned Property through adjoining streets and roads, or if they pass through adjoining private land, they do so in accordance with valid easements. All necessary utilities (including without limitation, water, sewer, electricity, gas and telephone facilities) are available to the Owned Property and there exists, to the Knowledge of the Company, no proposed limitation in or reduction of the quality or quantity of utility services to be furnished to the Owned Property. Adequate gas, sewage and water systems and connections are available to the Owned Property as currently operated.
Section 4.11    Tangible Personal Property.
The Company has good and marketable title to all of the items of tangible personal property used in the Business by the Company (free and clear of any and all Liens, other than Permitted Exceptions and except as set forth on Company Disclosure Schedule 4.11(a). Except as set forth on Company Disclosure Schedule 4.11(b), the Company has no leases, licenses or subleases relating to personal property used by the Company in the Business or to which the Company is a party or by which the properties or assets of the Company are bound (“Personal Property Leases”). All such items of tangible personal property taken as a whole are in reasonably good operating condition (ordinary wear and tear excepted) and are suitable for the purposes used, in each case in all materials respects.
Section 4.12    Intellectual Property.
(a)    Company Disclosure Schedule 4.12(a) sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain names owned or registered to the Company and included in the Intellectual Property. Company Disclosure Schedule 4.12(a) lists (i) the record owner of each such item of Intellectual Property, (ii) the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed and (iii) the registration or application date, as applicable.
(b)    Except as disclosed in Company Disclosure Schedule 4.12(b), the Company is the sole and exclusive owner of all right, title and interest in and to, or has the valid and continuing right to use, all of the Intellectual Property listed in Company Disclosure Schedule 4.12(a). The Company has valid and continuing rights to use and otherwise commercially exploit, as the case may be, all other Intellectual Property and all Technology as the same are used, sold, licensed and otherwise commercially exploited in the Business as presently intended to be conducted, free and clear of all Liens or obligations to others (except for those specified Intellectual Property Licenses included in Company Disclosure Schedule 4.12(a) and except for Permitted Exceptions).
(c)    The Intellectual Property, the Technology, the manufacturing, licensing, marketing, importation, offer for sale, sale or use of any products and services in connection with the Business as presently intended to be conducted, and the business practices, methods and operations of the Company do not infringe, constitute an unauthorized use or misappropriation of, dilute or violate any intellectual property, proprietary or other right of any Person. The Intellectual Property, the Technology and the Intellectual Property Licenses

include all of the Intellectual Property and Technology necessary and sufficient to enable the Company to conduct the Business.
(d)    To the Knowledge of the Company, no Person is infringing, violating, misusing, diluting or misappropriating any Intellectual Property or Technology of the Company. No such claims have been made against any Person by the Company.
(e)    The Company has taken adequate security measures to protect the confidentiality and value of all the material Trade Secrets included in the Intellectual Property and any other non-public, proprietary information included in the Technology, which measures are reasonable in the industry in which the Business operates.
(f)    As of the date hereof, the Company is not the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceedings which involve a claim of infringement, unauthorized use, misappropriation, dilution or violation by any Person against the Company or challenging the ownership, use, validity or enforceability of any Intellectual Property or Technology. The Company has not received written (including by electronic mail) notice of any such threatened claim and, to the Knowledge of the Company, there are no facts or circumstances that would form the basis for any such claim or challenge. The Intellectual Property and Technology, and all of the Company's rights in and to the Intellectual Property and Technology, are valid and enforceable.
(g)    The consummation of the transactions contemplated hereby will not result in the loss or impairment of REG or Purchaser's right to own or use any of the Intellectual Property or Technology.
(h)    Neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any license with respect to any Intellectual Property or Technology of the Company to any third Person pursuant to any Contract to which the Company is a party or by which any assets or properties of the Company is bound.
(i)    Company Disclosure Schedule 4.12(i) sets forth a complete and accurate list of (i) all Software included in the Technology developed by or for the Company, (ii) all Software exclusively owned by the Company that is not included in the Technology but is incorporated, embedded or bundled with any Software listed in subclause (i) above and (iii) all Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in subclause (i) above (excluding such Software licensed to the Company under a shrink-wrap or click-through agreement on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $1,000). The Company has not incorporated any “open source,” “freeware,” “shareware” or other Software having similar licensing or distribution models in any Software developed, licensed, distributed or otherwise exploited by or for the Company and included in the Technology.
(j)    The Company has not licensed or provided to any third Person, or otherwise permitted any third Person to access or use, any source code or related materials for any Software developed by or for the Company and included in the Technology of the Company. The Company is not currently a party to any source code escrow agreement or any other agreement (or a party to any agreement obligating the Company to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any such Software.
Section 4.13    Material Contracts.

(a)    Company Disclosure Schedule 4.13(a) sets forth, by reference to the applicable subsection of this Section 4.13(a), all of the following Contracts to which the Company is a party or by which it or its assets or properties are bound (collectively, the “Material Contracts”):
(i)    Contracts with any current or former officer, director, member or Affiliate of the Company;
(ii)    Contracts with any labor union or association representing any Employee of the Company;
(iii)    Contracts for the sale of any of the assets of the Company or for the grant to any Person of any preferential rights to purchase any of its assets;
(iv)    Contracts for joint ventures, strategic alliances, partnerships, or sharing of profits or proprietary information;
(v)    Contracts containing covenants of the Company not to compete in any line of business or with any Person in any geographical area or not to solicit or hire any Person with respect to employment or covenants of any other Person not to compete with the Company in any line of business or in any geographical area or not to solicit or hire any Person with respect to employment;
(vi)    Contracts relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other Person;
(vii)    Contracts relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of the assets of the Company, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements;
(viii)    each purchase Contract giving rise to Liabilities of the Company in excess of $25,000;
(ix)    each Contract providing for payments by or to the Company in excess of $25,000 in any fiscal year or $50,000 in the aggregate during the term thereof;
(x)    all Contracts obligating the Company to provide or obtain products or services for a period of one year or more or requiring the Company to purchase or sell a stated portion of its requirements or outputs;
(xi)    Contracts under which the Company has made advances or loans to any other Person, except advances to Employees of the Company in the Ordinary Course of Business;
(xii)    Contracts providing for severance, retention, change in control or other similar payments;
(xiii)    Contracts for the employment of any individual on a full-time, part-time or consulting or other basis providing annual compensation in excess of $50,000;

(xiv)    management Contracts and Contracts with independent contractors or consultants (or similar arrangements) in excess of $50,000 that are not cancelable without penalty or further payment and without more than thirty (30) days' notice;
(xv)    outstanding Contracts of guaranty, surety or indemnification, direct or indirect, by the Company;
(xvi)    Contracts (or group of related contracts) which involve the expenditure of more than $25,000 annually or $100,000 in the aggregate or require performance by any party more than one year from the date hereof;
(xvii)    all Intellectual Property Licenses, royalty Contracts and other Contracts relating to any Intellectual Property (except licenses pertaining to “off-the-shelf” commercially available Software used pursuant to shrink-wrap or click-through license grants on reasonable terms for a license fee of no more than $1,000);
(xviii)    incentives, grants or other agreements from or with any Governmental Authority;
(xix)    Contracts or obligations for services from lawyers, accountants, financial advisors and consultants (“Professional Service Providers”);
(xx)    tolling agreements or other contracts which obligate the Company to operate the Facility, in whole or in part, on behalf of third parties; and
(xxi)    Contracts that are otherwise material to the Company.
(b)    Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Company, and of the other parties thereto, enforceable against each of them in accordance with its terms and, upon consummation of the transactions contemplated by this Agreement, shall, except as otherwise stated in Company Disclosure Schedule 4.13(b), continue in full force and effect without penalty or other adverse consequence. Except as set forth on Company Disclosure Schedule 4.13(b), the Company is not in material default under any Material Contract, nor, to the Knowledge of the Company, is any other party to any Material Contract in breach of or default thereunder, and, to the Knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default by the Company or any other party thereunder. Except as set forth on Company Disclosure Schedule 4.13(b), no party to any of the Material Contracts has exercised any termination rights with respect thereto, and no such party has given notice of any significant dispute with respect to any Material Contract. The Company has, and will transfer to Purchaser at the Closing, good and valid title to the Purchased Contracts, free and clear of all Liens other than Permitted Exceptions. The Company has delivered to Purchaser true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.
(c)    Company Disclosure Schedule 4.13(c) sets forth a complete and accurate list of all consents, waivers, approvals or authorizations of any Person required to transfer the Material Contracts.
Section 4.14     Employee Benefits. The Company has no, and has not had any, employee benefit or pension plans, except health insurance coverage, life and AD&D insurance, and flexible spending accounts.

Section 4.15    Labor.
(a)    Except as set forth on Company Disclosure Schedule 4.15(a) (the “Labor Contracts”), the Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to Employees of the Company. The Company has delivered or otherwise made available to Purchaser true, correct and complete copies of the labor or collective bargaining agreements listed on Company Disclosure Schedule 4.15(a), together with all amendments, modifications or supplements thereto.
(b)    Except as set forth on Company Disclosure Schedule 4.15(b), no Employees are represented by any labor organization. No labor organization or group of Employees of the Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company pending or, to the Knowledge of the Company, threatened by any labor organization or group of Employees.
(c)    There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company involving any Employee. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any Employee or Former Employee.
(d)    There are no complaints, charges or claims against the Company pending or, to Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or based on, arising out of, in connection with or otherwise relating to, the employment or termination of employment or failure to employ any individual by the Company. The Company is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company within the six months prior to Closing.
Section 4.16    Litigation. Except as set forth in Company Disclosure Schedule 4.16, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company (or to the Knowledge of the Company, pending or threatened against any of the officers, directors or key Employees of the Company with respect to their business activities on behalf of the Company), or to which the Company is otherwise a party, before any Governmental Authority; nor to the Knowledge of the Company is there any reasonable basis for any such Legal Proceeding. Except as set forth on Company Disclosure Schedule 4.16, the Company is not subject to any Order, settlement agreement or stipulation and the Company is not in breach or violation of any Order, settlement agreement or stipulation. Except as set forth on Company Disclosure Schedule 4.16, the Company is not engaged in any legal action to recover monies due it or for damages sustained by it. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or to which the Company is otherwise a party relating to this Agreement or any Company Document or the transactions contemplated hereby or thereby.
Section 4.17    Compliance with Laws; Permits.

(a)    Except as set forth on Company Disclosure Schedule 4.17(a), the Company is in compliance in all material respects with all Laws applicable to its operations or assets or the Business. Except as set forth on Company Disclosure Schedule 4.17(a), the Company has not received any written or other notice of or been charged with the violation of any Laws. To the Knowledge of the Company, the Company is not under investigation with respect to the violation of any Laws and there are no facts or circumstances which could form the basis for any such violation.
(b)    Company Disclosure Schedule 4.17(b) contains a list of all material Permits which are required for the operation of the Business as presently conducted and as presently intended to be conducted (the “Company Permits”). Except as set forth on Company Disclosure Schedule 4.17(b), the Company currently has all material Permits that are required for the operation of the Business as presently conducted. The Company is not in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any Company Permit and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such default or violation. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, relating to the suspension, revocation or modification of any of the Company Permits.
(c)    The Company is registered with the Environmental Protection Agency under RFS2. All Renewable Identification Numbers (RINs) issued to date in connection with operations at the Facility have been issued in accordance with RFS2. The Company has complied with all regulations with respect to RFS2.
Section 4.18    Environmental Matters. Except as set forth on Company Disclosure Schedule 4.18 hereto and except as could not reasonably be expected to have a Material Adverse Effect with respect to the Company:
(a)    the operations of the Company, with respect to the Business, are and have been in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying with all Environmental Permits necessary to operate the Business except for non-compliance that would not reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify or terminate any such Environmental Permit, which is necessary and material to the operation of the Business, and, to the Knowledge of the Company, no facts, circumstances or conditions currently exist that could adversely affect such continued material compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued material compliance with Environmental Laws and Environmental Permits;
(b)    with respect to the Business, the Company is not the subject of any outstanding written Order or Contract with any Governmental Authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;
(c)    no claim is pending or to the Knowledge of the Company, threatened against the Company, alleging, with respect to the Business, that the Company may be in violation of any Environmental Law or any Environmental Permit or may have any Liability under any Environmental Law including, but not limited to, claims relating to noise or odors, other than such claims that are routine in nature and would not, individually or in the aggregate, result in the Business incurring material Environmental Costs and Liabilities;
(d)    to the Knowledge of the Company, no facts, circumstances or conditions exist with respect to the Business or any property currently or formerly owned, operated or leased by the Company or any property to which the Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Business incurring material Environmental Costs or Liabilities;
(e)    to the Knowledge of the Company, there are no investigations of the Business, or currently or previously owned, operated or leased property of the Company pending or threatened which could reasonably be expected to lead to the imposition of any material Environmental Costs or Liabilities or Liens under Environmental Law;
(f)    the transactions contemplated hereunder do not require the consent of or filings with any Governmental Authority with jurisdiction over the Company and environmental matters;
(g)    there is not located at any of the Owned Property or Real Property Leases, or at any property previously owned, operated or leased by the Company during the Company's ownership, operation or lease, any (i) underground storage tanks, (ii) landfill, (iii) surface impoundment, (iv) asbestos-containing material or (v) equipment containing polychlorinated biphenyls;
(h)    the Company with respect to the Business has no residual liability with respect to abandoned or former properties, including any obligation to remove or demolish on-site structures or close wastewater lagoons or ponds, and, to the Knowledge of the Company, no Owned Property or Real Property Leases have any structures or features, including abandoned buildings or wastewater lagoons or ponds (other than those being used in compliance with Environmental Laws) requiring removal, demolition, or closure; and
(i)    the Company has made available to Purchaser all material environmentally related audits, studies, reports, analyses and results of investigations that have been performed with respect to any currently or previously owned, leased or operated properties of the Company or material documentation relating to pending or threatened claims or investigations pursuant to Environmental Laws to the extent such materials are in the possession, custody or control of the Company.
Section 4.19    Insurance. The Company has insurance policies in full force and effect (a) for such amounts as are sufficient for all requirements of Law and all agreements to which the Company is a party or by which it is bound and (b) which are in such amounts, with such deductibles and against such risks and losses, as are customary in the biodiesel production industry for the business, assets and properties of the Company. Set forth in Company Disclosure Schedule 4.19 is a list of all insurance policies and all fidelity bonds held by or applicable to the Company setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage, annual premium, and deductibles, whether the policies may be terminated upon consummation of the transactions contemplated hereby and if and to what extent events being notified to the insurer after the Closing Date are generally excluded from the scope of the respective policy. Except as set forth on Company Disclosure Schedule 4.19, no event relating to the Company has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. No insurance policy has been cancelled within the last two years and, to the Knowledge of the Company, no threat has been made to cancel any insurance policy of the Company during such period. Except as noted on Company Disclosure Schedule 4.19, all such insurance will remain in full force and effect. No event has occurred, including the failure by the Company to give any notice or information, or the Company giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company under any such insurance policies.
Section 4.20    Inventory. The Inventory of the Company reflected on the Balance Sheet or acquired since the Balance Sheet Date and reflected in the Closing Balance Sheet is in all material respects in good and marketable condition, and is saleable or useable in the Ordinary Course of Business. The Inventory of the Company set forth in the Balance Sheet and Closing Balance Sheet was valued at the lower of cost or market and was properly stated therein in accordance with GAAP consistently applied. Adequate reserves have been reflected in the Balance Sheet and Closing Balance Sheet for excess, damaged, or other Inventory not readily marketable in the Ordinary Course of Business, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.
Section 4.21    Accounts and Notes Receivable and Payable.
(a)    All accounts and notes receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business and are payable on ordinary trade terms. All accounts and notes receivable of the Company reflected on the Balance Sheet are in all material respects good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP. All accounts and notes receivable arising after the Balance Sheet Date are in all material respects good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP. None of the accounts or the notes receivable of the Company (i) are subject to any setoffs or counterclaims in any material respect or (ii) represent obligations for goods sold on consignment or on sale-or-return basis or subject to any other repurchase or return arrangement.
(b)    All accounts payable of the Company reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business.
Section 4.22    Related Party Transactions. Except for the Sub Debt and except as set forth on Company Disclosure Schedule 4.22, no Employee, officer, unitholder or member of the Board of Managers of the Company, any member of his or her immediate family or any of their respective Affiliates (“Related Persons”) (i) owes any amount to the Company nor does the Company owe any amount to, or has the Company committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) is involved in any business arrangement or other relationship with the Company (whether written or oral), (iii) owns any property or right, tangible or intangible, that is used by the Company, (iv) to the Knowledge of the Company, has any claim or cause of action against the Company or (v) to the Knowledge of the Company, owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company.
Section 4.23    Product Warranty; Product Liability.
(a)    Except as set forth on Company Disclosure Schedule 4.23, the products produced, sold or delivered by the Company in conducting the Business have been in all material respects in conformity with all product specifications and all applicable Laws. To the Company's Knowledge, the Company has no material Liability for damages in connection therewith or any other customer or product obligations not reserved against on the Balance Sheet.
(b)    The Company has no material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product produced, delivered or sold, or services rendered, by or on behalf of the Company. The Company has not committed any act or failed to commit any act which would result in, and there has been no occurrence which would give rise to or form the basis of, any material product liability or material liability for breach of warranty (whether covered by insurance or not) on the part of the Company with respect to products produced or delivered, sold or installed or services rendered by or on behalf of the Company.

Section 4.24    Banks. Company Disclosure Schedule 4.24 contains a complete and correct list of (a) the names and locations of all banks in which the Company has accounts or safe deposit boxes, (b) the account numbers of all such accounts and (c) the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Company Disclosure Schedule 4.24, no person holds a power of attorney to act on behalf of the Company.
Section 4.25    Full Disclosure. No representation or warranty of the Company contained in this Agreement or any of the Company Documents and no written statement made by the Company to REG or Purchaser pursuant to this Agreement or any of the Company Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Without limiting the generality of the foregoing, there is no matter, fact or circumstance in the redacted portion of the Company's minutes provided to REG and Purchaser on or before the Effective Date that has or could reasonably be expected to have a Material Adverse Effect.
Section 4.26    Financial Advisors. Except as set forth on Company Disclosure Schedule 4.26, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the consummation of the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof. Any fees and expenses payable to Persons listed on Company Disclosure Schedule 4.26 shall be paid by the Company.
Section 4.27    Certain Payments. Neither the Company nor, to the Knowledge of the Company, any director, officer, employee, or other Person associated with or acting on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Company, (ii) to pay for favorable treatment for business secured by the Company, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Law, or (b) established or maintained any fund or asset with respect to the Company that has not be recorded in the books and records of the Company.
Section 4.28    Proxy Statement. The proxy statement relating to the Company Unitholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”) will not, on the date it is first mailed to unitholders of the Company, and at the time of the Company Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cooperate with REG in order that the Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act.
Section 4.29    The Company's Financial Condition. Except as set forth on Company Disclosure Schedule 4.29, no insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, in respect of the Company or any of its assets or properties are pending, and the Company has not made any assignment for the benefit of creditors, nor taken any action with a view to the institution of any such insolvency proceedings.
Section 4.30    Investment Representation. The Seller Note will be received by and acquired by the Company for investment for the Company's own account and not with a view to distribution of all or any part thereof, and the Company has no present intention of selling, granting any participation in, or otherwise distributing the Seller Note, except for transfer or distribution to a liquidating trust wherein the beneficiaries of the trust are members of the Company. The Company has had the opportunity to ask questions of and receive answers from the officers, directors, managers and controlling equity holders of REG and Purchaser regarding REG and Purchaser and the terms and conditions of the offering of the Seller Note and to obtain additional information necessary to verify the accuracy of the information supplied to the Company or to which it had access. The Company acknowledges that an investment in the Seller Note is speculative. The Company is able to fend for itself in the transactions contemplated by this Agreement and the Seller Note, can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Seller Note. The Company has not been organized for the purpose of acquiring the Seller Note. The Company understands that the Seller Note has not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance on such exemptions is predicated, in part, upon the accuracy of the Company's representations and warranties in this Section 4.30. The Company is familiar with Regulation D promulgated under the Securities Act and represents that it is an “accredited investor” as defined in Rule 501(a) of such Regulation D. The Company understands that, if and to the extent the Seller Note constitutes a “security” under the definition provided in the Securities Exchange Act of 1933, the Seller Note will be characterized as a “restricted security” under the federal securities laws inasmuch as it is being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described below. The Company represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Without in any way limiting the representations set forth above in this Section 4.30, the Company further agrees not to make any disposition of all or any portion of the Seller Note unless and until the transferee thereof has agreed in writing for the benefit of REG and Purchaser to be bound by this Section 4.30 to the extent this section is then applicable and either (a) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (b) the Company has notified REG and Purchaser of the proposed disposition and shall have furnished REG and Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by REG and Purchaser, the Company shall have furnished REG and Purchaser with an opinion of counsel, or other evidence, reasonably satisfactory to REG and Purchaser that such disposition will not require registration of the Seller Note under the Securities Act. The Company understands that the Seller Note will bear the following legend:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID NOTE, (ii) THE ISSUER RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS NOTE SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE ISSUER OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”
Section 4.31    No Other Warranties. EXCEPT FOR THOSE REPRESENATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE EXHIBITS HERETO, THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTY OF ANY KIND OF NATURE, EXPRESS OR IMPLIED, AS TO THE PURCHASED ASSETS, THE CONSTRUCTION OR

OPERATIONS OF THE PURCHASED ASSETS, OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACTUAL PRODUCTION CAPABILITY OF THE PURCHASED ASSETS OR THE ABILITY OF REG OR PURCHASER TO GENERATE OR SELL BIODIESEL OR OTHER PRODUCTS OR TO CONDUCT OTHER COMMERCIAL ACTIVITIES.

WITHOUT LIMITED THE FOREGOING, AND EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY, USAGE OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE OF THE PURCHASED ASSETS WITH ANY LAWS, INCLUDING ENVIRONMENTAL LAWS, OR AS TO THE CONDITION OF PURCHASED ASSETS OR ANY PART THEREOF, OR AS TO THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY UNDER ENVIRONMENTAL LAWS WITH RESPEC

EXCEPT FOR THE REPRESENATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE EXHIBITS HERETO, THE PURCHASED ASSETS ARE SOLD "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN ITS CONDITION ON THE CLOSING DATE "WITH ALL FAULTS."

WITHOUT LIMITING THE FOREGOING, EXCEPT FOR THE REPRESENATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE EXHIVITS HERETO, NO MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS BY THE COMPANY OR ITS REPRESENTATIVES, INCLUDING, WITHOUT LIMITATION, ANY INFORMATION OR MATERIAL CONTAINED IN THE DUE DILIGENCE MATERIALS, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE, OR QUALITY OF THE PURCHASED ASSETS.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF REG AND PURCHASER

Each of REG and Purchaser hereby represents and warrants to the Company as of the Effective Date as follows, except as set forth in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by REG and Purchaser to the Company simultaneously with the execution of this Agreement (the “REG Disclosure Schedule”):
Section 5.1    Organization and Good Standing. REG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Each of REG and Purchaser is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized could not have, or reasonably be expected to have, a Material Adverse Effect with respect to REG or Purchaser.

Section 5.2    Authorization of Agreement. Each of REG and Purchaser has full corporate or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by REG or Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by REG and Purchaser of this Agreement and each Purchaser Document and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors or Board of Managers, as applicable, of each of REG and Purchaser, and no other corporate action on behalf of REG or Purchaser is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by REG and Purchaser, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligations of REG and Purchaser, as applicable, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 5.3    Conflicts; Consents of Third Parties.
(a)    None of the execution and delivery by REG or Purchaser of this Agreement and of the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by REG and Purchaser with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or give rise to any obligation of REG or Purchaser to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in creation of any Liens upon any of the properties or assets of REG or Purchaser under any provision of (i) the Organizational Documents of REG or Purchaser; (ii) any Contract or Permit to which REG or Purchaser is a party or by which any of the properties or assets of REG or Purchaser are bound; (iii) any Order of any Governmental Authority applicable to REG or Purchaser or by which any of the properties or assets of REG or Purchaser are bound; or (iv) any applicable Law.
(b)    No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of REG or Purchaser in connection with (i) the execution and delivery of this Agreement or the Purchaser Documents, the compliance by REG or Purchaser with any of the provisions hereof or thereof, (ii) the consummation of the transactions contemplated hereby and thereby or the taking by REG or Purchaser of any other action contemplated hereby or thereby, or (iii) the continuing validity and effectiveness immediately following the Closing of any Contract or Permit of REG or Purchaser, except for such consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings or notifications that, if not obtained, made or given, would not, individually or in the aggregate, have a Material Adverse Effect with respect to REG or Purchaser.
Section 5.4    Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for REG or Purchaser in connection with the consummation of the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

ARTICLE VI
COVENANTS

Section 6.1    Access to Information. The Company shall afford to REG and Purchaser and its and their accountants, counsel, financial advisors, environmental consultants and other representatives, and to prospective lenders, placement agents and other financing sources and each of their respective representatives, reasonable access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to the following related to the operations of the Company: Company's respective properties and facilities (including all real property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon), Books and Records related to the operations, financial information (including working papers and data in the possession of the Company or its accountants, internal audit reports, and “management letters” from such accountants with respect to the Company's systems of internal control), Contracts, commitments and records and, during such period, shall furnish promptly such information concerning its operations, properties and personnel of the Company as REG or Purchaser shall reasonably request in connection with the transactions contemplated herein; provided, however, such investigation shall not unreasonably disrupt the Company's operations. The Company shall not be obligated to provide minutes, resolutions or discussions of the Board of Directors or management of the Company to the extent it is under confidentiality restrictions with third parties or involves discussions regarding the sale of the Company to REG or any other third party. Prior to the Closing, the Company shall generally keep REG and Purchaser informed as to all material matters involving its operations and business. The Company shall authorize and direct the appropriate directors, managers, officers and employees of the Company to discuss matters involving the operations and business of the Company with representatives of REG and Purchaser and their prospective lenders or placement agents and other financial sources. All nonpublic information provided to, or obtained by, any party hereto in connection with the transactions contemplated hereby shall be “Confidential Information” for purposes of the Confidentiality Agreement dated October 15, 2012 by and among REG and the Company (the “Confidentiality Agreement”), which Confidentiality Agreement shall survive the Closing pursuant to the terms thereof; provided that REG and the Company may disclose such information as may be necessary in connection with seeking necessary consents and approvals as contemplated hereby. Notwithstanding the foregoing, the Company shall not be required to disclose any information if such disclosure would contravene any applicable Law or any Contract which may restrict the Company's disclosure.
Section 6.2    Conduct of the Business Pending the Closing.
(a)    Except as otherwise expressly provided by this Agreement or with the prior written consent of REG, between the date hereof and the Closing, the Company shall:
(i)    conduct the Business only in the Ordinary Course of Business;
(ii)    use its Commercially Reasonable Efforts to (A) preserve the present business operations, organization (including officers and Employees) and goodwill of the Company and (B) preserve the present relationships with Persons having business dealings with the Company (including customers and suppliers);
(iii)    maintain (A) all of the assets and properties of, or used by, the Company consistent with past practice, and (B) insurance upon all of the assets and properties of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement;
(iv)    (A) maintain the books, accounts and records of the Company in the Ordinary Course of Business, and (B) comply with all contractual and other obligations of the Company;

(v)    comply with the capital expenditure plan of the Company for 2012 set forth on Company Disclosure Schedule 6.2(a)(v), including making such capital expenditures in the amounts and at the times set forth in such plan;
(vi)    comply in all material respects with all applicable Laws;
(vii)    take steps to renew all Permits in a timely manner prior to their lapse; and
(viii)    pay all maintenance and similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of all Intellectual Property of the Company.
(b)    Without limiting the generality of the foregoing, except as otherwise expressly provided by this Agreement or with the prior written consent of REG, the Company shall not:
(i)    (A) increase the salary or other compensation of any director or Employee of the Company except for normal year-end increases in the Ordinary Course of Business; (B) grant any bonus, benefit or other direct or indirect compensation to any Employee or director; (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, Employees, agents or representatives of the Company or otherwise modify or amend or terminate any such plan or arrangement; (D) enter into any employment, deferred compensation, stay bonus, severance, special pay, consulting, non-competition or similar agreement or arrangement with any directors or officers of the Company (or amend any such agreement) to which the Company is a party; or (E) pay or make any dividend or distribution of cash or other property with respect to the units or other equity interests of the Company;
(ii)    (A) create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness except (u) the Indebtedness related to the Permitted Exceptions, (x) the Indebtedness reflected in the Balance Sheet, (y) the Indebtedness incurred in the Ordinary Course of Business since the Balance Sheet Date, or (z) the Indebtedness set forth on Company Disclosure Schedule 4.5; (B) except in the Ordinary Course of Business, pay, prepay, accelerate, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by the Company; (C) materially modify the terms of any Indebtedness or other Liability; or (D) make any loans, advances of capital contributions to, or investments in, any other Person;
(iii)    voluntarily subject to any Lien or otherwise encumber any of the Purchased Assets;
(iv)    acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Purchased Assets of the Company;
(v)    except as provided in Section 6.6 hereof, enter into or agree to enter into any merger or consolidation with any Person, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any Person;
(vi)    cancel or compromise any debt or claim for an amount greater than $25,000, or waive or release any material right of the Company;

(vii)    enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any Liability to any labor organization with respect to any Employee;
(viii)    introduce any material change with respect to the operation of the Business, including any material change in the types, nature, composition or quality of products or services, or make any change in product specifications or prices or terms of distributions of such products;
(ix)    enter into any transaction or enter into, modify or renew any Contract;
(x)    enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Business, or the ability of REG or Purchaser, to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons;
(xi)    terminate, amend, restate, supplement or waive any rights under any (A) Material Contract, Real Property Lease, Personal Property Lease or Intellectual Property License or (B) Permit;
(xii)    settle or compromise any pending or threatened Legal Proceeding or any claim or claims for an amount greater than $25,000;
(xiii)    change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or fail to pay or delay payment of payables or other liabilities;
(xiv)    take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement;
(xv)    amend the operating agreement of the Company;
(xvi)    agree to materially increase Liabilities from the amounts set forth on the Balance Sheet except in the Ordinary Course of Business under loan or credit agreements or arrangements up to the maximum amounts and other terms as in effect on the date of this Agreement;
(xvii)    enter into any Material Contract; or
(xviii)    agree to do anything (A) prohibited by this Section 6.2, (B) that would make any of the representations and warranties of the Company in this Agreement or any of the Company Documents untrue or incorrect in any material respect or could result in any of the conditions to the Closing not being satisfied or (C) that could be reasonably expected to have a Material Adverse Effect with respect to the Company.
Section 6.3    Consents. REG, Purchaser and the Company shall each use its Commercially Reasonable Efforts to obtain at the earliest practicable date all consents, waivers, approvals and notices that are required to consummate, or in connection with, the transactions contemplated by this Agreement as set forth on Company Disclosure Schedule 6.3, including the consents, waivers, approvals and notices referred to in Section 4.3(b) and Section 5.3(b) hereof. All such consents, waivers, approvals and notices shall be in writing and in form and substance reasonably satisfactory to each party hereto, and executed counterparts of such consents, waivers and approvals shall be delivered to each party hereto promptly after receipt thereof, and copies of such notices shall be delivered to each party hereto promptly after the making thereof.

Section 6.4    Regulatory Approvals. Each of REG, Purchaser and the Company shall use their respective Commercially Reasonable Efforts to make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates for any regulatory approvals by Governmental Authority required with respect to the transactions contemplated hereby.
Section 6.5    Further Assurances. Each of the Company, REG and Purchaser shall use its Commercially Reasonable Efforts to take, or cause to be taken, all actions necessary or appropriate to fulfill its obligations under this Agreement, including, without limitation, execution and delivery of the bill of sale and other documents and instruments of transfer, deeds, consents, waivers and approvals, assignment and assumption agreements, power of attorney, and releases to which the Company, REG and/or Purchaser is a party.
Section 6.6    No Solicitation by the Company; Etc.
(a)    The Company shall, and shall cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and shall use Commercially Reasonable Efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company or its Representatives. The Company shall not, and shall cause its Representatives not to, directly or indirectly (i) solicit, initiate, cause, facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal; provided, however, that if after the date hereof the Board of Directors of the Company receives an unsolicited, bona fide written Takeover Proposal made after the date hereof in circumstances not involving a breach of this Agreement, and the Board of Directors of the Company reasonably determines in good faith that such Takeover Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and with respect to which such Board determines in good faith, after considering applicable provisions of state law and after consulting with and receiving the advice of outside counsel, that the taking of such action is necessary in order for such Board to comply with its fiduciary duties to the Company's unitholders under Iowa law, then the Company may, at any time prior to obtaining the Company Unitholder Approval (but in no event after obtaining the Company Unitholder Approval) and after providing REG not less than two (2) Business Days written notice of its intention to take such actions (A) furnish information with respect to the Company to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with the Company (which confidentiality agreement must be no less favorable to the Company (i.e., no less restrictive with respect to the conduct of such Person) than the Confidentiality Agreement), provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (2) the Company advises REG of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to REG all such information not previously provided to REG, and (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company's Representatives shall be deemed to be a breach of this Section 6.6 by the Company. The Company shall provide REG with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within 48 hours after the execution thereof.
(b)    In addition to the other obligations of the Company set forth in this Section 6.6, the Company shall promptly advise REG orally, and within 48 hours advise REG in writing after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to REG, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep REG fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide REG with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.
(c)    Except as expressly permitted by this Section 6.6(c), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to REG or Purchaser, the Company Board Recommendation or the approval or declaration of advisability by such Board of Directors of this Agreement and the transactions contemplated hereby or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize the Company to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 6.6(a)). Notwithstanding the foregoing, the Board of Directors of the Company may withdraw or modify the Company Board Recommendation if they determine such withdrawal or modification is necessary in the exercise of their fiduciary duties, or recommend a Takeover Proposal, if such Board determines in good faith that such Takeover Proposal is a Superior Proposal; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal until after the fifth (5th) Business Day following REG's receipt of written notice (unless at the time such notice is otherwise required to be given there are less than five (5) Business Days prior to the Company Unitholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable) from the Company (a “Company Adverse Recommendation Notice”) advising REG that the Board of Directors of the Company intends to make such Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Adverse Recommendation Notice and a new five (5) Business Day period (unless at the time such notice is otherwise required to be given there are less than five (5) Business Days prior to the Company Unitholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable)). In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the Board of Directors of the Company shall take into account (i) any changes to the terms of this Agreement proposed by REG in writing (in response to a Company Adverse Recommendation Notice or otherwise) and (ii) the amount of the Termination Fee and Expenses payable to REG hereunder in determining whether such third party Takeover Proposal still constitutes a Superior Proposal.
(d)    For purposes of this Agreement:
“Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than REG and its Subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company equal to fifteen percent (15%) or more of the Company's assets or to which fifteen percent (15%) or more of the Company's revenues or earnings are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of fifteen percent (15%) or more of any class of equity securities of the Company, (iii) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company; in each case, other than the transactions contemplated by this Agreement.
“Superior Proposal” means a bona fide written offer, obtained after the date hereof and not in breach of this Agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or all or substantially all of the assets of the Company, or to merge or consolidate with the Company, made by a third party, which is otherwise on terms and conditions which the Board of Directors of the Company determines in its good faith and reasonable judgment (after consultation with outside counsel and a financial advisor) to be more favorable to the Company's unitholders than the transactions contemplated by this Agreement, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by REG in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).
Section 6.7    Non-Competition; Non-Solicitation.
(a)    For a period from the Closing Date until the fifth (5th) anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the Business or that otherwise competes with the Business (a “Restricted Business”). The individuals listed on Company Disclosure Schedule 6.7(a) shall execute a Confidentiality and Noncompetition Agreement in the form attached hereto as Exhibit C. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that REG, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever.
(b)    For a period from the Closing Date to the fifth (5th) anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall: (i) cause, solicit, induce or encourage any Employees of the Company to leave employment with Purchaser or REG or hire, employ or otherwise engage any such individual; or (ii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former customer of the Company and any Person that becomes a client or customer of the Business after the Closing) or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship.
(c)    The covenants and undertakings contained in this Section 6.7 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.7 will cause irreparable injury to REG, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.7 will be inadequate. Therefore, REG will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.7. The rights and remedies provided by this Section 6.7 are cumulative and in addition to any other rights and remedies which REG may have hereunder or at law or in equity.
(d)    The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.7 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.
(e)    The Company shall use its Commercially Reasonable Efforts to obtain the agreement of the Subsidiaries of the Company to the provisions of this Section 6.7 in form and content reasonably satisfactory to REG.
(f)    As of the Closing and transfer to Purchaser of any rights the Company may have to the name “Soy Energy” or any combination thereof, Purchaser grants the Company the non-exclusive, limited, temporary license to continue to use the name “Soy Energy” for the sole and limited purpose of winding down, liquidating and dissolving its business without the Company engaging in any other activities prohibited by this Section 6.7 or otherwise.
Section 6.8    Preservation of Records. REG agrees that it shall preserve and keep the records held by it or its Affiliates relating to the Business for a period equal to the same period as it determines to be prudent for its own records of a similar type, but in no event less than the applicable statutes of limitation for federal and state income tax purposes with respect to tax records used or useful for tax and accounting purposes, and shall make such records and personnel available to the Company or its members as may be reasonably required by the Company or its members in connection with, among other things, preparation and filing of tax returns and related matters, any insurance claims by, legal proceedings against or governmental investigations of the Company or any of its Affiliates or members or in order to enable the Company to comply with its obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event REG wishes to destroy (or permit to be destroyed) such records after that time, REG shall first give ninety (90) days prior written notice to the Company and the Company shall have the right at its option and expense, upon prior written notice given to REG within that ninety-day period, to take possession of the records within one hundred eighty (180) days after the date of such notice.
Section 6.9    Publicity. None of the Company, REG or Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of REG, Purchaser or the Company, as applicable, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which REG or the Company lists securities; provided that, to the extent required by applicable Law, the party intending to make such release shall use its Commercially Reasonable Efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof. Notwithstanding the foregoing, REG, the Company and Purchaser each acknowledge and agree that the Company and REG may make any filing or disclosure required by the SEC upon execution of this Agreement without any advance notice to or consent by any other party.
Section 6.10    Environmental Matters.
(a)    The Company shall permit, at REG's expense, REG and REG's environmental consultant to conduct such investigations (including investigations known as “Phase I” Environmental Site Assessments and “Phase II” Environmental Site Assessments) of the environmental conditions of any real property owned, operated or leased by or for the Company and the operations thereat (subject to any limitations contained in valid, previously executed leases) as REG, in its reasonable discretion, shall deem necessary or prudent (“REG's Environmental Assessment”). REG's Environmental Assessment shall be conducted, at REG's expense, by a qualified environmental consulting firm, possessing reasonable levels of insurance, in compliance with applicable Laws and in a manner that minimizes the disruption of the operations of the

Company. REG shall provide copies of reports and results of all investigations conducted by or on behalf of REG promptly after receipt thereof. REG shall be responsible for the repair of any damage (except as a result of any pre-existing contamination) caused by such investigations and shall restore the affected property or reimburse the Company for such damage and the repair and restoration thereof as reasonably determined by the Company. REG shall indemnify the Company for any loss (except as a result of any pre-existing contamination), including claims of lessors and other parties, resulting from such investigations.
(b)    The Company shall promptly file or cooperate with REG in filing all materials required by Environmental Laws as a result of or in furtherance of the transactions contemplated hereunder, including, but not limited to any notifications or approvals required under environmental property transfer laws, and all requests required or necessary for the transfer or re-issuance of Environmental Permits required to conduct the Business after the Closing Date. REG shall cooperate in all reasonable respects with the Company with respect to such filings and Environmental permit activities.
Section 6.11    Monthly Financial Statements. As soon as reasonably practicable, but in no event later than forty-five (45) days after the end of each calendar month during the period from the date hereof to the Closing, the Company shall provide REG with (a) unaudited monthly financial statements, including the balance sheet and related statement of income and cash flows, of the Company (such statements to be prepared by the Company in accordance with GAAP consistent with past practice in each case without footnotes) and (b) operating or management reports (such reports to be in the form prepared by the Company in the Ordinary Course of Business) for such preceding month (such financial statements, the “Company Monthly Financial Statements”). The Company shall provide REG with the Closing Balance Sheet at Closing.
Section 6.12    Notification of Certain Matters. The Company shall give notice to REG and REG shall give notice to the Company, as promptly as reasonably practicable upon becoming aware of (a) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it to be untrue or inaccurate in any respect at any time after the date hereof and prior to the Closing, (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (c) the institution of or the threat of institution of any Legal Proceeding against the Company, REG or Purchaser related to this Agreement or the transactions contemplated hereby; provided, that the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.
Section 6.13    Preparation of the Proxy Statement; Unitholder and Stockholder Meetings.
(a)    As soon as practicable following the date of this Agreement, the Company shall prepare the Proxy Statement in cooperation with REG and Purchaser. The Company shall use its Commercially Reasonable Efforts to cause the Proxy Statement to be mailed to the unitholders of the Company as promptly as practicable. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company, without providing REG a reasonable opportunity to review and comment thereon. The Company shall deliver to REG any SEC comment letter the Company receives on the same date as receipt of such letter by the Company. REG shall complete its review and provide comments to any Proxy Statement, or any amendment or supplement thereto, within three (3) days of receipt. If at any time prior to the termination of the Agreement, any information relating to the Company or REG, or any of their respective Affiliates, directors or officers, should be discovered by the Company or REG which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the unitholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Proxy Statement.
(b)    The Company shall, as soon as practicable following the date of this Agreement subject to compliance with the requirements of the Company's operating agreement and applicable Law, establish a record date for, duly call, give notice of, convene and hold a special meeting of its unitholders (the “Company Unitholders Meeting”) for the purpose of obtaining the Company Unitholder Approval. Subject to Section 6.6(c) hereof, the Company shall, through its Board of Directors, recommend to its unitholders adoption of this Agreement (the “Company Board Recommendation”). The Proxy Statement shall include a copy of the Company Board Recommendation. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 6.13(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of the Company Board Recommendation or such Board of Directors' or such committee's approval of this Agreement; provided, further, however, that if the Board of Directors of the Company withdraws or modifies such recommendation due to any reason other than a reason or reasons arising from a Material Adverse Effect with respect to REG or Purchaser, the Company shall pay REG a Termination Fee to the extent provided for in Section 10.4.
Section 6.14    Transfer of Certificates of Title. At Closing, the Company shall deliver to Purchaser certificates of title to the assets listed on Company Disclosure Schedule 6.14 to be transferred to Purchaser.
Section 6.15    Updating of Schedules. From time to time prior to the Closing Date, REG, Purchaser and the Company shall promptly amend or supplement the Disclosure Schedules to reflect any events or circumstances that occur or arise between the date hereof and the Closing Date and that, if existing or occurring on the date of this Agreement, would have been required to be disclosed on such Schedule in order to make the representations and warranties of the respective party true and correct; provided, however, that no such amendment or supplement made by a party shall have any effect for the purpose of determining the satisfaction of the conditions to the obligations of the other party hereunder or excuse the breach of a covenant by a party hereunder.
Section 6.16    RFS2 Registration Transfer. The Company and Purchaser shall cooperate and take all necessary action in effecting the transfer of the RFS2 registration with respect to the Facility from the Company to the Purchaser prior to and after Closing, including but not limited to, use by Purchaser of the Company's RFS2 registration until issuance in Purchaser's name.
ARTICLE VII
EMPLOYEES AND EMPLOYEE BENEFITS

Section 7.1    Employment. Prior to the Closing, Purchaser shall deliver, in writing, an offer of employment on an “at will” basis to those Employees of the Company who Purchaser in its sole discretion selects and who are not covered by any of the Labor Contracts disclosed in Company Disclosure Schedule 4.15(a). The Employees who accept Purchaser's “at will” employment offer by the Closing Date are hereinafter referred to as the “Transferred Employees.” Subject to applicable Laws, after the Closing Date, Purchaser shall have the right to dismiss any or all Transferred Employees at any time, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefits provided to them).
Section 7.2    Standard Procedure. Pursuant to Section 4 of Revenue Procedure 2004-53 I.R.B. 2004-34, (a) Purchaser and the Company shall report on a predecessor/successor basis as set forth therein, (b) the Company will not be relieved from filing a Form W‑2 with respect to any Transferred Employees, and (c) Purchaser will undertake to file (or cause to be filed) a Form W‑2 for each such Transferred Employee only with respect to the portion of the year during which such Employees are employed by Purchaser that includes the Closing Date, excluding the portion of such year that such Employee was employed by the Company.
Section 7.3    Employee Benefits. Following the Closing, Purchaser shall provide the Transferred Employees with benefits under the existing employee benefit plans provided by REG immediately prior to the Closing (the “Purchaser Plans”). Purchaser shall cause Transferred Employees to be credited with service with the Company for vesting and eligibility under the Purchaser Plans. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring any compensation or employee benefit plans, programs or arrangements to continue to be maintained by Purchaser with respect to the Transferred Employees for any specified period after the Closing Date.
ARTICLE VIII
CONDITIONS TO CLOSING

Section 8.1    Conditions Precedent to Obligations of REG and Purchaser. The obligations of REG and Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by REG and Purchaser in whole or in part to the extent permitted by applicable Law):
(a)    the representations and warranties of the Company set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, in the event of any breach of a representation or warranty of the Company set forth in this Agreement, the condition set forth in this Section 8.1(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together could reasonably be expected to have a Material Adverse Effect on the Company;
(b)    the Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date;
(c)    there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect on the Company;
(d)    REG shall have received a certificate signed by the senior officer of the Company, in form and substance reasonably satisfactory to REG, dated the Closing Date, to the effect that each of the conditions specified above in Sections 8.1(a)-(c) have been satisfied in all respects;

(e)    with respect to each Owned Property, REG shall have received a binding commitment from a title company of REG's choice, the costs of which will be borne one-half by REG and one-half by the Company (except as provided in Section 2.3 with respect to Assumed Liabilities of Purchaser), to issue a policy of title insurance on such Owned Property, which shall show title thereto to be in the condition represented by the Company herein, shall contain exceptions only for Permitted Exceptions (all Liens, other than Permitted Exceptions, including all Liens set forth on Company Disclosure Schedule 4.10(a)(i)(A), being satisfied by the Company at or prior to Closing, and satisfactory evidence thereof provided to REG and its title company on or before Closing), and shall show no rights of occupancy or use by third parties other than tenants under Real Property Leases, no encroachments, and no gaps in the chain of title, the cost of the cure of which shall be borne by the Company;
(f)    REG shall have received, from REG's surveyor, an ALTA/ACSM Class A Land Title Survey with respect to each Owned Property, which reflects the location of all improvements and easements and that all improvements are located with the boundaries of the Owned Property and that no encroachments exist, the cost of which surveys shall be borne by REG;
(g)    the Company shall have delivered to REG's title company any certifications, gap and lien indemnities and title and survey affidavits, commonly delivered in transactions involving the sale of real property in which title insurance is purchased, as may be requested by the title company in connection with the issuance of title insurance for REG or its lenders, together with copies of formation documents, incumbency certificates, certificates of good standing and consents or resolutions as are reasonably requested by said title company;
(h)    there shall not be in effect any Order by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;
(i)    (i) the Company shall have obtained and delivered to Purchaser any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority set forth on Company Disclosure Schedule 4.3(b) required to be obtained or made in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby, and (ii) REG, Purchaser and the Company shall have obtained those consents, waivers and approvals referred to in Section 4.3(b) hereof in a form satisfactory to REG;
(j)    the Company Unitholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of the Company;
(k)    the Company shall have provided REG with an affidavit of non-foreign status of the Company that complies with Section 1445 of the Code (a “FIRPTA Affidavit”);
(l)    the Company shall have delivered, or caused to be delivered, to Purchaser a duly executed bill of sale in the form of Exhibit D hereto and other documents and instruments of transfer reasonably requested by Purchaser or Purchaser's title company;
(m)    the Company shall have delivered, or cause to be delivered, to Purchaser duly executed general warranty deeds in forms appropriate for each state in which Owned Real Property is located and, if requested by Purchaser, separate assignments for the Real Property Leases; provided, however, that the Company may deliver special warranty deeds in lieu of general warranty deeds for certain Owned Real Property if title insurance has been obtained for such Owned Real Property;

(n)    the Company shall have obtained the issuance, reissuance or transfer of all Permits (including Environmental Permits) set forth on Company Disclosure Schedule 4.17(b) which are potentially obtainable prior to the transfer of the Purchased Assets for Purchaser to conduct the operations of Business as of the Closing Date, and the Company shall have satisfied all property transfer requirements arising under Law, including Environmental Laws;
(o)    the Company shall have obtained the appropriate consents required under incentives from Governmental Authorities related to the Facility which are set forth on Company Disclosure Schedule 8.1(o) and REG shall have obtained the appropriate consents under incentives from Governmental Authorities related to its facilities;
(p)    the Company shall have delivered, or caused to be delivered, to Purchaser a duly executed assignment and assumption agreement in the form of Exhibit E hereto and duly executed assignments of the registrations and applications included in the Intellectual Property, in a form reasonably acceptable to Purchaser and suitable for recording in the U.S. Patent and Trademark Office, U.S. Copyright Office or equivalent foreign agency, as applicable, and general assignments of all other Intellectual Property;
(q)    the Company shall have delivered all instruments and documents necessary to release any and all Liens, other than Permitted Exceptions, on the Purchased Assets, including appropriate UCC financing statement amendments (termination statements);
(r)    the Company shall have delivered or, caused to be delivered, a duly executed Loan Agreement in form of Exhibit I hereto, Seller Security Agreement in the form of Exhibit J hereto and the Seller Mortgage in the form of Exhibit K hereto;
(s)    the Company shall have delivered, or caused to be delivered, a duly executed Confidentiality and Noncompetition Agreement in the form of Exhibit C hereto for all such individuals set forth on Company Disclosure Schedule 6.7(a);
(t)    the Company and Purchaser shall have received all necessary documents from OSM-REO FF, LLC with respect to the pay off of the Bank Debt and release of the related security and mortgage documents on the Purchased Assets;
(u)    Purchaser shall have obtained from the applicable Governmental Authority assurances reasonably satisfactory to Purchaser that a waste water permit will be issued with respect to the Facility on or before start-up of the Facility by Purchaser; and
(v)    Purchaser shall have obtained the right and license to use the operating system installed at the Facility containing representations and warranties as to its functionality for its intended purpose and otherwise in form and content reasonably satisfactory to Purchaser, and the Company shall have paid in full for such operating system.
(w)    to the reasonable satisfaction of REG and Purchaser, REG and Purchaser shall have had access to the subcontractors and suppliers involved in the construction of the Facility and their designs, drawings and related documentation and REG and Purchaser shall have approved and taken assignment of any intellectual property rights (without assuming any obligations) with respect to the Facility in order that REG and Purchaser are entitled to fully use and otherwise commercially exploit such rights in the Business without any infringement on the rights of any Person.
(x)    REG and Purchaser shall have been provided to their reasonable satisfaction in accordance with Section 6.1 an explanation for each redaction in the Company's minutes provided to REG and Purchaser.

Section 8.2    Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):
(a)    the representations and warranties of REG and Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, in the event of any breach of a representation or warranty of REG or Purchaser set forth in this Agreement, the condition set forth in this Section 8.2(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together could reasonably be expected to have a Material Adverse Effect on REG or Purchaser;
(b)    REG and Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by REG and Purchaser on or prior to the Closing Date;
(c)    the Company shall have received certificates signed by the Chief Executive Officer of each of REG and Purchaser, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that each of the conditions specified above in Sections 8.2(a) and (c) and the conditions specified in Sections 8.2(b) specifically applicable to REG or Purchaser have been satisfied in all respects;
(d)    there shall not be in effect any Order by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;
(e)    REG shall have obtained any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority set forth on REG Disclosure Schedule 5.3 required to be obtained or made by it in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and REG, Purchaser and the Company shall have obtained all consents, waivers and approvals referred to in Section 5.3(b) hereof in a form satisfactory to the Company;
(f)    the Company Unitholder Approval shall have been obtained in accordance with applicable Law and Organizational Documents of the Company;
(g)    the Purchaser shall have delivered, or caused to be delivered, to the Company a duly executed assignment and assumption agreement in the form of Exhibit E hereto related to the assumption by Purchaser of the Assumed Liabilities of the Company;
(h)    REG shall have delivered, or caused to be delivered, to the Company copies of all consents, waivers and approvals referred to in Section 8.2(e);
(i)    Purchaser shall have delivered, or caused to be delivered, to the Company, a duly executed Seller Note in the form of Exhibit H hereto, the Loan Agreement in the form of Exhibit I hereto, Seller Security Agreement in the form of Exhibit J and Seller Mortgage in the form of Exhibit K hereto;
(j)    the Company shall have received an opinion with respect to fairness to the Company Unitholders from a financial point of view of the transactions contemplated by this Agreement; and

(k)    the Company and Purchaser shall have received all necessary documents from OSM-REO FF, LLC with respect to the pay off of the Bank Debt and release of the related security and mortgage documents on the Purchased Assets.
ARTICLE IX
SURVIVAL; INDEMNIFICATION

Section 9.1    Survival.

(a)    All representations, warranties, covenants and obligations in the Agreement, the Company Disclosure Schedule, the REG Disclosure Schedule, the certificates delivered pursuant to Article VIII and any other certificate delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby, subject to Section 9.1(b).
(b)    Except for representations and warranties (i) in Sections 4.1, 4.2, 4.7, 5.1 and 5.2 hereof, which shall survive indefinitely, and (ii) in Section 4.9 which shall survive for the applicable tax law statute of limitations plus ninety (90) days, the representations and warranties contained in Articles IV and V (as modified by the Company Disclosure Schedule and REG Disclosure Schedule), shall survive for a period of twelve (12) months from the Closing Date. All covenants and other obligations of the parties hereto shall survive indefinitely.
Section 9.2    Indemnification in Favor of REG and Purchaser. Subject to the provisions of this Article IX , the Company, shall save, defend, indemnify and hold harmless REG, Purchaser, and their Representatives, successors and assigns of each of the foregoing (the “REG Indemnified Parties”) from and against any and all losses, damages, liabilities, deficiencies, claims, diminution of value, interest, awards, judgments, penalties, costs and expenses (including attorneys' fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the REG Indemnified Parties as a result of, arising out of or relating to:

(a)    any breach of any representation or warranty made by the Company in Article IV of this Agreement or in any exhibit, schedule, certificate or other document delivered by the Company pursuant hereto or in connection with the transactions contemplated hereby;
(b)    any breach of any covenant or agreement by the Company in this Agreement or any exhibit, schedule, certificate or other document delivered by the Company pursuant hereto or in connection with the transactions contemplated hereby;
(c)    any Liabilities of the Company but not including the Assumed Liabilities;
(d)    the clean-up of the HCL spill at the Facility in order to comply with applicable Law; and
(e)    the repair or modification of the grounding of processing equipment and tanks at the Facility in order comply with applicable Law.
Section 9.3    Indemnification by REG and Purchaser. Subject to the provisions of this Article IX, REG and Purchaser, jointly and severally, shall save, defend, indemnify and hold harmless the Company and its Representatives, successors and assigns (the “Company Indemnified Parties”) from and against any and all Losses asserted against, incurred, sustained or suffered by any of the Company Indemnified Parties as a result of, arising out of or relating to:

(a)    any breach of any representation or warranty made by REG or Purchaser contained in Article V of this Agreement or in any exhibit, schedule, certificate or other document delivered by REG or Purchaser pursuant hereto or in connection with the transactions contemplated hereby;
(b)    any breach of any covenant or agreement by REG or Purchaser contained in this Agreement or in any exhibit, schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby; and
(c)    any Assumed Liabilities.
Section 9.4    Third Party Claims.

(a)    In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Loss which involves a claim or demand made by any third Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver written notice thereof to the applicable Indemnifying Party; provided, however, that no delay or failure on the part of an Indemnified Party in notifying the Indemnifying Party, shall relieve an Indemnifying Party from its obligations hereunder unless the Indemnifying Party is thereby materially prejudiced (and then solely to the extent of such prejudice).
(b)    If the Indemnifying Party acknowledges, in writing, its obligation to indemnify the Indemnified Party against any and all Losses that may result from a Third Party Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 9.4(b), the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim. The Indemnifying Party shall, at the Indemnifying Party's expense, cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (i) involves a finding or admission of wrongdoing, (ii) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (iii) imposes equitable remedies or any obligation on the Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be indemnified hereunder.
(c)    The Indemnifying Party shall not be entitled to require that any action be made or brought against any other Person before action is brought or claim is made against it hereunder by the Indemnified Party.
(d)    Each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.
Section 9.5    Limits on Indemnification. Notwithstanding any provision of this Agreement to the contrary:
(a)    The Indemnified Party may not make a claim for indemnification under Section 9.2(a) or Section 9.3(a), as the case may be, for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period thereof specified in Section 9.1 with respect to such representation or warranty unless notice of such claim was provided to the Indemnifying Party prior to expiration of the applicable survival period.
(b)    Each Indemnified Party acknowledges and agrees that for purposes hereof, Losses shall be calculated based on the amount of Loss that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by an Indemnified Party from any third party with respect thereto.
(c)    The Company's obligations under Section 9.2 shall be subject to the following limitations:
(i)The Company shall not have any liability for Losses until the aggregate amount of all Losses relating thereto for which the Company would otherwise be required to provide indemnification exceeds on a cumulative basis an amount equal to $50,000, at which point the Company, subject to the other provisions of this Section 9.5(c), shall indemnify the Company for such Losses, but only to the extent such Losses exceed $50,000;

(ii)The Company shall not have any liability for Losses to the extent the aggregate amount of Losses relating thereto for which the Company would otherwise be required to provide indemnification exceeds on a cumulative basis an amount equal to $3,000,000.

(iii)The Company shall not have any liability for any incidental, punitive or consequential damages;

(d)    REG's and Purchaser's obligations under Section 9.3 shall be subject to the following limitations:

(i)
Neither REG nor Purchaser shall have any liability for Losses to be indemnified pursuant to Section 9.3(a) until the aggregate amount of all Losses relating thereto for which REG and Purchaser would otherwise be required to provide indemnification exceeds on a cumulative basis an amount equal to $50,000, at which point REG and Purchaser, subject to the other provisions of this Section 9.5(d), shall indemnify the Company for such Losses, but only to the extent such Losses exceed $50,000;

(ii)
Neither REG nor Purchaser shall have any liability for Losses to be indemnified pursuant to Section 9.3(a) to the extent the aggregate amount of Losses relating thereto for which REG and Purchaser would otherwise be required to provide indemnification exceeds on a cumulative basis an amount equal to $3,000,000.

(iii)	Neither REG nor Purchaser shall not have any liability for any incidental, punitive or consequential damages;

Section 9.6    Effect of Knowledge. Notwithstanding any provision contained in this Agreement or in any agreement or instrument contemplated hereby to the contrary, none of the REG Indemnified Parties or the Company Indemnified Parties shall be entitled to indemnity for any Losses arising out or relating to any breach of any representation or warranty contained in this Agreement or in any agreement or instrument contemplated hereby, if such party had Knowledge, as of the date hereof or as of the Closing, of all material facts or circumstances constituting such breach and, based upon such Knowledge, it could be then reasonably determined that such breach shall have occurred; provided, however, the right to indemnification, payment, reimbursement, or other remedy based upon any representation, warranty, covenant, or obligation under this Agreement or the agreements or instruments contemplated hereby will not otherwise be affected by any investigation conducted or any Knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, such representation, warranty, covenant, or obligation.

Section 9.7    Tax Treatment of Indemnity Payments. The parties hereto and each Indemnified Party and Indemnifying Party agree to treat any indemnity payment made pursuant to this Article IX as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes unless a contrary treatment is required under applicable Law.
Section 9.8    Set Off. Any Losses incurred by any of the REG Indemnified Parties for which they are entitled to indemnifications pursuant to Section 9.2 may be set off by Purchaser against any payments required to be made by Purchaser under the Seller Note. Any set off shall be against the next payments to be made by Purchaser under the Seller Note.
Section 9.9    Procedures Relating to Set Off and Indemnification Following the discovery of any facts or conditions that could reasonably be expected to give rise to a Loss or Losses for which indemnification of an REG Indemnified Party under Section 9.2 can be obtained, the REG Indemnified Party seeking indemnification under Section 9.2 shall provide written notice to the Company, setting forth the specific facts and circumstances in reasonable detail relating to such Loss or Losses, the amount of Loss or Losses (or a non-binding, reasonable estimate thereof if the actual amount is not known or not capable of reasonable calculation) and the specific Section(s) of this Agreement upon which the REG Indemnified Party is relying in seeking such indemnification (an “Indemnification Notice”). Pending resolution between the Company and Purchaser of the amount of the claim in an Indemnification Notice, any payments by Purchaser under the Seller Note up to the amount of the Loss or reasonably estimated Loss (the “Escrowed Funds”) shall be made to an escrow account with Fifth Third Bank (the “Escrow Agent”) and held until disbursed as provided below in this Section 9.9. If timely made to the Escrow Agent as provided in the Seller Note, such payment by the Purchaser to the Escrow Agent of the Escrowed Funds shall be deemed to satisfy the obligations of Purchaser for payment of such amounts under the Seller Note. If the Company does not object to the claim or its amount by written notice to Purchaser and the Escrow Agent given within thirty (30) days after the Indemnification Notice is deemed given by the Company, the Escrowed Funds shall be returned to Purchaser by the Escrow Agent and the payments due under the Seller Note offset by such amount. If the Company objects to the claim or its amount by written notice within such thirty (30) day period, the Escrow Agent shall not disburse the Escrowed Funds until the Escrow Agent has received either a written direction for disbursement, in whole or in part, to either the Company or Purchaser, executed by the Company and Purchaser or a final non-appealable order from a court of competent jurisdiction with respect to claim in the Indemnification Notice, whichever first occurs. The Company and Purchaser shall split equally any fees and expenses of the Escrow Agent and shall execute and deliver an escrow agreement with the Escrow Agent in form and content reasonably acceptable to Escrow Agent consistent with this Section 9.9. A REG Indemnified Party shall not be entitled to indemnification with respect to any matter as to which such REG Indemnified Party fails to provide an Indemnification Notice in accordance with this Section 9.9.

Section 9.10    Exclusive Remedy. Except for the Termination Fee and except for intentional misrepresentation or fraud, the sole and exclusive remedy and liability for Losses in connection with this Agreement shall be as set forth in this Article IX, and no other remedy for Losses shall be available pursuant to any contract, misrepresentation or tort theory or otherwise by any of the REG Indemnified Parties, or Company Indemnified Parties, all such other remedies for Losses being hereby expressly waived to the fullest extent permitted under applicable Law.
ARTICLE X
TERMINATION

Section 10.1    Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:
(a)    At the election of REG or the Company on or after September 30, 2013 (such date, as it may be extended under this Section 10.1(a), the “Termination Date”) if the Closing shall not have occurred by the close of business on such date; provided, that the terminating party is not in material default of any of its obligations hereunder; and provided further, that (A) either REG or the Company shall have the option to extend, from time to time, the Termination Date for additional periods of time, not to exceed sixty (60) days in the aggregate (or such longer period as REG and the Company may mutually agree) if all other conditions to the Closing are satisfied or capable of then being satisfied and the sole reason that the Closing has not been consummated is that the condition set forth in Sections 8.1(h), (i) or (j) or Sections 8.2(d), (e) or (f) has not been satisfied due to the failure to obtain the necessary consents and approvals under applicable Laws or an Order of a Governmental Authority of competent jurisdiction shall be in effect and REG, Purchaser and/or the Company are still attempting to obtain such necessary consents and approvals under applicable Laws, or are contesting (x) the refusal of the relevant Governmental Authority to give such consents or approvals, or (y) the entry of any such Order, in court or through other applicable proceedings; and (B) the right to terminate this Agreement pursuant to this Section 10.1(a) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated by the Termination Date;
(b)    by mutual written consent of REG, Purchaser and the Company;
(c)    by written notice from REG and Purchaser to the Company that there has been an event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Purchased Assets;
(d)    by REG, Purchaser or the Company if there shall be in effect a final nonappealable Order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations under this Agreement;
(e)    by REG or Purchaser, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.1(a) or 8.1(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen (15) days following receipt by the Company of notice of such breach from REG or Purchaser;

(f)    by the Company, if REG or Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of REG or Purchaser shall have become untrue, in any case such that the conditions set forth in Sections 8.2(a) or 8.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen (15) days following receipt by REG or Purchaser of notice of such breach from the Company;
(g)    by REG or Purchaser, if (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Board of Directors of the Company or any committee thereof (x) shall not have rejected any Takeover Proposal within fifteen (15) Business Days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by the Company's unitholders of a tender offer or exchange offer, which shall constitute a failure to reject such Takeover Proposal) or (y) shall have failed to publicly reconfirm the Company Board Recommendation within fifteen (15) Business Days after receipt of a written request from REG that it do so if such request is made following the making by any Person of a Takeover Proposal; or if (iii) a voluntary bankruptcy petition shall have been filed by the Company and is not discharged within sixty (60) days of the filing thereof or if (iv) an involuntary bankruptcy petition shall have been filed against the Company and is not discharged within sixty (60) days of the filing thereof;
(h)    by REG, Purchaser or the Company if the Company Unitholder Approval shall not have been obtained at the Company Unitholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right of the Company to terminate this Agreement under this Section 10.1(h) shall not be available to it if it has failed to comply in all material respects with its obligations under Section 6.6 or 6.13(b); and
(i)    by REG or Purchaser on or before June 1, 2013, if REG's Environmental Assessment (as defined in Section 6.10(a)) at the Company's properties shall have revealed any circumstances that could reasonably be expected to result in (A) the criminal prosecution of the Company or any director, officer or employee of the Company under Environmental Laws, (B) any suspension or closure of operations at the Company's properties or facilities or the revocation or termination of any Environmental Permits which has a Material Adverse Effect on the Company or (C) any Environmental Costs and Liabilities that, individually or in the aggregate, will or could reasonably be expected to exceed $50,000.
Section 10.2    Procedure upon Termination. In the event of termination and abandonment by REG, Purchaser or the Company, or all, pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by REG, Purchaser or the Company.
Section 10.3    Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to REG, Purchaser or the Company; provided, however, that:
(a) the obligations of the parties set forth in Section 10.4 and Article XII hereof shall survive any such termination and shall be enforceable hereunder; and
(b) nothing in this Section 10.3 shall relieve REG, Purchaser or the Company of any Liability for a breach of this Agreement prior to the effective date of such termination.

Section 10.4    Termination Fee.
(a)    (i)    In the event that this Agreement is terminated by REG or Purchaser pursuant to Section 10.1(g)(i), (ii), (iii) or (iv), then the Company shall pay to REG a termination fee of $1,000,000 in cash.
(ii)     In the event that this Agreement is terminated by REG, Purchaser or the Company pursuant to Section 10.1(h) and (A) the Company agrees to a sale to a third party within twelve (12) months of the Company Unitholder Meeting with such alternative sale proposal generally known to the Company Unitholders prior to the Company Unitholder Meeting, then the Company shall pay to REG a termination fee of $1,000,000 in cash; or (B) the Company agrees to a sale to a third party within twelve (12) months of the Company Unitholder Meeting, but such alternative sale proposal is not generally known to the Company Unitholders prior to the Company Unitholder Meeting, then the Company shall pay to REG a termination fee of $500,000 in cash.
Each of the foregoing fees shall herein be referred to as a “Termination Fee.”
(b)    Any payment required to be made pursuant to Section 10.4(a) (i) shall be made promptly following termination of this Agreement (and in any event not later than ten (10) Business Days after delivery of notice of demand for payment). Any payment required to be made pursuant to Section 10.4(a)(ii) shall be made on the closing of the sale to the third party. Any such payment pursuant to Section 10.4(a)(i) or (ii) shall be made by wire transfer of immediately available funds to an account to be designated by the receiving party.
(c)    In the event that a party shall fail to pay the Termination Fee required pursuant to Section 10.4 when due, such Termination Fee shall accrue interest for the period commencing on the date such Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York, from time to time during such period, as such bank's Prime Lending Rate, plus two percent (2%). In addition, if a party fails to pay such Termination Fee, that party shall also pay all of costs and expenses (including attorneys' fees and related charges) in connection with efforts to collect such Termination Fee. Each of the parties acknowledges that the Termination Fee and the other provisions of this Article X are an integral part of this Agreement and that, without these agreements, the parties would not enter into this Agreement.
(d)    Each of REG, Purchaser and the Company acknowledges and agrees that in the event of a breach of this Agreement, the payment of the Termination Fee shall not constitute the exclusive remedy available, and that the parties shall be entitled to the remedies set forth in Section 13.2, including injunction and specific performance, and all additional and other remedies available at law or in equity to which such party may be entitled.
ARTICLE XI
TAXES

Section 11.1    Transfer Taxes. The Company and REG/Purchaser shall each be responsible and pay one-half of any and all sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, gross receipts, registration, duty, or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable Law and (ii) timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to Transfer Taxes.

Section 11.2    Prorations. Except as provided in Section 2.3 with respect to Assumed Liabilities by Purchaser, (a) the Company shall bear all property tax liability with respect to the Purchased Assets, other than Owned Property, if the lien or assessment date arises prior to the Closing Date irrespective of the reporting and payment dates of such taxes; (b) all personal property taxes and similar recurring taxes and fees on the Purchased Assets, other than Owned Property, for taxable periods beginning before, and ending after, the Closing Date, shall be prorated between Purchaser and the Company as of the Closing Date and settled at Closing; (c) the Company (i) at or prior to the Closing will pay all real estate taxes due and payable on Owned Property in the fiscal year (July 1 - June 30) of Closing and any unpaid real estate taxes accrued for prior fiscal years on Owned Property; and (ii) at Closing will credit Purchaser for a proration of real estate taxes on Owned Property for the fiscal year of Closing but due and payable in the following fiscal year, such proration to be made as of the Closing Date and based on the amount(s) shown on public record on the Closing Date or, if such amount(s) is/are not based on the full assessment of any Owned Property improvements or such Owned Property's tax classification, the amount(s) will be based on the current millage rate and the assess value of such Owned Property and improvements, as shown on the applicable County assessor's records on the Closing Date, and in either case, any proration will take into account any abatement (the Company will be entitled to any rebate related to taxes paid by Company or which Purchaser receives a credit at Closing); and (d) Purchaser shall be responsible for all other taxes and fees on the Purchased Assets. Nothing in this Section will be construed to require the Company to pay or otherwise bear responsibility for any tax liability for which a third party is responsible. With respect to Taxes described in this Section 11.2, the Company shall prepare and timely file all Tax Returns due before the Closing Date with respect to such Taxes and Purchaser shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for Taxes, which are subject to proration under this Section 11.2 and such payment includes the other party's share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.
Section 11.3    Cooperation on Tax Matters. REG and the Company shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters.
ARTICLE XII
RISK OF LOSS

The risk of loss, damage or destruction to the Purchased Assets from fire or other casualty or cause, shall be borne by the Company at all times up to the Closing. It shall be the responsibility of the Company prior to the Closing to use reasonable commercial efforts to repair or cause to be repaired and to restore the affected property to its condition prior to any such loss, damage or destruction. In the event of any such loss, damage or destruction, subject to the consent of the Company's lender, the proceeds of any claim for any loss payable under any insurance policy with respect thereto shall be used to repair, replace or restore any such property to its former condition subject to the conditions stated below. In the event that property reasonably required for the normal operation of the Business is not repaired, replaced, or restored prior to the Closing, Purchaser, at its sole option, and as Purchaser's sole remedy with respect to any of the foregoing, upon written notice to the Company: (a) may elect to postpone Closing until such time as the property has been repaired, replaced, or restored, or (b) may elect to consummate the Closing and accept the property in its then condition, in which event the Company shall assign to Purchaser all proceeds of insurance theretofore, or to be, received, covering the property involved; and if Purchaser shall extend the time for Closing pursuant to clause (a) above, and the repairs, replacements, or restorations are not completed within sixty (60) days after the date on which all of the conditions set forth in Article VIII has been satisfied or waived (other than conditions by their nature are to be satisfied at Closing), Purchaser may, as its sole right and remedy, terminate this Agreement by giving written notice thereof to the Company, without any party having any Liability or obligation under or in respect of this Agreement.
ARTICLE XIII
MISCELLANEOUS

Section 13.1    Notices. All notices and communications hereunder shall be deemed to have been duly given, delivered or made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email; provided that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To REG or Purchaser:	Renewable Energy Group, Inc.
416 S. Bell Avenue, P.O. Box 888
Ames, Iowa 50010
Telephone: 515-239-8000
Facsimile: 515-239-8009
Attn: Daniel J. Oh, President and CEO

With copies to:	Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E. Lincolnway Street, Suite 200
Jefferson, Iowa 50129
Telephone: 515-386-3158
Facsimile: 515-386-8531
Attn: John A. Gerken

and to:	Nyemaster Goode, P.C.
700 Walnut Street, Suite 1600
Des Moines, IA 50309
Telephone: 515-283-3121
Facsimile: 515-283-3108
Attn: G. R. Neumann

To the Company:	Soy Energy, LLC
4172 19th Street SW
Mason City, IA 50401
Telephone: (641) 421-7590
Facsimile: (641) 421-7591
Attn: Chairman

With a copy to:	Brown Winick
666 Grand Avenue
Suite 2000 Ruan Center
Des Moines, IA 50309
Telephone: (515) 242-2400
Facsimile: (515) 323-8514
Attn: Thomas D. Johnson

Section 13.2    Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable harm for which monetary damages would not be an adequate remedy would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to other remedies to which they are entitled at Law or in equity, each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without the necessity of proving the inadequacy of monetary damages as a remedy. In the event of any breach of this Agreement (other than a breach of a representation or warranty), the non-breaching party shall be entitled to recover reasonable attorneys' fees and legal expenses incurred by it in connection with any litigation with respect to such breach.
Section 13.3    Amendment; Waiver. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by REG, Purchaser and the Company; provided, however, that after the Company Unitholder Approval has been obtained, no amendment shall be made which pursuant to applicable Law requires further approval by the Company's unitholders without such further approval. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 13.4    No Third Party Beneficiaries. The representations, warranties and covenants set forth herein are solely for the benefit of the parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein.
Section 13.5    Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
Section 13.6    Entire Agreement. This Agreement (including all recitals, Schedules and Exhibits hereto) and the Ancillary Agreements contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect after the Closing according to its terms.

Section 13.7    Public Disclosure. Notwithstanding anything to the contrary contained herein, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to this Agreement unless specifically approved in advance by each of REG, Purchaser and the Company except (a) as may be required to comply with the requirements of any applicable Law and the rules and regulations of any Government Entity, and (b) announcements and communications by REG or Purchaser subsequent to the Closing, which will not require mutual agreement or advance approval.
Section 13.8    Expenses. Except as otherwise expressly provided in this Agreement or the Ancillary Agreements, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby or thereby shall be borne by the party incurring such costs and expenses, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties.
Section 13.9    Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF IOWA, WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF IOWA. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, exclusively in the United States District Court for the Southern District of Iowa or any Iowa state court (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 13.1 of this Agreement. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.
Section 13.11    Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.
Section 13.12    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 13.13    Joint Authorship. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement will not apply to the construction and interpretation hereof.

Section 13.14 Bank Forbearance. This Agreement shall not be effective unless and until the written forbearance of OSM REO FF, LLC as holder of the Bank Debt has been obtained with respect to the Transaction and this Agreement; provided that if such forbearance is not obtained within seven (7) days of the Effective Date, this Agreement shall be terminated and of no further force or effect; and provided further, and notwithstanding Section 3.4 hereof, until such forbearance is obtained REG shall only be required to advance $100,000 to pay the accrued accounting fees of Boulay as provided in Section 3.4(a).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

RENEWABLE ENERGY GROUP, INC.	SOY ENERGY, LLC

By: /s/ Daniel J. Oh	By: /s/ Jeffrey N. Oestmann
Name: Daniel J. Oh	Name: Jeffrey N. Oestmann
Title: President and CEO	Title: President and CEO

REG MASON CITY, LLC

By: /s/ Daniel J. Oh
Name: Daniel J. Oh
Title: President

Signature Page to Asset Purchase Agreement

THIS SECURITY AGREEMENT AND THE OBLIGATIONS IT SECURES ARE (I) FULLY SUBORDINATE TO THE “SENIOR OBLIGATIONS” AS DEFINED IN THAT CERTAIN SUBORDINATION AGREEMENT DATED ON OR ABOUT MAY ___, 2013, BY AND AMONG THE DEBTOR, AS BORROWER, THE SECURED PARTIES, AS SUBORDINATED CREDITOR, AND OSM-REO FF, LLC, AS SENIOR CREDITOR, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND (II) SUBJECT IN THEIR ENTIRETY TO THE TERMS AND CONDITIONS OF SUCH SUBORDINATION AGREEMENT.

PURCHASER SECURITY AGREEMENT

1. GRANT OF SECURITY INTEREST. For value received, as security for the Obligations (as defined below) the undersigned (the "Debtor") hereby grants, creates, and provides to Renewable Energy Group, Inc. and REG Mason City, LLC (the "Secured Parties") a security interest in the property described in the paragraphs below:

a.	All of Debtor's inventory now owned or hereafter acquired;

b.
All of Debtor's accounts, Deposit Accounts, Investment Property, Letter of Credit Rights, Supporting Obligations, now existing or hereafter arising, together with all interest of Debtor in any goods, the sale or lease of which give rise to any of Debtor's accounts, and all chattel paper, documents and instruments relating to accounts;

c.	All of Debtor's general intangibles, now owned or hereafter acquired;

d.	All of Debtor's equipment now owned or hereafter acquired, other than such equipment described on Exhibit A to this Security Agreement; and

e.	All of Debtor's fixtures on the real estate described in Paragraph 3 below.

together with the proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of, to, and for all of the foregoing. Debtor will promptly deliver to Secured Parties, duly endorsed when necessary, all such chattel paper, documents and instruments and related guaranties, now on hand or hereafter received. All such property in which a security interest is granted is herein called the "Collateral."

2. OBLIGATIONS. The aforesaid security interests secure payment and performance of those obligations described in that certain Asset Purchase Agreement executed between the Debtor and the Secured Parties dated May 1, 2013 (the “Asset Purchase Agreement”), together with all other obligations of Debtor to the Secured Parties now existing or hereafter arising, whether direct or indirect, contingent or absolute and whether as maker or surety and including, but not limited to, future advances and amounts advanced and expenses and attorneys' fees incurred pursuant to this Security Agreement (the "Obligations").

3. REAL ESTATE. Any Collateral attached to, or grown upon, land (such as fixtures, crops, timber or minerals) will be grown upon or attached to the real estate constituting the biodiesel production facility owned by the Debtor located in Mason City, Iowa and defined as the “Facility” in the Asset Purchase Agreement to this Security Agreement.

4. COPY - FILING. A carbon, photocopy or other reproduction of this Security Agreement may be filed as a financing statement. For fixtures, timber or minerals, such a filing shall be filed for recording in the real estate records.

5. REPRESENTATIONS. Debtor represents, warrants and agrees:

a. All Collateral is bona fide and genuine and Debtor is authorized to grant a security interest in the Collateral, free and clear of all liens and encumbrances, except (i) the security interest created hereby, (ii) that security interest granted to OSM-REO FF, LLC (“OSM”) by Debtor pursuant to the terms of that certain Amended and Restated Loan Agreement (as amended and supplemented from time to time, the “Loan Agreement”) dated as of September 30, 2010 between such parties and the Security Documents and other Loan Documents (as such terms are defined in the Loan Agreement) (collectively, the “OSM Loan Documents”), which security interest is senior to the security interest granted herein, as evidenced by that certain Subordination Agreement dated on or about May __, 2013 by and among Debtor, Secured Parties and OSM-REO FF, LLC (as amended from time to time, the “Subordination Agreement”), and (iii) the Permitted Exceptions (as defined in the Asset Purchase Agreement).

b. Debtor's principal place of business is the address shown herein, and Debtor shall promptly give Secured Parties written notice of any change thereof, unless prior written consent of Secured Parties is obtained. All Collateral and all of the Debtor's business records are now kept, and shall continue to be kept, at such address.

c. Debtor is a limited liability company organized under the laws of the State of Iowa and Debtor's full and complete legal name is Soy Energy, LLC.

6. TERMINATION. Debtor and Secured Parties acknowledge and agree that this Security Agreement shall automatically terminate and cease to be of any further force and effect upon the closing of the transactions contemplated by the Asset Purchase Agreement. Upon termination of this Security Agreement, Secured Parties shall cause all financing statements filed against Debtor covering the Collateral to be terminated and released.

THIS AGREEMENT SPECIFICALLY INCLUDES ALL OF THE ADDITIONAL PROVISIONS SET FORTH BELOW AND ON PAGES 3 THROUGH 9 HEREOF. DEBTOR ACKNOWLEDGES RECEIPT OF A FULLY COMPLETED COPY OF THIS SECURITY AGREEMENT.

DATED_________________________	SOY ENERGY, LLC

By:______________________________
Debtor

Address of Secured Parties:	Address of Debtor:
Soy Energy, LLC
Renewable Energy Group, Inc.	4172 19th Street SW
416 S. Bell Avenue, P.O. Box 888	Mason City, Iowa 50401
Ames, Iowa 50010	Attention: Chairman
Attention: Daniel J. Oh

REG Mason City, LLC
416 S. Bell Avenue, P.O. Box 888
Ames, Iowa 50010
Attention: Daniel J. Oh

1. REPRESENTATIONS AND AGREEMENTS. Debtor represents and warrants to Secured Parties, and agrees that:

a. If a corporation or other business entity, Debtor is duly organized, existing, and is qualified and in good standing in all states in which it is doing business, and the execution, delivery and performance of this Security Agreement are within Debtor's powers, have been duly authorized, and are not in contravention of law or the terms of Debtor's charter, bylaws if any, or any indenture, agreement or undertaking to which Debtor is a party, or by which it is bound, except for the OSM Loan Documents. If an individual, Debtor is of legal age. Debtor will not change his, her or its name, or identity unless written notice is given in advance to Secured Parties.

b. Debtor, at its sole cost and expense, shall maintain the insurance required under the OSM Loan Documents, listing Secured Parties, subject to the rights of OSM under the OSM Loan Documents, as additional insureds. If the Collateral shall be damaged or destroyed by fire or other casualty, Debtor will promptly after the occurrence of such damage or destruction, give written notice thereof to the insurance carrier and to Secured Parties. All sums paid under any insurance policy required by this Security Agreement shall, at Secured Parties' election, be paid (subject to OSM's rights thereto under the OSM Loan Documents) to Secured Parties, which amounts collected shall be applied to amounts owed hereunder, whether or not matured. Secured Parties shall have no liability for any loss which may occur by reason of the omission or the lack of coverage of any such insurance.

c. Debtor shall at all times maintain Collateral which is tangible property in the same or better condition as it existed as of the date of this Security Agreement, defend at Debtor's expense all Collateral from all adverse claims and shall not use any of the Collateral for any illegal purpose.

d. Debtor shall (i) keep such books and records pertaining to the Collateral and to Debtor's business operations as shall be satisfactory to Secured Parties; (ii) permit representatives of Secured Parties at any time to inspect the Collateral and inspect and make abstracts from Debtor's books and records; and (iii) furnish to Secured Parties such information and reports regarding the Collateral and Debtor's business operations and its financial status, as Secured Parties may from time to time reasonably require. SECURED PARTIES ARE HEREBY AUTHORIZED TO REQUEST CONFIRMATION OF SUCH INFORMATION OR ADDITIONAL INFORMATION OF ANY KIND WHATSOEVER DIRECTLY FROM ANY THIRD PARTY HAVING DEALINGS WITH DEBTOR. SECURED PARTIES ARE FURTHER IRREVOCABLY AUTHORIZED TO ENTER DEBTOR'S PREMISES TO INSPECT THE COLLATERAL.

e. During the continuation of an event of default under this Security Agreement, Debtor shall give such notice in writing (including but not limited to notice of assignment or notice to pay Secured Parties directly) as Secured Parties may require at any time to any or all account debtors, with respect to accounts which are Collateral, and, if Secured Parties shall so request, deliver to Secured Parties copies of any and all such notices.

f. Debtor shall promptly transmit to Secured Parties all information that it may have or receive with respect to Collateral or with respect to any account debtor which might in any way affect the value of the Collateral or Secured Parties' rights or remedies with respect thereto.

g. Unless in default under this Security Agreement, Debtor may sell inventory in the ordinary course of business and consume any raw materials or supplies, the use and consumption of which are necessary to carry on Debtor's business. Debtor shall not otherwise consume, assign or transfer any Collateral without prior written consent of Secured Parties. The provision of this Security Agreement granting a security interest in proceeds shall not be construed to mean that Secured Parties consent to any sale or disposition of any Collateral.

h. Debtor shall pay when due all taxes, assessments, and any other governmental levy which is, or may be, levied against any Collateral (except for taxes that are being contested in good faith or are in an amount less than $25,000 in the aggregate), and shall otherwise maintain the Collateral free of all liens, charges, and encumbrances (except liens set forth herein and the security interest created hereby and any Permitted Liens). “Permitted Liens” shall mean the following: (i) the security interest granted to OSM-REO FF, LLC by Debtor pursuant to the terms of the OSM Loan Documents; (ii) liens (other than liens relating to environmental liabilities or ERISA) for taxes, assessments, or other governmental charges that are not more than thirty (30) days overdue or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued; (iii) liens of warehousemen, carriers, landlords, mechanics, materialmen, or other similar statutory or common law liens securing obligations that are not yet due and are incurred in the ordinary course of business or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued; (iv) liens resulting from good faith deposits to secure payments of workmen's compensation unemployment insurance, or other social security programs or to secure the performance of tenders, leases, statutory obligations, surety, customs and appeal bonds, bids or contracts; (v) any attachment or judgment lien not constituting an event of default under this Security Agreement or liens arising from filing UCC financing statements regarding leases not prohibited by this Security Agreement; (vi) Permitted Exceptions (as defined in the Asset Purchase Agreement); or (vii) liens or security interests arising from loans made to Debtor, but only if the lender of any such loan shall have entered into a subordination agreement with Secured Parties in a form satisfactory to Secured Parties before such loans are made to Debtor.

i. Debtor shall not store any Collateral with any warehouseman without Secured Parties' consent.

j. Debtor shall promptly, unless Secured Parties shall waive such requirement in writing, deliver to Secured Parties all certificates of title, if any, (or any other documents evidencing title) to all Collateral with such proper notations, assignments or endorsements as may be necessary or appropriate to create, preserve or perfect Secured Parties' security interest in the Collateral.

k. Debtor shall, at its cost and expense, execute, deliver, file or record (in such manner and form as Secured Parties may require) any assignment, financing statement or other paper that may be necessary or desirable, or that Secured Parties may request, in order to create, preserve or perfect any security interest granted hereby or to enable Secured Parties to exercise and enforce their rights hereunder or under any Collateral. Secured Parties are further granted the power, coupled with an interest, to sign on behalf of Debtor as attorney-in-fact and to file one or more financing statements under the Uniform Commercial Code naming Debtor as debtor and Secured Parties as Secured Parties and describing the Collateral herein specified.

2. EXPENSES. Debtor upon demand shall pay to Secured Parties forthwith the amounts of all expenses, including reasonable attorneys' fees and legal expenses, incurred by Secured Parties in seeking to collect any sums secured hereunder or to enforce any rights in the Collateral. Such amounts shall be secured hereby, and if not paid on demand shall bear interest at the highest rate payable on any of the Obligations.

3. COLLECTION AUTHORITY ON ACCOUNTS. Debtor hereby irrevocably appoints Secured Parties its true and lawful attorney, with full power of substitution, in Secured Parties' name, Debtor's name or otherwise, for Secured Parties' sole use and benefit, but at Debtor's cost and expense, to exercise, if Secured Parties shall elect after an event of default has occurred (whether or not Secured Parties then elect to exercise any other of their rights arising upon default) all or any of the following powers with respect to all or any accounts which are Collateral:

a. To execute on Debtor's behalf assignments of any or all accounts which are Collateral to Secured Parties, and to notify account debtors thereunder to make payments directly to Secured Parties;

b. To demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof;

c. To receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Parties in connection therewith;

d. To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

e. To sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof or the relative goods, as fully and effectually as if Secured Parties were the absolute owner thereof; and

f. To extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

Any funds collected pursuant to such powers shall be applied to the payment of the Obligations. The exercise by Secured Parties of, or failure to so exercise, any of the foregoing authority, shall in no manner affect Debtor's liability to Secured Parties on any of the Obligations. Secured Parties shall be under no obligation or duty to exercise any of the powers hereby conferred upon them and they shall be without liability for any act or failure to act in connection with the collection of or the preservation of any rights under any such accounts. Secured Parties shall not be bound to take any steps necessary to preserve rights in any instrument or chattel paper against prior parties.

    4. SET OFF. In the event of default hereunder, Secured Parties, at their option at any time, and without notice to Debtor, may apply against the Obligations any property of Debtor held by Secured Parties. As additional security for payment of the Obligations, Debtor hereby grants to Secured Parties a security interest in any funds or property of Debtor now or hereafter in possession of Secured Parties and with respect thereto Secured Parties will have all rights and remedies herein specified.

    5. WAIVER. Debtor waives protest, notice of dishonor, and presentment of all commercial paper at any time held by Secured Parties on which Debtor is in any way liable, notice of non-payment at maturity of any account or chattel paper, and notice of any action taken by Secured Parties except where notice is expressly required by this Security Agreement or cannot by law be waived.

     6. DEFAULT. Debtor will be in default upon the occurrence of any of the following events: (a) failure to make the payment, when due and payable of any of the Obligations (subject to any applicable cure periods), (b) failure of the performance of any obligation or covenant contained or referred to herein, (c) any warranty, representation or statement made or furnished to Secured Parties by or on behalf of Debtor proves to have been false in any material respect when made or furnished (d) any event which results in the acceleration of the maturity of the indebtedness of Debtor or any guarantor or co-maker of any of the Obligations to others under any indenture, agreement or undertaking; (e) the Collateral shall be materially damaged or destroyed by fire or other casualty, with the loss not adequately covered by insurance, except to the extent Debtor agrees to fund any uninsured portion of the loss, or the making of any levy, seizure of attachment thereof or thereon; or (f) death of, dissolution of, termination of existence of, insolvency of, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against, Debtor or any guarantor or co-maker of any of the Obligations if, in the case of any such proceeding commenced against it (but not commenced by it) either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding shall occur.

In any such event Secured Parties may at their option declare any or all of the Obligations to be due and payable and such sums shall then be due and payable immediately, without notice or demand.

    7. RIGHTS AND REMEDIES ON DEFAULT. Subject to the terms and conditions of the Subordination Agreement, after the occurrence of any event of default, Secured Parties may exercise at any time and from time to time any rights and remedies available to them under applicable law, including but not limited to the right to sell, lease or otherwise dispose of the Collateral and the right to take possession of the Collateral. FOR THAT PURPOSE SECURED PARTIES MAY ENTER UPON ANY PREMISES ON WHICH THE COLLATERAL OR ANY PART THEREOF MAY BE SITUATED AND REMOVE IT. Secured Parties may require Debtor to assemble the Collateral and make it available at a place to be designated by Secured Parties which is reasonably convenient to both parties. If at the time of repossession any of the Collateral contains other personal property not included in the Collateral, Secured Parties may take such personal property into custody and store it at the risk and expense of Debtor. Debtor agrees to notify Secured Parties within forty-eight (48) hours after repossession of the Collateral of any such other personal property claimed, and failure to do so will release Secured Parties and their representatives from any liability for loss or damage thereto. Any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is given at least ten (10) days before the time of such disposition. Any proceeds of any disposition by Secured Parties of any of the Collateral may be applied by it to the payment of expenses in connection with the Collateral, including but not limited to repossession expenses and reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be then applied against the Obligations and other amounts secured hereby in such order of application as Secured Parties may elect.

8. GENERAL.

a. Secured Parties may, as their option, pay any tax, assessment, or other governmental levy, or insurance premium or any other expense or charge relating to Collateral which is payable by Debtor (and not timely paid by it), and further may pay any filing or recording fees. Any amount or amounts so paid, with interest thereon at the highest rate payable on any of the obligations (from the date of payment until repaid) shall be secured hereby and shall be payable upon demand.

b. Secured Parties shall not be deemed to have waived any of their rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Parties. No delay or omission on the part of Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

c. Any notice, if mailed, shall be deemed given when mailed postage prepaid, addressed to Debtor at its address shown above (which Debtor may change from time to time upon delivery of notice to Secured Parties, which shall be deemed given when mailed postage prepaid addressed to Secured Parties at their addresses shown above), or at any other address of Debtor appearing on Secured Parties' records.

d. Covenants, representations, warranties and agreements herein set forth shall be binding upon Debtor, its legal representatives, successors and assigns. This Security Agreement may be assigned by Secured Parties and all rights and privileges of Secured Parties under this Security Agreement shall then inure to the benefit of their respective successors and assigns.

e. If any provision of this Security Agreement shall be for any reason held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

f. If Debtor is a guarantor, endorser, co-maker, or an accommodation party with respect to the Obligations, Debtor hereby waives the benefit of any and all defenses and claims of damage which are dependent upon Debtor's character as a party other than the maker. Each party to any of the Obligations hereby consents to and waives notice of (1) any and all extensions (whether or not for longer than the original period) granted as to the time of payment of any or all of the Obligations, and (2) any renewal of any or all of the Obligations.

g. This Security Agreement and all rights and duties hereunder, including but not limited to all matters of construction, validity, and performance, shall be governed by the law of Iowa.

h. Unless otherwise defined or the context otherwise requires, all terms used herein which are defined in the Iowa Uniform Commercial Code shall have the meanings therein stated. The rights and remedies herein conferred upon Secured Parties shall be in addition to, and not in substitution or in derogation of, rights and remedies conferred by the Iowa Uniform Commercial Code and other applicable law.

i. All words and phrases used herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, as the context may require.

j. Captions are inserted for convenience only and shall not be taken as altering the text.

9. CERTIFICATION.

a. Secured Parties and Debtor each certify that they are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order of the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

EXHIBIT A TO SECURITY AGREEMENT

[description of equipment excluded from the security interest]

That certain equipment that is subject to a first-priority lien in favor of Farmers State Bank of Marcus, Iowa, which is identified as follows: (i) one (1) Westfalia Separator; Type: RTC 150-01-576; Machine Serial No.: 1726-854; Bowl Serial No.: 1726-854; and (ii) one (1) 24,000 Lb/Hr (200 PSIG Design) Pellet Fired Boiler System.

PURCHASER MORTGAGE

Recorder's Cover Sheet

Preparer Information: (name, address and phone number)
Robert Andeweg
700 Walnut Street, Suite 1600
Des Moines, IA 50309
Phone: (515) 283-3106

Taxpayer Information: (name and complete address)
Soy Energy, LLC
4172 19th Street SW
Mason City, IA 50401

Return Document To: (name and complete address)
Robert Andeweg
700 Walnut Street, Suite 1600
Des Moines, IA 50309
Phone: (515) 283-3106

Grantors:
Soy Energy, LLC

Grantees:
Renewable Energy Group, Inc.
REG Mason City, LLC

Legal Description: See Exhibit “A”

Document or instrument number of previously recorded documents:

THIS MORTGAGE AND THE OBLIGATIONS IT SECURES ARE (I) FULLY SUBORDINATE TO THE “SENIOR OBLIGATIONS” AS DEFINED IN THAT CERTAIN SUBORDINATION AGREEMENT DATED ON OR ABOUT MAY ___, 2013, BY AND AMONG THE MORTGAGOR, AS BORROWER, THE MORTGAGEES, AS SUBORDINATED CREDITOR, AND OSM-REO FF, LLC, AS SENIOR CREDITOR, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND (II) SUBJECT IN THEIR ENTIRETY TO THE TERMS AND CONDITIONS OF SUCH SUBORDINATION AGREEMENT.

PURCHASER MORTGAGE

THIS PURCHASER MORTGAGE is made by and among Soy Energy, LLC, an Iowa limited liability company, (the "Mortgagor") and Renewable Energy Group, Inc., a Delaware Corporation, and REG Mason City, LLC, an Iowa limited liability company (the "Mortgagees").

1. Grant of Mortgage and Security Interest. Mortgagor hereby sells, conveys and mortgages unto Mortgagees, and grants a security interest to Mortgagees in the following described property:

a. Land and Buildings. All of Mortgagor's right, title and interest in and to certain real estate situated in Cerro Gordo County, Iowa (the "Land") described with particularity in Exhibit A to this Mortgage; and all buildings, structures and improvements now standing or at any time hereafter constructed or placed upon the Land (the "Buildings"), including all hereditaments, easements, appurtenances, riparian rights, mineral rights, water rights, rights in and to the lands lying in streets, alleys and roads adjoining the land, estates and other rights and interests now or hereafter belonging to or in any way pertaining to the Land.

b. Personal Property. All fixtures and other personal property integrally belonging to, or hereafter becoming an integral part of the Land or Buildings. whether attached or detached, including but not limited to, light fixtures, shades, rods, blinds, Venetian blinds, awnings, storm windows, screens, linoleum, water softeners, automatic heating and air-conditioning equipment and all proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs. replacements and substitutes of, to, and for the foregoing (the "Personal Property").

c. Revenues and Income. All rents, issues, profits, leases, condemnation awards and insurance proceeds now or hereafter arising from the ownership, occupancy or use of the Land, Buildings and Personal Property, or any part thereof (the "Revenues and Income").

TO HAVE AND TO HOLD the Land, Buildings, Personal Property and Revenues and Income (collectively called the "Mortgaged Property"), together with all privileges, hereditaments thereunto now or hereafter belonging, or in any way appertaining and the products and proceeds thereof, unto Mortgagees, and their respective successors and assigns. Notwithstanding the foregoing, Excluded Assets (as defined in the Asset Purchase Agreement, as such term is defined below) are excluded from the definition of Mortgaged Property and not within the scope of this Mortgage.

2. Obligations. This Mortgage secures the following (hereinafter collectively referred to as the "Obligations"):

a. The payment and performance of those obligations described in that certain Asset Purchase Agreement dated as of May 1, 2013 by and among Mortgagor and Mortgagees (the “Asset Purchase Agreement”), and any renewals, extensions, modifications or refinancing thereof and any promissory notes issued in evidence thereof; and

b. All other obligations of Mortgagor to Mortgagees, now existing or hereafter arising, whether direct or indirect, contingent or absolute and whether as maker or surety, including, but not limited to, future advances and amounts advanced and expenses incurred by Mortgagees pursuant to this Mortgage.

3. Representations and Warranties of Mortgagor. Mortgagor represents, warrants and covenants to Mortgagees that (i) Mortgagor holds clear title to the Mortgaged Property and title in fee simple in the Land; (ii) Mortgagor has the right, power and authority to execute this Mortgage and to mortgage, and grant a security interest in the Mortgaged Property; (iii) the Mortgaged Property is free and clear of all liens and encumbrances, except for (A) such liens and encumbrances granted by Mortgagor to OSM-REO FF, LLC (“OSM”) pursuant to the terms of that certain Amended and Restated Loan Agreement (as amended and supplemented from time to time, the “Loan Agreement”) dated as of September 30, 2010 and the Security Documents and other Loan Documents (as such terms are defined in the Loan Agreement) (the “Senior Lien”), which liens and encumbrances are senior to the lien and security interest granted herein, as evidenced by that certain Subordination Agreement dated on or about May __, 2013 by and among Mortgagor, Mortgagees and OSM-REO FF, LLC (as amended from time to time, the “Subordination Agreement”), (B) those permitted encumbrances set forth on Exhibit B hereto, (C) the Permitted Exceptions (as defined in the Asset Purchase Agreement) and (D) liens or security interests arising from loans made to Mortgagor, other than those loans made by OSM in connection with the Senior Lien, but only if the lender of any such loans shall have entered into a subordination agreement with Mortgagees in a form reasonably satisfactory to Mortgagees before such loans are made to Mortgagor; (iv) other than such liens and encumbrances set forth in subparagraph (iii) herein, Mortgagor will warrant and defend title to the Mortgaged Property and the lien and priority of this Mortgage against all claims and demands of all persons, whether now existing or hereafter arising; (v) all buildings and improvements now or hereafter located on the Land are, or will be, located entirely within the boundaries of the Land; and (vi) Mortgagor is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order of the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Mortgagor hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification.

4. Payment and Performance of the Obligations. Mortgagor will pay all amounts payable under the Obligations in accordance with the terms of the Obligations when and as due and will timely perform all other obligations of Mortgagor under the Obligations. The provisions of the Obligations are hereby incorporated by reference into this Mortgage as if fully set forth herein.

5. Taxes. Mortgagor shall pay each installment of all taxes and special assessments of every kind, now or hereafter levied against the Mortgaged Property before the same become delinquent, without notice or demand, and shall deliver to Mortgagees proof of such payment within fifteen (15) days after the date in which such tax or assessment becomes delinquent.

6. Liens. Mortgagor shall not create, incur or suffer to exist any lien, encumbrance, security interest or charge on the Mortgaged Property or any part thereof which might or could be held to be equal or prior to the lien of this Mortgage, other than the Senior Lien, Permitted Exceptions, the Permitted Encumbrances set forth on Exhibit “B” and the lien of current real estate taxes and installments of special assessments with respect to which no penalty is yet payable. Mortgagor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Mortgaged Property.

7. Compliance with Laws. Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use thereof.

8. Permitted Contests. Mortgagor shall not be required to (i) pay any tax, assessment or other charge referred to in paragraph 5 hereof, (ii) discharge or remove any lien, encumbrance or charge referred to in paragraph 6 hereof, or (iii) comply with any statute, law, rule, regulation or ordinance referred to in paragraph 7 hereof, so long as Mortgagor shall contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of Mortgagor's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrances or charge so contested, (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof, and (C) any interference with the use or occupancy of the Mortgaged Property or any part thereof. Mortgagor shall give prompt written notice to Mortgagees of the commencement of any contest referred to in this paragraph 8.

9. Care of Property. Mortgagor shall take good care of the Mortgaged Property; shall keep the Buildings and Personal Property now or later placed upon the Mortgaged Property in good and reasonable repair and shall not injure, destroy or remove either the Buildings or Personal Property during the term of this Mortgage. Mortgagor shall not make any material alteration to the Mortgaged Property without the prior written consent of Mortgagees.

10. Insurance. a. Mortgagor, at its sole cost and expense, shall maintain the insurance required under the Senior Lien, listing Mortgagees, subject to the rights of OSM under the Senior Lien, as additional insureds.

b. Policy Provisions. To the extent not required by the Senior Lien, all insurance policies and renewals thereof maintained by Mortgagor pursuant to this Mortgage shall contain an agreement of the insurer that it will not amend, modify or cancel the policy except after thirty (30) days prior written notice to Mortgagees.

c. Delivery of Policy or Certificate. If requested by Mortgagees, Mortgagor will deliver to Mortgagees original policies satisfactory to Mortgagees evidencing the insurance which is required under this Mortgage, and Mortgagor shall promptly furnish to Mortgagees all renewal notices and, upon request of Mortgagees, evidence of payment thereof. At least ten (10) days prior to the expiration date of a required policy, Mortgagor shall deliver to Mortgagees a renewal policy in form satisfactory to Mortgagees.

d. Assignment of Policy. If the Mortgaged Property is sold at a foreclosure sale or if Mortgagees shall acquire title to the Mortgaged Property, Mortgagees, subject to OSM's rights under the Senior Lien, shall have all of the right, title and interest of Mortgagor in and to any insurance policies required hereunder, and the unearned premiums thereon, and in and to the proceeds thereof resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

e. Notice of Damage or Destruction; Adjusting Loss. If the Mortgaged Property or any part thereof shall be damaged or destroyed by fire or other casualty, Mortgagor will, within five (5) calendar days after the occurrence of such damage or destruction, give written notice thereof to the insurance carrier and to Mortgagees.

f. Application of Insurance Proceeds. All sums paid under any insurance policy required by this Mortgage shall be paid, subject to OSM's rights thereto under the Senior Lien, to Mortgagees, which shall, at their option, apply the same (after first deducting therefrom Mortgagees' expenses incurred in collecting the same including but not limited to reasonable attorney's fees) to the reduction of the

Obligations or to the payment of the restoration, repair, replacement or rebuilding of Mortgaged Property that is damaged or destroyed in such manner as Mortgagees shall determine and secondly to the reduction of the Obligations. Any application of insurance proceeds to principal of the Obligations shall not extend or postpone the due date of the installments payable under the Obligations or change the amount of such installments.

g. Reimbursement of Mortgagees' Expenses. Mortgagor, subject to the rights of OSM, shall promptly reimburse Mortgagees upon demand for all of Mortgagees' reasonable expenses incurred in connection with the collection of the insurance proceeds, including but not limited to reasonable attorneys fees, and all such expenses shall be additional amounts secured by this Mortgage.

11. Inspection. Mortgagees, and their agents, shall have the right at all reasonable times, to enter upon the Mortgaged Property for the purpose of inspecting the Mortgaged Property or any part thereof. Mortgagees shall, however, have no duty to make such inspection. Any inspection of the Mortgaged Property by Mortgagees shall be entirely for their benefit and Mortgagor shall in no way rely or claim reliance thereon.

12. Protection of Mortgagees' Security. Subject to the rights of Mortgagor under paragraph 8 hereof, if Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of the Mortgagees therein, or the title thereto, then Mortgagees, at Mortgagees' option, may perform such covenants and agreements, defend against or investigate such action or proceeding, and take such other action as Mortgagees deems necessary to protect Mortgagees' interest. Any amounts or expenses disbursed or incurred by Mortgagees in good faith pursuant to this paragraph 12 with interest thereon at the rate of 9% per annum, shall become an Obligation of Mortgagor secured by this Mortgage. Such amounts advanced or disbursed by Mortgagees hereunder shall be immediately due and payable by Mortgagor unless Mortgagor and Mortgagees agree in writing to other terms of repayment. Mortgagees shall, at their option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Obligations or by Mortgagees under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing contained in this paragraph shall require Mortgagees to incur any expense or do any act hereunder, and Mortgagees shall not be liable to Mortgagor for any damage or claims arising out of action taken by Mortgagees pursuant to this paragraph.

13. Condemnation. Mortgagor shall give Mortgagees prompt notice of any action, actual or threatened, in condemnation or eminent domain and hereby assign, transfer and set over to Mortgagees the entire proceeds of any award or claim for damages for all or any part of the Mortgaged Property taken or damaged under the power of eminent domain or condemnation. Mortgagees is hereby authorized to intervene in any such action in the names of Mortgagor, to compromise and settle any such action or claim, and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Any expenses incurred by Mortgagees in intervening in such action or compromising and settling such action or claim, or collecting such proceeds shall be reimbursed to Mortgagees first out of the proceeds. The remaining proceeds or any part thereof shall be applied to reduction of that portion of the Obligations then most remotely to be paid, whether due or not, or to the restoration or repair of the Mortgaged Property, the choice of application to be solely at the discretion of Mortgagees.

14. Fixture Filing. From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to the Personal Property and for this purpose the name and address of the debtor is the name and address of Mortgagor as set forth in paragraph 20 herein and the name and address of the secured party is the name and address of the Mortgagees as set forth in paragraph 20 herein. Mortgagor by signing this Mortgage authorizes Mortgagees to file such financing statements, amendments or continuation statements, either before, on or after the date hereof, as Mortgagees deem necessary to perfect or continue their security interest in the Mortgaged Property.

15. Events of Default. Each of the following occurrences shall constitute an event of default hereunder ("Event of Default"):

a. Mortgagor shall default in the due observance or performance of or breach its agreement contained in paragraph 4 hereof or shall default in the due observance or performance of or breach any other covenant, condition or agreement on its part to be observed or performed pursuant to the terms of this Mortgage.

b. Mortgagor shall make an assignment for the benefits of its creditors, or a petition shall be filed by or against Mortgagor under the United States Bankruptcy Code or Mortgagor shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties or of the Mortgaged Property or shall not, within thirty (30) days after the appointment of a trustee, receiver or liquidator of any material part of its properties or of the Mortgaged Property, have such appointment vacated.

c. A judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien on or be issued or levied against the Mortgaged Property or any part thereof which is not released, vacated or fully bonded within thirty (30) days after its entry, issue or levy.

d. An event of default, however defined, shall occur under any other mortgage, assignment or other security document constituting a lien on the Mortgaged Property or any part thereof.

16. Acceleration; Foreclosure. Subject to the terms and conditions of the Subordination Agreement, upon the occurrence of any Event of Default and at any time thereafter while such Event of Default exists, Mortgagees may, at their option, after such notice as may be required by law, exercise one or more of the following rights and remedies (and any other rights and remedies available to them):

a. Mortgagees may declare immediately due and payable all Obligations secured by this Mortgage, and the same shall thereupon be immediately due and payable, without further notice or demand.

b. Mortgagees shall have and may exercise with respect to the Personal Property, all the rights and remedies accorded upon default to a secured party under the Iowa Uniform Commercial Code. If notice to Mortgagor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to Mortgagor at least ten (10) days prior to the date of intended disposition.

c. Mortgagees may (and is hereby authorized and empowered to) foreclose this Mortgage in accordance with the law of the State of Iowa, and at any time after the commencement of an action in foreclosure, or during the period of redemption, the court having jurisdiction of the case shall at the request of Mortgagees appoint a receiver to take immediate possession of the Mortgaged Property and of the Revenues and Income accruing therefrom, and to rent or cultivate the same as he may deem best for the interest of all parties concerned, and such receiver shall be liable to account to Mortgagor only for the net profits, after application of rents, issues and profits upon the costs and expenses of the receivership and foreclosure and upon the Obligations.

17. Redemption. It is agreed that if this Mortgage covers less than ten (10) acres of land, and in the event of the foreclosure of this Mortgage and sale of the property by sheriff's sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statues of the State of Iowa shall be reduced to six (6) months provided the Mortgagees, in such action files an election to waive any deficiency judgment against Mortgagor which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Mortgagor, and the time periods in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to four (4) months.

It is further agreed that the period of redemption after a foreclosure of this Mortgage shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Mortgage at the time of such foreclosure; and (3) Mortgagees in such action files an election to waive any deficiency judgment against Mortgagor or their successors in interest in such action. If the redemption period is so reduced, Mortgagor or their successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of Mortgagor shall be a presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.

18. Attorneys' Fees. Mortgagor shall pay on demand all costs and expenses incurred by Mortgagees in enforcing or protecting their rights and remedies hereunder, including, but not limited to, reasonable attorneys' fees and legal expenses.

19. Forbearance not a Waiver, Rights and Remedies Cumulative. No delay by Mortgagees in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by Mortgagees of any particular provisions of this Mortgage shall be deemed effective unless in writing signed by Mortgagees. All such rights and remedies provided for herein or which Mortgagees or the holder of the Obligations may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises.

20. Notices. All notices required to be given hereunder shall be in writing and deemed given when personally delivered or deposited in the United States mail, postage prepaid, sent certified or registered, addressed as follows:

a. If to Mortgagor, to:
Soy Energy, LLC
4172 19th Street SW
Mason City, IA 50401
Attention: Chairman

With a copy to:
Brown Winick
666 Grand Avenue, Suite 2000
Ruan Center
Des Moines, IA 50309
Attn: Thomas D. Johnson

b. If to Mortgagees, to:
Renewable Energy Group, Inc. and
REG Mason City, LLC
416 S. Bell Avenue, P.O. Box 888
Ames, Iowa 50010
Attnetion: Daniel J. Oh

With a copy to:
Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E. Lincolnway Street, Suite 200
Jefferson, Iowa 50129
Attn: John A. Gerken

and to:
Nyemaster Goode, P.C.
700 Walnut Street, Suite 1600
Des Moines, IA 50309
Attn: G.R. Neumann

or to such other address or person as hereafter designated in writing by the applicable party in the manner provided in this paragraph for the giving of notices.

21. Severability. In the event any portion of this Mortgage shall, for any reason, be held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected thereby and shall continue to be valid and enforceable and if, for any reason, a court finds that any provision of this Mortgage is invalid, illegal, or unenforceable as written, but that by limiting such provision it would become valid, legal and enforceable then such provision shall be deemed to be written, construed and enforced as so limited.

22. Further Assurances. At any time and from time to time until payment in full of the Obligations, Mortgagor will, at the request of Mortgagees, promptly execute and deliver to Mortgagees such additional instruments as may be reasonably required to further evidence the lien of this Mortgage and to further protect the security interest of Mortgagees with respect to the Mortgaged Property, including, but not limited to, additional security agreements, financing statements and continuation statements. Any expenses incurred by Mortgagees in connection with the recordation of any such instruments shall become additional Obligations of Mortgagor secured by this Mortgage. Such amounts shall be immediately due and payable by Mortgagor to Mortgagees.

23. Successors and Assigns bound; Number; Gender; Agents; Captions. The rights, covenants and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties. Words and phrases contained herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the contexts. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

24. Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Iowa.

25. Release of Rights of Dower, Homestead and Distributive Share. Each of the undersigned hereby relinquishes all rights of dower, homestead and distributive share in and to the Mortgaged Property and waives all rights of exemption as to any of the Mortgaged Property.

26. Acknowledgment of Receipt of Copies of Debt Instrument. Mortgagor hereby acknowledges the receipt of a copy of this Mortgage.

27. Termination. This Mortgage will automatically terminate upon closing of the transaction contemplated under the Asset Purchase Agreement, and as part of said closing Mortgagees shall promptly record, at Mortgagees' sole expense, a release hereof to the Recorder in and for the County(ies) in which any Mortgaged Property is located.

[Signature Page To Follow]

DATED: ________________	SOY ENERGY, LLC By: ___________________________ Mortgagor

NOTARY:

STATE OF IOWA, COUNTY OF ________________
This instrument was acknowledged before me on __________________________, by ___________________.

___________________________________
____________________, Notary Public

[SIGNATURE PAGE OF MORTGAGE]

EXHIBIT A TO THE REAL ESTATE MORTGAGE

[description of the property]

Property: 4172 19th Street SW, Mason City, IA
Parcel “B” in that part of the Northeast Quarter of Section 13, Township 96 North, Range 21 West of the 5th Principal Meridian, City of Mason City, Cerro Gordo County, Iowa, described and depicted on the Amended Plat of Survey filed July 20, 2006 as Document No. 2006-6183 in the office of the Cerro Gordo County Recorder, also described as follows:

That part of the Northeast Quarter of Section 13, Township 96 North, Range 21 West of the 5th Principal Meridian, City of Mason City, Cerro Gordo County, Iowa, said part also being a part of Parcel A as shown and described in Plat of Survey of record filed June 3, 1999 in Book 99 Page 5537 in the office of the Cerro Gordo County Recorder and described as follows: Commencing at the southeast corner of said Northeast Quarter; thence North 89 degrees 45 minutes 28 seconds West, 641.00 feet (recorded as South 89 degrees 53 minutes 07 seconds East) along the southerly line of said Northeast Quarter to a point 641.00 feet westerly, measured at a right angle, from the easterly line of said Northeast Quarter, said point also being the point of beginning; thence continuing North 89 degrees 45 minutes 28 seconds West, 1250.00 feet (recorded as South 89 degrees 53 minutes 07 seconds East) along said southerly line; thence North 00 degrees 14 minutes 16 seconds East, 362.46 feet along a line parallel with said easterly line; thence South 89 degrees 45 minutes 28 seconds East, 282.46 feet along a line parallel with said southerly line; thence North 00 degrees 14 minutes 16 seconds East, 1401.35 feet along a line parallel with said easterly line to a point on the southerly right of way line of the Iowa, Chicago and Eastern Railroad; thence South 87 degrees 57 minutes 48 seconds East, 1513.58 feet along said southerly right of way line to the beginning of a 5779.58 foot radius, non-tangent curve, concave northerly; thence Easterly, 95.75 feet along said southerly right of way line and along said curve having a chord bearing South 88 degrees 13 minutes 35 seconds East, 95.75 feet to a point on said easterly line; thence South 00 degrees 14 minutes 16 seconds West, 209.54 feet along said easterly line to a point 209.00 feet southerly, measured at right angle, from the tangent line of said southerly right of way line; thence North 87 degrees 57 minutes 48 seconds West, 641.32 feet along a line parallel with said tangent line of the southerly right of way line to a point 641.00 feet westerly, measured at a right angle, from said easterly line; thence South 00 degrees 14 minutes 16 seconds West, 1524.40 feet along a line parallel with said easterly line to the point of beginning. Subject to existing public road right of way across the easterly 41.00 feet, subject to existing public road right of way across the southerly 33.00 feet, and also subject to any easements of record.

EXCEPTING THEREFROM: A strip of land lying in the Northeast Quarter of Section 13, Township 96 North, Range 21 West of the 5th Principal Meridian, City of Mason City, Cerro Gordo County, Iowa, said strip of land also being a portion of that strip of land described in Deed filed December 28, 1950 in Book 105 Pages 456-463 in the office of the Cerro Gordo County Recorder and described as follows: Commencing at the southeast corner of said Northeast Quarter; thence North 89 degrees 45 minutes 28 seconds West, 641.00 feet (recorded as South 89 degrees 53 minutes 07 seconds East) along the southerly line of said Northeast Quarter to a point 641.00 feet westerly, measured at a right angle, from the easterly line of said Northeast Quarter; thence North 00 degrees 14 minutes 16 seconds East, 33.00 feet along a line parallel with said easterly line to a point on the northerly right of way line of 19th Street S.W. in said City of Mason City, said point also being the point of beginning; thence North 89 degrees 45 minutes 28 seconds West, 1250.00 feet along said northerly right of way line; thence North 00 degrees 14 minutes 16 seconds East, 29.46 feet along a line parallel with said easterly line to a point on the northerly line of said strip of land; thence South 89 degrees 06 minutes 03 seconds East, 825.26 feet along said northerly line to a point 20.00 feet northerly, measured at a right angle, from said northerly right of way line; thence South 89 degrees 45 minutes 28 seconds East, 424.80 feet along a line parallel with said northerly right of way line to a point 641.00 feet westerly, measured at a right angle, from said easterly line; thence South 00 degrees 14 minutes 16 seconds West, 20.00 feet along a line parallel with said easterly line to the point of beginning.

EXHIBIT B TO THE REAL ESTATE MORTGAGE

PERMITTED ENCUMBRANCES

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.
Easement for public highway purposes, together with any incidental rights, in favor of County of Cerro Gordo, Iowa, as contained in the Easement for Public Highway, dated December 23, 1949, recorded January 5, 1950 as Document No. 217 in Book 105 Land Deed Record at Page 193.

3.
Easement for drainage and tile line purposes, together with any incidental rights, in favor of Michael Olk and Mary R. Olk, husband and wife, their successors and assigns, as contained in the Easement, dated April 27, 1953, recorded May 1, 1953 as Document No. 7753 in Book "O" Miscellaneous Record at Page 106; amended by the Modification of Easement dated May 2, 2001, recorded May 2, 2001 as Document No. 0103284.

4.
Easement for communication system purposes, together with any incidental rights, in favor of Northwestern Bell Telephone Company, as contained in the Easement, dated January 17, 1977, recorded March 15, 1978 as Document No. 7271 in Book 112 at Page 454.

5.
Easement for electric and telecommunications line purposes, together with any incidental rights, in favor of Interstate Power and Light Company, an Iowa corporation, as contained in the Electric Line Easement, dated May 28, 2003, recorded June 2, 2003 as Document No. 0306762.

6.
Right of way for 19th Street S.W. over the southerly 33 feet, right of way for South Eisenhower Avenue over the easterly 41 feet and boundaries of the Iowa Traction Railroad Property as depicted on the Plat of Survey recorded December 15, 2005 as Document No. 2005-11255 and also shown on the Amended Plat of Survey recorded July 20, 2006 as Document No. 2006-6183.

7.
Drainage restrictions and easements for drainage, drain tile, ingress and egress purposes, together with any incidental rights, in favor of Indianhead Farms, Inc., an Iowa corporation, as reserved and more particularly described in the Warranty Deed, dated December 21, 2005, recorded January 12, 2006 as Document No. 2006-311; reserved in the Warranty Deed dated July 20, 2006, recorded July 20, 2006 as Document No. 2006-6184; and partially released by Quit Claim Deed and Termination of Easement dated May 9, 2007, recorded May 23, 2007 as Document No. 2007-3747.

8.
Terms and conditions of the license for installation and use of a private roadway crossing as contained in the Iowa Traction Railroad Company Private Roadway Crossing Agreement, dated January 12, 2006, recorded January 12, 2006, as Document No. 2006-312; as modified by the Amendment to Private Roadway Crossing Agreement, dated July 28, 2006, recorded August 7, 2006 as Document No. 2006-6735.

9.
Mortgage, Assignment of Rents, Security Agreement, and Fixture Financing Statement executed by Soy Energy, LLC, an Iowa limited liability company, Mortgagor, in favor of OSM-REO FF, LLC, a Minnesota limited liability company, Mortgagee, recorded October 07, 2010, as Document No. 2010-6937, in the original principal amount of $6,077,595.00.

10.
UCC Financing Statement of Soy Energy, LLC, Debtor, in favor of OSM-REO FF, LLC, Secured Party, recorded November 2, 2010, as Document No. 2010-7707, as amended and continued from time to time in accordance with the Loan Agreement and Subordination Agreement.

11.
UCC Financing Statement of Soy Energy, LLC, as Debtor, in favor of OSM-REO FF, LLC, Secured Party, filed with the Iowa Secretary of State, dated October 11, 2010, as File No. P10008342-8, as amended on October 18, 2011 and February 21, 2013, respectively, as File Nos. P11009196-8 and E13013988-2, respectively.

12.	Memorandum of Agreement for Private Development between Mason City and Soy Energy, LLC, dated February 3, 2011, recorded February 7, 2011, as Document No. 2011-1175.

13.	Mechanic's Lien filed June 27, 2012, Case No. LNLN005987 against Soy Energy, LLC in favor of Wolin & Associates Inc. in the original amount of $338,165.07.

14.	Mechanic's Lien filed June 27, 2012, Case No. LNLN005988 against Soy Energy, LLC in favor of Wolin & Associates Inc., in the original amount of $562,241.64.

15.
Petition in Equity EQCV067656, filed August 16, 2012, and entered in Lis Pendens August 20, 2012, Wolin & Associates, Inc., Plaintiff vs. Soy Energy, LLC; OSM-REO FF, LLC; SIS Industrial Services, LLC (f/k/a BALL Industrial Services); and First Citizens National Bank, Defendants, Prays for Foreclosure of the following Mortgage: Document No. 2010-6937.

16.	Mechanic's Lien filed August 24, 2012, Case No. LNLN005990 against Soy Energy, LLC in favor of Nikkel & Associates, Inc., in the original amount of $130,538.44.

17.	Mechanic's Lien filed October 9, 2012, Case No. LNLN005992 against Soy Energy, LLC in favor of Mechanical Air Systems Company, in the original amount of $12,593.76.

18.	Mechanic's Lien filed November 2, 2012, Case No. LNLN005995 against Soy Energy, LLC in favor of Schimberg Co., in the original amount of $17,133.22.

19.	Mechanic's Lien filed November 16, 2012, Case No. LNLN005996 against Soy Energy, LLC in favor of Pipers Mechanical Inc., in the original amount of $77,875.27.

20.	Mechanic's Lien filed November 19, 2012, Case No. LNLN005997 against Soy Energy, LLC in favor of Arbor Planning and Management LLC, in the original amount of $59,262.35.

21.	Mechanic's Lien filed December 7, 2012, Case No. LNLN005999 against Soy Energy, LLC in favor of Capital City Boiler & Machine Works, Inc., in the original amount of $87,715.67.

22.	Mechanic's Lien filed December 14, 2012, Case No. LNLN006001 against Soy Energy, LLC in favor of Energy Control Technologies, Inc., in the original amount of $306,725.70.

23.	Judgment entered January 3, 2013, Case No. SCSC51399 against Soy Energy, LLC in favor of Building Fasteners of Minn., Inc., in the original amount of $3,889.74.

24.	Judgment entered on April 16, 2013, Case No. SCSC051719, against Soy Energy, LLC in favor of J & J Machining, in the original amount of $5,000.00.

25.	Pending Case created February 18, 2013, Case No. SCSC051904, Paul Halvorson vs. Soy Energy and Freedom Fuels.

26.	Mechanic's Lien filed March 1, 2013, MNLR #000340-0 against Soy Energy, LLC in favor of Virtuoso Biofuels Services, LLC., in the original amount of $196,049.49.

27.	Mechanic's Lien filed March 12, 2013, MNLR #000458-0 against Soy Energy, LLC in favor of K.O. Enterprises, Inc., in the original amount of $2,852.53.

28.	Mechanic's Lien filed March 21, 2013, MNLR #000538-0 against Soy Energy, LLC in favor of Virtuoso Biofuels Services, LLC., in the original amount of $196,049.49.

29.	Mechanic's Lien filed March 29, 2013, MNLR #000626-0 against Soy Energy, LLC in favor of WBC Mechanical, Inc., in the original amount of $2,748.66.

30.	Verbal farm lease with Dick Van Zumern.

31.	Survey prepared by WHKS & Co. dated August 24, 2010, Drawing No. 7326, shows the following:

a. Spur track located on Land serving Land and adjoining land.
b. Growing crops from adjoining land encroach onto the Land.
c. Concrete drive serving Land crosses into adjoining land to the north.

Exhibit C to Asset Purchase Agreement

CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

THIS CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of this ___ day of _____________, 2013 (“Effective Date”) by and among ___________________________ ("Control Person"), REG Mason City, LLC, an Iowa limited liability company ("Buyer"), and Renewable Energy Group, Inc., a Delaware corporation ("REG").

RECITALS:

A.
Soy Energy, LLC ("Seller"), REG and Buyer are parties to that certain Asset Purchase Agreement dated as of _____________, 2013 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer, the Purchased Assets, including, without limitation, all goodwill of Seller associated with the Business.

B.
Control Person is an officer and/or director of Seller and, as a condition to the purchase of the Purchased Assets and in order to induce REG and Buyer to enter into the Purchase Agreement, Control Person agrees, pursuant to the terms of the Purchase Agreement, to enter into this Agreement.

C.
Capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Purchase Agreement. This Agreement is executed pursuant to, in accordance with and subject to the terms and conditions of the Purchase Agreement, which are incorporated herein by this reference.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Control Person, REG and Buyer agree as follows:

1.Confidential Information.

(a)Control Person acknowledges and agrees that it is necessary for REG and Buyer to prevent the unauthorized use and disclosure of Confidential Information (as that term is defined below) regarding the Purchased Assets and the Business. Accordingly, and in further consideration for the Purchase Agreement, Control Person covenants and agrees that it will not, for a period of three (3) years following the date of closing of the transactions contemplated by the Purchase Agreement (the “Confidentiality Period”), directly or indirectly, engage in or take or refrain from taking any action or inaction that could reasonably be expected to lead to the use or disclosure of any Confidential Information by or to any person other than REG or Buyer or any person acting on behalf of REG or Buyer, or use or disclose any such Confidential Information for Control Person's own benefit. In no event during the Confidentiality Period shall Control Person ever sell, assign, transfer, disclose or provide, directly or indirectly, the plans, specifications or other design features of the Facility or any Intellectual Property Asset to any person other than REG or Buyer or any person acting on or behalf of REG or Buyer.

(b)The term "Confidential Information" means all proprietary or confidential information in any form regarding the Purchased Assets or the Business. "Confidential Information" shall include, but not be limited to, the following information and types of information regarding the Purchased Assets or Business, or which in whole or in part relates to the Purchased Assets or Business:

(i)designs, drawings, specifications, studies, testing information, bids, construction contracts and job reports related to the Facility;

(ii)corporate and business information, including contractual arrangements (including the terms of this Agreement and the Purchase Agreement), plans, strategies, tactics, policies and resolutions;

(iii)financial and accounting information and projections, including cost and performance data;

(iv)all information related to inventions, technical and non-technical data, techniques, methods of manufacture, machines, equipment, formats, specifications, systems, software, hardware, procedures, experimental or research or developmental work, processes, and know-how;

(v)all copyrights (whether published or not, registered or not), patents, patent applications, trademarks, trademark applications, service marks, trade secrets or other intellectual properties owned;

(vi)personnel information, including personnel lists, resumes, personal data, organizational structure and performance evaluations; and

(vii)information provided to or obtained under restrictions as to use, reproduction or further disclosure.

(c)Confidential Information shall not include information that at the date of this Agreement or thereafter is generally available to and known by the public other than as a result of a breach of this Agreement or a breach of any other confidentiality agreement between Control Person and REG or Buyer.

(d)If Control Person (the “Disclosing Party”) is required to disclose any Confidential Information to comply with any law, rule, regulation, order or request of any court or regulatory body having jurisdiction over it, Disclosing Party shall be permitted to disclose such portions of the Confidential Information as are required (as Disclosing Party may be advised by its counsel) without liability hereunder, provided, however, that Disclosing Party shall notify REG of such required disclosure to the extent it is permitted and able to do so.

2.Notification of Unauthorized Disclosure. Control Person shall immediately notify REG and Buyer of any information which comes to his attention that indicates there has been any improper use or disclosure or any other loss of confidentiality of any Confidential Information, and shall also take such action as reasonably requested by REG and Buyer to prevent any further use or communication thereof and shall otherwise fully cooperate with REG and Buyer in this regard.

3.Noncompetition.

(a)As further consideration for this Agreement, Control Person covenants and agrees that for the Restricted Time Period (as defined below), it shall not, directly or indirectly, as an officer, director, manager, employee, member, shareholder or otherwise in any capacity:

(i)accept any other engagement, appointment or association of any nature whatsoever with, or become an investor or otherwise interested or concerned in or with, any person of any nature whatsoever which is, directly or indirectly, engaged in the Business in the Restricted Area (as hereinafter defined); or

(ii)engage in any other activity directly or indirectly related to the Business in the Restricted Area (whether on its own account or for another), including, without limitation, the design, construction, development or operation of any biodiesel production facility.

Control Person shall not employ or solicit for employment any employees or former employees of Seller during the Restricted Time Period.

(b)The term "Restricted Area" means (i) the United States of America, Canada and Mexico [200 mile radius from the Facility for Oestmann. The term "Restricted Time Period" means [12 months directors; 6 months Oestmann] ________ years following the Effective Date. For purposes of this Agreement only, the Business shall not include any business involving the ownership or operation of an ethanol production facility and which at any time develops, constructs, operates or uses, any biodiesel production equipment at its facility for use only of the corn oil extracted at such facility as biodiesel feedstock and which produces at a name plate capacity of no more than five (5) million gallons per year. Notwithstanding anything in this Section 3 to the contrary, Control Person shall not be restricted from owning, directly or indirectly, any equity interest, or instrument convertible into such equity, constituting one (1%) percent or less of the outstanding equity on a fully diluted basis of such business, debt instrument or other security in or of any business engaged in the Business that is owned by Control Person as of the Effective Date; provided that Control Person does not otherwise participate in any way in such business.

(c)Control Person acknowledges and agrees that the geographical area of the Restricted Area for purposes of this Section 3 is necessary and appropriate to protect the justifiable business interests of REG and Buyer, and that to limit the covenants set forth in this Section 3 to specific persons or to any other specific location or geographic area would prevent Buyer from adequately protecting its bona fide and justifiable business interests, and would frustrate the intent of the parties as to this Section 3 because, without limitation, (i) REG and Buyer will compete for business and perform services throughout the Restricted Area, as well as other areas of the world; (ii) REG and Buyer will undertake to expand their business in the Restricted Area and in other areas of the world; (iii) the nature of REG's and Buyer's business is such that competitive activity harmful to REG and Buyer can be engaged in by Control Person regardless of their domicile or location; and (iv) REG and Buyer would not have made the substantial expenditures under the Purchase Agreement without receiving the covenants set out in this Agreement from Control Person. Control Person also acknowledges, agrees and warrants to REG and Buyer and all other persons that the covenants contained in this Section 3 are reasonable and consistent with the rights of REG and Buyer to protect their business and REG's and Buyer's substantial expenditures under the Purchase Agreement, and are not to be held invalid or unenforceable because of the scope or the area, actions subject hereto or restricted hereby, or the period of time within which such restrictions are operative.

4.Injunction. Control Person agrees that a breach or imminent breach of Sections 1, 2 or 3 of this Agreement will be a material breach of this Agreement for which REG and Buyer will have no adequate remedy at law. Control Person agrees, therefore, that REG's and Buyer's remedies upon a breach or imminent breach of any of those Sections include, but are not limited to, the right to preliminary and permanent injunctive relief restraining Control Person from any further violation of said Sections as well as an equitable accounting of all profits or benefits arising out of such breach, in addition to any other remedies available at law, in equity or otherwise to REG and Buyer. Control Person hereby unconditionally and irrevocably waives any requirement that REG and Buyer post any bond or other form of collateral or surety in order to institute, obtain or maintain any preliminary or permanent injunctive relief against him for any breach or default of any term or condition of this Agreement. If an injunction is granted upon a breach or imminent breach of Section 3 above, it is the intent of the parties that the applicable Restricted Time Period shall be extended for a period equal to the duration of the Control Person's breach of this Agreement.

Control Person acknowledges, agrees and warrants to REG and Buyer and all other persons that enforcement of a remedy by way of injunction shall not work an undue hardship on Control Person, and that injunctive relief is necessary and appropriate to protect the justifiable business interests of REG and Buyer.

5.Indemnification. Control Person shall defend, indemnify and hold REG and Buyer and their directors, officers, shareholders, employees and agents, harmless from and against any claim, demand, proceeding, loss, liability, damage, cost or expense, including court costs and attorneys' fees, arising in connection with or resulting from any breach or nonfulfillment of any agreement on the part of Control Person under this Agreement.

6.Giving of Notice. All notices, demands, requests, and other communications desired or required to be given hereunder ("Notices"), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three business days after depositing the Notice in the United States mail as set forth above. All Notices shall be addressed to the following addresses:

If to REG or Buyer, to:	Renewable Energy Group, Inc.
416 S. Bell Avenue, PO 888
Ames, Iowa 50010
Attention: Daniel J. Oh, President
Email: Daniel.Oh@REGI.com
Fax: (515) 239-8009

With a copy to:	John A. Gerken
Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E. Lincolnway St., Suite 200
Jefferson, IA 50129-2149

And a copy to:	G. R. Neumann
Nyemaster Goode, P.C.
700 Walnut Street, Ste. 1600
Des Moines, IA 50309
Email: grneumann@nyemaster.com
Fax: (515) 283-3108

If to Control Person, to:

With a copy to:	Brown Winick
Attention: Thomas Johnson
666 Grand Avenue
Suite 2000, Ruan Center
Des Moines, IA 50309
Email: johnson@brownwinick.com
Fax: (515) 323-8514
or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice.

7.No Waiver; Modifications in Writing. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which it is made or given.

8.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, but without regard to provisions thereof relating to conflicts of law.

9.Headings and Captions. The titles or captions of sections and paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

10.Construction. This Agreement shall not be construed more strongly against any party regardless of who was more responsible for its preparation.

11.Gender; Number; Terms. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context. The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Agreement and not to any particular article, section, paragraph or provision. The term "person" and words importing persons as used in this Agreement shall include firms, associations, partnerships, limited partnerships, joint ventures, trusts, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

12.Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall, at REG's or Buyer's option and in REG's or Buyer's sole discretion, not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall, at REG's or Buyer's option and in REG's or Buyer's sole discretion, be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. Any finding of invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

14.Assignment. This Agreement may be assigned by REG or Buyer without the consent of Control Person to any assignee of or successor to the business of REG or Buyer. This Agreement may not be assigned by Control Person, voluntarily or involuntarily, or by operation of law or otherwise, without the express prior written consent of REG and Buyer, which consent may be withheld in REG's or Buyer's sole discretion.

15.Consent to Jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any United States Federal Court or Iowa District Court sitting in Des Moines, Iowa in any action or proceeding arising out of or relating to this Agreement or any agreement, document or instrument contemplated hereby, and each party hereby irrevocably agrees that all claims and counterclaims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Iowa District Court. Each of the parties irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each of the parties irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Iowa by the delivery of copies of such process to each party at its address specified for Notices to be given hereunder or by certified mail directed to such address.

16.Waiver of Jury Trial. REG, BUYER AND CONTROL PERSON EACH HEREBY UNCONDITIONALLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO AND IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, DEMAND OR OTHER MATTER WHATSOEVER ARISING OUT OF THIS AGREEMENT.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have entered this Agreement as of the date first set forth above.

REG: RENEWABLE ENERGY GROUP, INC. By_______________________________ Daniel J. Oh, President and CEO	CONTROL PERSON: ______________________________ _____________________, Personally
BUYER: REG MASON CITY, LLC By_______________________________ Daniel J. Oh, President

Signature Page to Confidentiality and Noncompetition Agreement

BILL OF SALE

THIS BILL OF SALE ("Bill of Sale") is made and entered into as of the day of __________, 2013, by and between Soy Energy, LLC, an Iowa limited liability company ("Seller"), and REG Mason City, LLC, an Iowa limited liability company ("Buyer").

R E C I T A L S:

WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement dated May 1, 2013, by and among Buyer, Renewable Energy Group, Inc., and Seller (the "Asset Purchase Agreement"), pursuant to which Buyer has agreed to purchase and Seller has agreed to sell the Purchased Assets described in the Asset Purchase Agreement; and

WHEREAS, The Asset Purchase Agreement provides that Seller and Buyer are to enter into this Bill of Sale with respect to the Purchased Assets.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.    Definitions. Unless otherwise defined herein, capitalized terms used in this Bill of Sale without definition shall have the meanings ascribed to them in the Asset Purchase Agreement. This Bill of Sale is executed pursuant to, in accordance with and subject to the terms and conditions of the Asset Purchase Agreement, which are incorporated herein by this reference.

2.    Sale of Assets. Seller does hereby grant, sell, convey, assign, transfer and deliver to Buyer all right, title and interest in and to all of the Purchased Assets, free and clear of all Liens except for Permitted Exceptions. The Purchased Assets shall not include any of the Excluded Assets.

IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be duly executed and delivered as of the date set forth above.

BUYER: REG MASON CITY, LLC By: _________________________________ Daniel J. Oh, President	SELLER: SOY ENERGY, LLC By: _________________________________ Jeffrey Oestmann, President and CEO

Exhibit E to Asset Purchase Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made and entered into as of the day of ________________, 2013, by and between Soy Energy, LLC, an Iowa limited liability company ("Seller"), and REG Mason City, LLC, an Iowa limited liability company ("Buyer").

R E C I T A L S:

WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement dated May 1, 2013 by and among Buyer, Renewable Energy Group, Inc., and Seller (the "Asset Purchase Agreement"), pursuant to which Buyer has agreed to purchase and Seller has agreed to sell the Purchased Assets; and

WHEREAS, the Asset Purchase Agreement provides that Seller and Buyer are to enter into this Assignment and Assumption Agreement with respect to the Assumed Liabilities.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Asset Purchase Agreement. This Agreement is executed pursuant to, in accordance with and subject to the terms and conditions of the Asset Purchase Agreement, which are incorporated herein by this reference.

2.Assignment. Seller hereby sells, assigns, transfers and conveys to Buyer all of Seller's right, title and interest in, to and arising under each and all of the Assumed Liabilities.

3.Assumption. Buyer hereby assumes and agrees to perform all of the Assumed Liabilities and assumes and agrees to make all payments and observe and perform all of the terms and conditions of the Assumed Liabilities except the Excluded Liabilities. Seller shall remain liable for and shall observe and perform all liabilities and obligations of Seller pursuant to the Excluded Liabilities.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be duly executed and delivered as of the date set forth above.

BUYER: REG MASON CITY, LLC By: ________________________________ Daniel J. Oh, President	SELLER: SOY ENERGY, LLC By: __________________________________ Jeffrey Oestmann, President and CEO

Signature Page to Assignment and Assumption Agreement

Exhibit F to Asset Purchase Agreement

TOLLING OPTION AGREEMENT

THIS TOLLING OPTION AGREEMENT (“Agreement”) is made and entered into as of the 1st day of May, 2013, by and among REG Mason City, LLC, an Iowa limited liability company (the “Buyer”) and Soy Energy, LLC, an Iowa limited liability company (“SE”) (referred to collectively as the “Parties” or any one individually as the “Party”).

R E C I T A L S:

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement of even date herewith, by and among Buyer, Renewable Energy Group, Inc. (“REG”), and SE (the “Asset Purchase Agreement”), pursuant to which Buyer has agreed to purchase and SE has agreed to sell the Facility; and

WHEREAS, as a term and condition to REG and Buyer entering into the Asset Purchase Agreement with SE, SE has agreed to grant Buyer an option to have the Facility operated exclusively for Buyer in exchange for a toll to SE in the event that the Asset Purchase Agreement is terminated except due to breach by Buyer or REG.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A G R E E M E N T:

1.Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Asset Purchase Agreement. This Agreement is executed pursuant to, and in accordance with and subject to the terms and conditions of the Asset Purchase Agreement, which are incorporated herein by this reference.

2.Grant of Tolling Option.

(a)Pursuant and subject to the terms and conditions set forth in this Agreement, SE hereby grants to Buyer the right and option (the “Tolling Option”) to have the Facility operated exclusively for Buyer in exchange for a toll to SE for the period of up to one (1) year from the date of termination of the Asset Purchase Agreement except due to breach by Buyer or REG, pursuant to an agreement the terms of which are determined pursuant to Section 3 (the “Tolling Agreement”). The Tolling Option shall be exercisable by written notice of exercise given by Buyer to SE at any time commencing the date hereof until a period of one (1) year from the date of termination of the Asset Purchase Agreement except due to breach by Buyer or REG. The term of any Tolling Agreement entered into between SE and Buyer shall expire one (1) year from the date of termination of the Asset Purchase Agreement unless terminated earlier due to breach by Buyer or REG.

(b)In the event that SE has entered into a tolling agreement with a third party not a Party to this Agreement or an Affiliate thereof, SE shall give Buyer written notice of such tolling agreement, including a complete copy of such tolling agreement (“Offer to Buyer”). Buyer shall have the right and option for a period of thirty (30) days after receipt of the Offer to Buyer exercisable by written notice of exercise to SE, to enter into a tolling agreement on the same terms as contained in the Offer to Buyer (or substantially equivalent terms and conditions if the proposed terms and conditions are commercially impractical) or (ii) exercise the Tolling Option.

3.Determination of Fair Market Terms of Tolling Agreement.

(a)If the Tolling Option is exercised, the Tolling Agreement shall be on fair market terms to be mutually agreed by the Parties. In determining the price of the services and the allocation of responsibility for such services, the Tolling Agreement terms shall take into account the limited capability of SE to fund current operations. If the Parties are unable to agree, such fair market terms shall be determined by a single arbitrator (the “Arbitrator”) in arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association except as provided in this Section 3. The arbitration shall be conducted in Des Moines, Iowa with the expense thereof split equally by the Parties and each Party paying its own legal and other expenses. One proposal for the Tolling Agreement shall be submitted in the arbitration by SE at the expense of SE. One proposal for the Tolling Agreement shall be submitted in the arbitration by Buyer at the expense of Buyer. Each proposal shall set forth the position of SE or Buyer, as the case may be, asserting what each Party believes to be the fair market terms of the Tolling Agreement. The Arbitrator shall select from between the two proposals the one proposal that most closely approximates fair market terms for the Tolling Agreement.

(b)If the Parties do not mutually agree to the terms of the Tolling Agreement within 14 days after notice of the exercise of the Tolling Option is received by SE, the respective proposals of the Parties must be submitted to the Arbitrator within seven (7) days after the expiration of the fourteen (14) day negotiating period. At the time each Party submits their respective proposal to the Arbitrator, the Party submitting the proposal shall contemporaneously provide a copy of such proposal to the opposing Party. The Arbitrator must make a final determination within fourteen (14) days after the receipt of both proposals as to which submitted proposal contains the closest approximation of the fair market terms for the Tolling Agreement (the “Final Determination”). If a Party fails to submit a proposal within seven (7) days after the expiration of the fourteen (14) negotiation period, the proposal of the other Party shall be the Final Determination. The Final Determination shall be binding upon the Parties as the Tolling Agreement. The Arbitrator shall only be empowered to select one of the two proposals and shall not have the power to alter the terms and conditions of any proposal submitted by the Parties, nor shall the Arbitrator have the power to create an original or alternative proposal not embodying the terms of one of the two proposals submitted by the Parties.

(c)Until the Final Determination, the Parties may mutually agree to the terms for the Tolling Agreement and shall notify the Arbitrator in writing of their decision. If the Parties agree prior to the Arbitrator rendering the Final Determination, the Arbitrator shall not render a Final Determination and the agreement of the Parties shall be binding upon the Parties as the Tolling Agreement.

4.Notices. Any notice or demand desired or required to be given hereunder, shall be in writing and deemed given (a) when personally delivered, or (b) upon transmission by email or fax with confirmation of receipt, or (c) three (3) days after it is deposited in the United States mail, postage prepaid, sent certified or registered and addressed as follows:

If to Buyer, to:	REG Mason City, LLC
416 S. Bell Avenue, PO Box 888
Ames, Iowa 50010
Attention: Daniel J. Oh, President
Email: Daniel.Oh@REGI.com
Fax: (515) 239-8009

with a copy to:	G. R. Neumann
Nyemaster Goode, P.C.
700 Walnut St., Ste 1600
Des Moines, Iowa 50309
Email: grneumann@nyemaster.com
Fax: (515) 283-3108

If to SE, to:	Soy Energy, LLC
P.O. Box 663
405 Ridgeway Drive
Marcus, Iowa 51035
Attn: Lender Representative

with a copy to:	Thomas Johnson
Brown Winick
666 Grand Avenue
Suite 2000, Ruan Center
Des Moines, IA 50309
Email: johnson@brownwinick.com
Fax: (515) 323-8514

, or to such other address or person as hereafter shall be designated in writing by the Party to receive the notice.

5.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior or contemporaneous discussions and understandings of the Parties in connection with the subject matters hereof.

6.    Amendments. No amendment, waiver, change, or modification of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by each of the Parties hereto. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

7.    Severability. In the event any provision of this Agreement is held invalid, illegal, or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable and if, for any reason, a court finds that any provision of this Agreement is invalid, illegal, or unenforceable as written, but that by limiting such provision it would become valid, legal, and enforceable, then such provision shall be deemed to be written and shall be construed and enforced as so limited.

8.    Construction. This Agreement shall not be construed for or against any of the Parties hereto, regardless of whether any party is more responsible for its preparation.

9.    Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine, or neutral gender, according to the context of such words.

10.    Headings and Captions. The titles or captions of paragraphs or sections or this Agreement are provided for convenience of reference only and shall not be considered a part hereof for the purposes of interpreting or applying this Agreement and such titles or captions do not define, limit, extend, explain, or describe the meaning, scope, or extent of this Agreement or any of its terms or conditions.

11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without regard to conflicts of laws principles. This Agreement shall be deemed to have been entered into and performable in part in Des Moines, Iowa.

13.    Binding Effect on Successors or Assigns. This Agreement and the Tolling Agreement shall run with land upon which the Facility is built and shall bind any successor in interest to SE with respect to the land. Buyer and SE shall execute and record in Cerro Gordo County, Iowa a memorandum of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, successors, and assigns. In the event of any such assignment, all of the terms, covenants, agreements, and conditions of this Agreement shall continue to be in full force and effect and the Parties hereto shall continue to remain respectively liable and responsible for the due performance of all of the terms, covenants, agreements, and conditions of this Agreement which they are respectively obligated to observe and perform. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties hereto (and their respective heirs, legal representatives, successors, and assigns), any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

14.    Consent to Jurisdiction. Each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal Court sitting in Des Moines, Iowa or Iowa District Court sitting in Des Moines, Iowa in any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably agrees that all claims in respect of such action or proceedings shall be heard and determined in any such United States Federal Court or Iowa District Court. Each of the Parties irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each of the Parties irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Iowa by the delivery of copies of such process to each Party, at its address specified for notices to be given hereunder or by certified mail directed to such address.

15.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or caused this Tolling Option Agreement to be executed as of the date first written above.

REG MASON CITY, LLC By: ________________________________ Daniel J. Oh, President	SOY ENERGY, LLC By: __________________________________ Jeffrey Oestmann, President and CEO

Signature Page to Tolling Option Agreement

Exhibit G to Asset Purchase Agreement

UNIT OPTION AGREEMENT

THIS UNIT OPTION AGEEMENT (the “Agreement”), is hereby made and entered into as of this 1st day of May, 2013, by and between Renewable Energy Group, Inc., a Delaware corporation (“REG”) and Soy Energy, LLC, an Iowa limited liability company (“SE”) (referred to collectively as the “Parties” or any one individually as the “Party”).

R E C I T A L S

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement of even date herewith, by and among REG Mason City, LLC, an Iowa limited liability company, (the “Buyer”), REG and SE (the “Asset Purchase Agreement”), pursuant to which Buyer has agreed to purchase and SE has agreed to sell the Facility;

WHEREAS, REG has agreed to pay the Advanced Expenses of REG as provided in Section 3.4 of the Asset Purchase Agreement (the “Advanced Expenses”); and

WHEREAS, as a term and condition to REG and Buyer entering into the Asset Purchase Agreement with SE and paying the Advanced Expenses, SE has agreed to grant REG an option to purchase units of membership interest of SE (the “Units”) in the event that the Asset Purchase Agreement between SE and REG is terminated except due to breach by Buyer or REG.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

A G R E E M E N T

1.Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Asset Purchase Agreement. This Agreement is executed pursuant to, and in accordance with and subject to the terms and conditions of the Asset Purchase Agreement, which are incorporated herein by this reference.

2.Grant of Option; Issuance of Securities; Representations and Warranties.

a.Pursuant and subject to the terms and conditions set forth in this Agreement, SE grants REG the option to convert, in whole or in part, the amount of the Advanced Expenses that REG has paid to the number of Units of SE equal to the amount of the Advanced Expenses divided by the Conversion Price Per Unit determined as provided in Section 3 (the “Option”). The Option shall be exercisable by written notice of exercise given by REG to SE at any time during a period of one (1) year from the date of termination of the Asset Purchase Agreement except due to breach by Buyer or REG (the “Termination Date”).

b.The Option, and if converted, the Units (collectively, the “Securities”) will be governed by and subject to all of the terms and conditions of SE's operating agreement, and REG agrees to be bound thereby with respect to the Securities. Any certificate representing the Securities will bear the legend set forth in SE's operating agreement

c.REG will receive the Securities for investment for REG's own account and not with a view to distribution. REG has no present intention of transferring or otherwise distributing the Securities. REG has had the opportunity to ask questions of and receive answers from SE's officers, directors, managers and controlling equity holders regarding SE and the terms and conditions of the Securities and to obtain additional information to verify the accuracy of the information supplied to REG. REG acknowledges that an investment in the Securities is speculative. REG can fend for itself in the transactions contemplated by this Agreement and the Securities, can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Securities. REG has not been organized for the purpose of acquiring the Securities. REG understands that the Securities have not been and will not be registered under the Securities Act, or under the securities laws of any jurisdiction, because SE will issue them in reliance upon certain exemptions. The reliance on such exemptions is predicated, in part, upon the accuracy of REG's representations and warranties in this Agreement. REG is familiar with Regulation D under the Securities Act and represents that it is an “accredited investor” as defined in Rule 501(a) of Regulation D. REG understands that the Securities are “restricted securities” under the federal securities laws because they are being acquired from SE in a transaction not involving a public offering, and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. REG represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Without in any way limiting the representations set forth above, REG further agrees not to make any disposition of all or any portion of the Securities except in strict accordance with SE's operating agreement; unless and until the transferee thereof has agreed in writing for the benefit of SE to be bound by this Section to the extent this section is then applicable; and either (i) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (ii) REG has notified SE of the proposed disposition and has furnished SE with a detailed statement of the circumstances surrounding the proposed disposition, and, if SE reasonably requests, REG has furnished SE with an opinion of counsel or other evidence reasonably satisfactory to SE that such disposition will not require registration of the Securities under the Securities Act.

3.Conversion Price; Limitations.

a.The conversion price per Unit (the “Conversion Price Per Unit”) shall be the fair market value of a Unit on a fully diluted basis as of the Termination Date, determined as follows: The fair market value of a Unit shall be by determined appraisals conducted by qualified independent appraisers. One appraisal shall be conducted by a qualified independent appraiser selected by REG at the expense of REG. One appraisal shall be conducted by a qualified independent appraiser selected by SE at the expense of SE. Both of these appraisals shall be received by the Parties within thirty (30) days of the Termination Date. The average of these two appraised values shall be the fair market value of a Unit. However, in the event one of the two appraised values as so determined is ten percent (10%) or more greater than the other such appraised value, (A) the two previously selected appraisers shall select a third qualified independent appraiser within fifteen (15) days after the determination of the disparity of ten percent (10%) or more in the appraised values; (B) the third appraiser so selected shall within thirty (30) days after the deadline for the selection of the third appraiser, make a determination of the fair market value of a Unit as of the Termination Date; and (C) the average of the two closest appraisals from among the three appraisals shall be the fair market value of a Unit. If a third appraiser is required to be selected, REG and SE shall share equally the fees and expenses of the third appraiser. In the event an appraisal is not received within thirty (30) days after the deadline for the receipt of the appraisal, such appraisal shall be disregarded in determining the fair market value of a Unit and the fair market value of a Unit shall be determined based on the one appraisal or the average of the two appraisals, as the case may be, that have been obtained within the applicable time period.

b.Notwithstanding anything in the Agreement to the contrary, in no event shall the number of Units to be purchased exceed that permitted by Section 6.16 of the Amended and Restated Operating Agreement of SE dated June 24, 2010; provided, however, the amount of the Advanced Expenses not applied in any such event shall remain owing by SE to REG. REG shall be given thirty (30) days prior written notice by SE in the event any additional Units or membership interests or securities convertible into Units or membership interests or options or rights to acquire any such Units, membership interests or securities are to be issued by SE prior to expiration of the Option. In the event of any merger, consolidation, reorganization, recapitalization, conversion, Unit split, distribution or other action affecting the Units, the Option shall be equitably adjusted to place REG in the equivalent position it had been prior to such action.

4.Notices. Any notice or demand desired or required to be given hereunder, including, but not limited to, the Notice of Intent to Exercise the Option, shall be in writing and deemed given (a) when personally delivered, or (b) upon transmission by email or fax with confirmation of receipt, or (c) three (3) days after it is deposited in the United States mail, postage prepaid, sent certified or registered and addressed as follows:

If to REG, to:	Renewable Energy Group, Inc.
416 S. Bell Avenue, PO Box 888
Ames, Iowa 50010
Attention: Daniel J. Oh, President and CEO
Email: Daniel.Oh@REGI.com
Fax: (515) 239-8009

with a copy to:	G. R. Neumann
Nyemaster Goode, P.C.
700 Walnut St., Ste 1600
Des Moines, Iowa 50309
Email: grneumann@nyemaster.com
Fax: (515) 283-3108

If to SE, to:	Soy Energy, LLC
P.O. Box 663
405 Ridgeway Drive
Marcus, Iowa 51035
Attn: Lender Representative

with a copy to:	Thomas Johnson
Brown Winick
666 Grand Avenue
Suite 2000, Ruan Center
Des Moines, IA 50309
Email: johnson@brownwinick.com
Fax: (515) 323-8514

, or to such other address or person as hereafter shall be designated in writing by the party to receive the notice.

5.Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior or contemporaneous discussions and understandings of the Parties in connection with the subject matters hereof.

6.Amendments. No amendment, waiver, change, or modification of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by each of the Parties hereto. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

7.Severability. In the event any provision of this Agreement is held invalid, illegal, or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable and if, for any reason, a court finds that any provision of this Agreement is invalid, illegal, or unenforceable as written, but that by limiting such provision it would become valid, legal, and enforceable, then such provision shall be deemed to be written and shall be construed and enforced as so limited.

8.Construction. This Agreement shall not be construed for or against any of the Parties hereto, regardless of whether any party is more responsible for its preparation.

9.Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine, or neutral gender, according to the context of such words.

10.Headings and Captions. The titles or captions of paragraphs or sections or this Agreement are provided for convenience of reference only and shall not be considered a part hereof for the purposes of interpreting or applying this Agreement and such titles or captions do not define, limit, extend, explain, or describe the meaning, scope, or extent of this Agreement or any of its terms or conditions.

11.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without regard to conflicts of laws principles. This Agreement shall be deemed to have been entered into and performable in part in Des Moines, Iowa.

13.Binding Effect on Successors or Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, successors, and assigns. In the event of any such assignment, all of the terms, covenants, agreements, and conditions of this Agreement shall continue to be in full force and effect and the Parties hereto shall continue to remain respectively liable and responsible for the due performance of all of the terms, covenants, agreements, and conditions of this Agreement which they are respectively obligated to observe and perform. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties hereto (and their respective heirs, legal representatives, successors, and assigns), any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

14.Consent to Jurisdiction. Each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal Court sitting in Des Moines, Iowa or Iowa District Court sitting in Des Moines, Iowa in any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably agrees that all claims in respect of such action or proceedings shall be heard and determined in any such United States Federal Court or Iowa District Court. Each of the Parties irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each of the Parties irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Iowa by the delivery of copies of such process to each Party, at its address specified for notices to be given hereunder or by certified mail directed to such address.

15.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or caused this Unit Option Agreement to be executed as of the date first written above.

RENEWABLE ENERGY GROUP, INC. By: ________________________________ Daniel J. Oh, President and CEO	SOY ENERGY, LLC By: __________________________________ Jeffrey Oestmann, President and CEO

Signature Page to Unit Option Agreement

Exhibit H to Asset Purchase Agreement

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID NOTE, (ii) THE ISSUER RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS NOTE SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE ISSUER OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

SELLER NOTE

(The indebtedness evidenced by this Note is subordinated to up to Six Million and No/100ths Dollars ($6,000,000.00) in debt owed to Renewable Energy Group, Inc. (“REG”) pursuant to the terms and conditions of that certain Subordination Agreement by and between REG and Soy Energy, LLC dated as of the date hereof.)

$5,600,000.00              _________________, 2013

1.    FOR VALUE RECEIVED, REG MASON CITY, LLC, an Iowa limited liability company (“Borrower”), hereby promises to pay to the order of SOY ENERGY, LLC, an Iowa limited liability company (“Lender”), the principal sum of Five Million Six Hundred Thousand and No/100ths Dollars ($5,600,000.00), with interest thereon from the date hereof, until paid, at the rate provided below. This Seller Note (the “Note”) is issued pursuant to, and is subject to, the terms and provisions of that certain Loan Agreement of even date herewith, by and between Lender and Borrower (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”). All capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement.

2.    The outstanding principal balance of this Note shall bear interest at the rate of five percent (5%) per annum, which rate is subject to increase as provided in Section 9 of this Note.

3.    Beginning on ________________, 2013 and continuing on the first (1st) day of each month thereafter for a total of eight months, or until _______________, 201_, Borrower will make payments of accrued interest only. Beginning on the first (1st) day of ______________, 201_, and continuing on the first (1st) day of each month thereafter until the Loan Maturity Date (or such earlier date to the extent any prepayments have been made and all outstanding obligations under this Note and the other Loan Documents have been paid in full, specifically including, but not limited to, Excess Cash Flow Payments as provided below), Borrower shall make equal monthly payments of principal and accrued interest in the monthly amount of $__________, which will fully amortize the entire outstanding principal of this Note, together with accrued interest thereon, over a period of five (5) years and four (4) months from the first date of such principal and interest payments. In addition to the regularly scheduled payments set forth above, Borrower shall make all Excess Cash Flow Payments to Lender as described in the Loan Agreement. The Excess Cash Flow Payment shall be applied by Lender to the reduction of the outstanding principal balance of the Loan, with no change to the monthly payment amount due hereunder, but with appropriate allocations between principal and interest. The outstanding principal balance of this Note, together with all accrued interest, if not paid sooner, shall be due and payable in full on the Loan Maturity Date.

4.    The outstanding principal balance hereof, together with all accrued interest, if not paid sooner, shall be due and payable in full on _________________, 2019 (the “Loan Maturity Date”).

5.    All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to accrued interest and the remainder thereof to principal.

6.    This Note may be prepaid, at any time, at the option of Borrower, either in whole or in part without the payment of any penalty, premium or prepayment fee or charge.

7.    This Note is secured by, among other instruments, that certain Seller Mortgage of even date herewith, as it may be amended, modified, supplemented, extended or restated from time to time (the “Mortgage”), covering various parcels of real property, fixtures, and personal property located in Cerro Gordo County, Iowa, and that certain Seller Security Agreement of even date herewith, as it may be amended, modified, supplemented, extended or restated from time to time (the “Security Agreement”). In the event any such security is found to be invalid for whatever reason, such invalidity shall constitute an event of default hereunder. All of the agreements, conditions, covenants, provisions, and stipulations contained in the Mortgage, the Security Agreement or any instrument securing this Note are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. It is agreed that time is of the essence of this Note.

8.    Upon the occurrence at any time of an Event of Default and the expiration of all applicable cure periods or at any time thereafter, the outstanding principal balance hereof plus accrued interest hereon plus all other amounts due hereunder shall, at the option of Lender, be immediately due and payable, without notice or demand and Lender shall be entitled to exercise all remedies provided in this Note, the Loan Agreement or any of the Loan Documents.

9.    If any installment payment of interest only or principal and interest as provided for herein, or any part thereof, is not paid when due, each and every such defaulted installment, or part thereof, shall bear interest from that date which is forty-five (45) days after its due date until the date of payment at the rate of nine percent (9.0%) per annum for the first twelve (12) months from the date of this Note and seven and five-tenths percent (7.5%) per annum thereafter.

10.    To the extent Borrower or any of the REG Indemnified Parties (as defined in the Asset Purchase Agreement) incur any Losses (as defined in the Asset Purchase Agreement) for which they are entitled to indemnifications pursuant to Section 9.2 of the Asset Purchase Agreement, then Borrower shall have the right to set off any such Losses against any and all amounts due hereunder by Borrower to Lender in accordance with Section 7.04 of the Loan Agreement.

11.    Borrower promises to pay all reasonable costs of collection of this Note, including, but not limited to, reasonable attorneys' fees paid or incurred by Lender on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

12.    Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

13.    This Note shall be governed by and construed in accordance with the laws of the State of Iowa.

14.    Borrower acknowledges the receipt of a fully executed copy of this Note.

15.    IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS AGREEMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. A MODIFICATION OF THIS OR ANY OTHER CREDIT AGREEMENT NOW IN EFFECT BETWEEN YOU AND LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT.

REG MASON CITY, LLC, an Iowa limited liability company

_______________________________
By: Daniel J. Oh, President

Exhibit I to Asset Purchase Agreement

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of _______________, 2013, between SOY ENERGY, LLC, an Iowa limited liability company (“Lender”), and REG MASON CITY, LLC, an Iowa limited liability company (“Borrower”).
RECITALS

A.    Pursuant to that certain Asset Purchase Agreement dated May 1, 2013 by and among Lender, Borrower and Renewable Energy Group, Inc. (as the same may be amended, modified or supplemented from time to time, the “Asset Purchase Agreement”), Borrower has agreed to purchase certain assets of Lender relating to Lender's biodiesel production facility located in or near Mason City, Iowa (the “Plant”).

B.     Borrower has requested that Lender accept a promissory note from Borrower in partial payment for Borrower's purchase of such assets, all as more specifically provided in the Asset Purchase Agreement.

C.    Lender has agreed to accept such promissory note and related security documents from Borrower on the terms and conditions contained in this Agreement and the related documents.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound hereby, and in consideration of Lender making a loan to Borrower, Lender and Borrower agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01.    Certain Defined Terms. All capitalized terms used in this Agreement shall have the following meanings.

“Affiliate” means, as to any Person, any other Person: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or membership interests (units) of such Person; or (c) ten percent (10%) or more of the voting stock or membership interests (units) of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Agreement, as this Agreement may be amended, modified or supplemented from time to time, together with all exhibits attached to or made a part of this Agreement from time to time.

“Asset Purchase Agreement” has the meaning specified in Recital A.

“Borrower” means REG Mason City, LLC, an Iowa limited liability company.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of the State of Iowa.

“Capital Expenditures” means, for any fiscal year after the date hereof, the sum of all expenditures by Borrower during such period, with respect to: (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds; or (b) other capital expenditures and other uses recorded as capital expenditures in accordance with GAAP having substantially the same effect.

“Closing” means the closing of the loan transaction contemplated herein, which shall be the same date as the Closing as defined in the Asset Purchase Agreement.

“Collateral” means and includes, without limitation, all property and assets granted as collateral security for the Loan, in favor of Lender, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, assignment of rents, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever; whether created by law, contract or otherwise. “Collateral,” as used in this Agreement, specifically includes without limitation all “Collateral” as defined in the Security Agreement and all “Mortgaged Property” as defined in the Mortgage.

“Debt” means: (A) indebtedness for borrowed money or for the deferred purchase price of property or services; (B) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (C) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (A) or (B) above or (E) or (F) below; (D) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (E) indebtedness in respect of mandatory redemption or mandatory dividend rights on equity interests but excluding dividends payable solely in additional equity interests; and (F) all obligations of a Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a company or its assets or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof.

“Default Rate” means the rate per annum which shall be equal to nine percent (9%) for the first twelve months of this Agreement and seven and five-tenths percent (7.5%) thereafter and which shall not be imposed until the expiration of an initial forty-five (45) cure period.

“EBITDA” means with respect to any fiscal period, Borrower's combined net earnings (or loss), minus extraordinary gains and interest income, plus non-cash extraordinary losses, interest expense, income taxes, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP. EBITDA shall include fees paid to REG Services Group, LLC under the Management and Operational Services Agreement by and between REG Services Group, LLC and Borrower, which will be consistent with fees paid by other REG managed plants.

“Environmental Laws” means all Laws and regulations relating to environmental, health, safety and land use matters applicable to any property.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Events of Default” has the meaning specified in Section 6.01.

“Excess Cash Flow” means, with respect to any fiscal year, EBITDA, less the sum of: (i) the twelve (12) months of required principal payments under the Note for such fiscal year; (ii) the twelve (12) months of required interest expense under the Note for such fiscal year; and (iii) Maintenance Capital Expenditures made during such fiscal year.

“Excess Cash Flow Payment” has the meaning specified in Section 2.04.

“GAAP” means generally accepted accounting principles of the United States of America,     consistently applied.

“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Law” means any federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other legal requirement or obligation.

“Lender” means Soy Energy, LLC, and its successors and assigns.

“Loan” means the loan extended to Borrower by Lender pursuant to the terms of this Agreement.

“Loan Documents” means this Agreement, the Note, the Security Agreement, the Mortgage and all other agreements, documents, instruments, and certificates of Borrower delivered to, or in favor of, Lender under this Agreement or in connection herewith or therewith.

“Loan Obligations” means all obligations, indebtedness, and liabilities of Borrower to Lender, arising pursuant to any of the Loan Documents, and all fees, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) provided for in the Loan Documents.

“Maintenance Capital Expenditures” means all Capital Expenditures made in the ordinary course of business to maintain existing business operations of Borrower in any fiscal year, determined in accordance with GAAP.

“Maturity Date” means ______________, 2019.

“Mortgage” means that certain Seller Mortgage of even date herewith, as amended, modified or supplemented from time to time, pursuant to which a mortgage interest shall be granted by Borrower to Lender in the Real Property and all other Mortgaged Property (as defined in such Mortgage) to secure payment to Lender of the Loan Obligations.

“Note” means the Seller Note executed and delivered to Lender by Borrower pursuant to the terms of this Agreement as the same may be amended, modified, supplemented, extended or restated from time to time.

“Permitted Liens” shall have the meaning ascribed to the term in Section 5.02(a).

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

“Plant” means the biodiesel production facility owned by Borrower and located in or near Mason City, Cerro Gordo County, Iowa.

“REG” means Renewable Energy Group, Inc., a Delaware corporation.

“Real Property” means that real property located in Cerro Gordo County, Iowa, owned by Borrower, upon which the Plant is located.

“Security Agreement” means that certain Seller Security Agreement of even date herewith, as amended, modified or supplemented from time to time, pursuant to which a security interest shall be granted by Borrower to Lender in that part of the Collateral that consists of personal property to secure payment to Lender of the Loan Obligations.

“Senior Debt” means all Debt of Borrower to REG, that has been used for capital improvements of the Plant, not to exceed an aggregate amount of up to Six Million and No/100 Dollars ($6,000,000.00) at any time from the date of this Agreement until the date on which the Loan Obligations are satisfied and paid in full.

Section 1.02.    Construction. Wherever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. The headings, captions or arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

ARTICLE II
AMOUNT AND TERMS OF THE LOAN

Section 2.01.    Note. Borrower shall execute the Note, in a form acceptable to Lender, which shall set forth Borrower's obligation to make payments of interest on the unpaid principal balance of the Loan, and fees and premiums, if any, and to repay the principal balance of the Loan. The due dates for payments of principal and interest, the Default Rate and Borrower's right to prepay the Note also are set forth therein.
Section 2.02.    Proceeds of Collateral. All proceeds received by Lender from the sale or other liquidation of the Collateral when an Event of Default exists shall first be applied as payment of the accrued and unpaid or unreimbursed fees and expenses of Lender due by Borrower hereunder (including reasonable attorneys' fees and expenses), then to accrued but unpaid interest on the Loan Obligations, then to any outstanding principal under the Loan Obligations, and then any remaining amount of such proceeds shall be applied to any other unpaid amounts of Loan Obligations, until all the Loan Obligations have been paid and satisfied in full. After all the Loan Obligations have been paid and satisfied in full and all other obligations of Borrower to Lender otherwise satisfied, any remaining proceeds of Collateral shall be delivered to the Person entitled thereto as directed by Borrower or as otherwise determined by applicable law or applicable court order.

Section 2.03.    Computations. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days lapsed over a year of 365 days, as appropriate. Interest shall accrue from and include the date of this Agreement, but exclude the date of payment.

Section 2.04.    Excess Cash Flow. In addition to all other payments of principal and interest required under the Note, beginning with fiscal year end December 31, 2013, and each fiscal year end thereafter until the Maturity Date, Borrower shall remit to Lender on or before one hundred twenty (120) days after the end of each fiscal year of Borrower, an amount equal to fifty percent (50%) of Borrower's Excess Cash Flow, calculated based upon audited fiscal year-end financial statements (the “Excess Cash Flow Payment”); provided, however, in no event shall the Excess Cash Flow Payment exceed $500,000 on an annual basis, and further provided that the first $3,000,000 of Excess Cash Flow cumulatively from the date of this Agreement shall be excluded from the Excess Cash Flow Payment calculation and may be used to repay the Senior Debt or other advances made by REG to Borrower. The Excess Cash Flow Payment shall be applied by Lender to the reduction of the outstanding principal balance of the Loan.

Section 2.05.    Leased Property. Borrower shall be allowed to lease property or equipment that will be located or based at the Plant.

ARTICLE III.
CONDITIONS PRECEDENT

Section 3.01.    Conditions Precedent to Closing. The obligations of Lender to close the loan transaction hereunder, in addition to any conditions precedent to close as set forth in the Asset Purchase Agreement, are subject to the conditions precedent that Lender shall have received the following, in form and substance reasonably satisfactory to Lender:

(a)	This Agreement, duly executed by Borrower and Lender;

(b)    The Note duly executed by Borrower;

(c)    The Mortgage, fully executed and notarized, to secure the Loan encumbering the fee interest of Borrower in the Real Property and the fixtures thereon;

(d)    A Security Agreement duly executed by Borrower by which security agreement Lender is granted a security interest by Borrower in the Collateral;

(e)    Financing Statements in proper form under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect the security interests created by the Security Agreement;

(f)    A subordination agreement between Lender and REG, as holder of the Senior Debt, duly executed by Lender and REG.

ARTICLE IV.REPRESENTATIONS AND WARRANTIES

Section 4.01    Representations and Warranties of Borrower. Borrower represents and warrants as follows:

(a)    Borrower. Borrower is a limited liability company duly organized and validly existing under the laws of the State of Iowa. Borrower has the power and authority to own and operate its assets and to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

(b)    The Loan Documents. The execution, delivery and performance by Borrower of the Loan Documents (i) are within Borrower's powers, have been duly authorized by all necessary action, (ii) do not contravene, result in a breach of or create a default under: (A) the certificate of organization or operating agreement of Borrower, (B) any order, writ, injunction, or judgment binding upon or applicable to Borrower or any of its properties, or (C) any Law or any contractual restriction binding on or affecting Borrower or any of its properties, and (iii) do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than the liens and security interests created in favor of the Lender pursuant to the terms of the Loan Documents) upon or with respect to any of its properties;

(c)    Approvals. No consent, permission, authorization, order or license of any Governmental Authority or of any party to any agreement to which Borrower is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents or the creation and perfection of the liens and security interest granted thereby, except as such have been obtained and are in full force and effect or which are required under applicable Law in connection with the exercise of remedies hereunder;

(d)    Enforceability. This Agreement is, and each other Loan Document to which Borrower is a party when delivered will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity;

(e)    Litigation. There is no pending or, to Borrower's knowledge, threatened action or proceeding affecting Borrower or any of the transactions contemplated hereby before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of Borrower. As of the Closing, there are no outstanding judgments against Borrower;

(f)    Liens. Except for Permitted Liens (as defined below) and except as created by the Loan Documents and the documents to secure the Senior Debt, and based on representations of Lender set forth in the Asset Purchase Agreement, there is no lien, security interest or other charge or encumbrance, and no other type of preferential arrangement, upon or with respect to the Collateral. As of the date of Closing, the liens and security interests granted to Lender pursuant to the Mortgage and the Security Agreement (i) constitute, as to personal property included in the Collateral, a valid and (upon filing of the financing statement contemplated by the Security Agreement) perfected security interest in such personal property, and (ii) constitute, as to the Mortgaged Property (as defined in the Mortgage) included in the Collateral, a valid and (upon recording of the Mortgage) perfected lien in the Mortgaged Property, in each case prior to all other security interests, liens and encumbrances except for liens securing the Senior Debt;

(g)    Solvency. As of and from and after the date of this Agreement, Borrower: (i) owns and will own assets the fair saleable value of which are: (A) greater than the total amount of liabilities (including contingent liabilities); and (B) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due;

(h)    Compliance with Laws. Borrower is in compliance in all material respects with all Laws, rules, regulations, ordinances, codes, orders, and the like. Neither Borrower, nor any actual or beneficial owner of Borrower, appear on the Specially Designed Nationals and Blocked Persons List (the “SDN List”) as published by the Department of the Treasury of the United States, Office of Foreign Assets Control;

(i)    Disclosure. All factual information furnished by or on behalf of Borrower in writing to Lender (including, without limitation, all factual information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of Borrower to Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified, and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

ARTICLE V.
COVENANTS OF BORROWER

Section 5.01.    Affirmative Covenants. So long as any Loan Obligations remain unpaid, Borrower shall, unless Lender shall otherwise consent in advance in writing, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)    Compliance with Laws, etc. Comply in all material respects with all applicable Laws, rules, regulations and orders, such compliance to include, without limitation, (i) all applicable zoning and land use Laws; (ii) all employee benefit and Environmental Laws, and (iii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith. Borrower shall indemnify, defend and hold Lender and its officers, members, managers, employees and agents harmless from and against any and all claims, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) arising from Borrower's failure to comply with the provisions of this Section 5.01(a), except to the extent indemnification by Lender of Borrower for the same Losses (as defined in the Asset Purchase Agreement) is required pursuant to the terms of the Asset Purchase Agreement;

(b)    Reporting Requirements. Furnish to Lender, within fifteen (15) days of the occurrence of an Event of Default or an event or condition that but for the passage of time or the giving of notice or both would constitute an Event of Default, written notice of such Event of Default or event;

(c)    Insurance. Maintain insurance with financially sound and reputable insurance companies in such amounts (but at least in an amount equal to the replacement cost of the Collateral) and covering such risks (including loss or damage to the Collateral) as are usually carried by entities engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates, provided that in any event Borrower will maintain workers' compensation insurance, property insurance and commercial general liability insurance. Borrower also shall maintain, at a minimum, business interruption insurance and builder's risk insurance to the extent of any new construction. All such policies insuring the Collateral shall have lender or mortgagee loss payable clauses or endorsements in form and substance reasonably acceptable to Lender, subject to REG's rights as a loss payee or an additional insured. Each insurance policy covering Collateral shall be in compliance with the requirements of the Mortgage and the Security Agreement in all material respects. In the event of any loss or damage to any Collateral, Borrower will give Lender prompt written notice thereof, promptly file proof of loss with the appropriate insurer and take all other steps necessary or appropriate to collect such insurance for the benefit of REG and Lender, as their interests may appear. If an Event of Default has occurred, then Lender, at its discretion, shall have full authority to collect all such insurance and to apply any amount collected to any amounts owed under any of the Loan Documents, whether or not matured, subject to REG's rights under the Senior Debt;

(d)    Collateral Maintenance. (i) Subject to repairs to be made to the Plant by Borrower, maintain and preserve the Collateral in the same or better condition in which the Collateral existed at Closing and make all repairs, replacements or improvements thereto as may be necessary to maintain and preserve the Collateral in such condition, (ii) defend at Borrower' expense the Collateral from all adverse claims, and (iii) and retain the Collateral at the Plant, except as permitted by 5.02(c);

(e)    Taxes. File all tax returns required by applicable Law to have been filed by Borrower and pay all taxes thereby shown to be owing and any and all other assessments, charges or other governmental levy (including any which may be levied against any Collateral), as and when the same are due and payable, other than taxes that are being contested in good faith or are in an amount less than $25,000 in the aggregate;

(f)    Keeping Books and Records. Maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities;

(g)    Organizational Existence. Maintain its existence as a limited liability company duly organized and validly existing under the laws of the State of Iowa;

(h)    Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, financing statements (including amendments or continuations thereof), control agreements, instruments, documents and other agreements as Lender or its counsel may reasonably request to evidence and secure the Loan and to perfect and maintain perfection of the security interests, mortgages and encumbrances granted under the Loan Documents;

(i)    Financial Statements and Reports. Furnish to Lender as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, the annual financial statements of Borrower prepared in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and member equity, and a balance sheet as of and for the end of such year; provided, however, that prior to any such disclosure by Borrower to Lender, Lender shall have entered into a confidentiality and non-disclosure agreement with Borrower;

(j)    Inspection. Permit Lender or Lender's agent to visit and inspect any of the Collateral (including Collateral located on Borrower's premises) no more often than one (1) time per year, upon five (5) business days' prior written notice and during standard business hours; provided however, notwithstanding the foregoing, if an Event of Default has occurred then Lender or Lender's agent shall be entitled to visit and inspect the Collateral (including Collateral located on Borrower's premises) at any time and from time to time without notice to Borrower. The inspections under this Section 5.01(i) shall be at the expense of Lender; provided, however, if an Event of Default is in existence, the costs of the inspections under this Section 5.01(j) shall be at Borrower's sole cost and expense.
(k)    Senior Debt Capital Improvements. Provide to Lender copies of all invoices or other documentation evidencing actual expenses for any capital improvements comprising the Senior Debt, promptly after expenditure of the same.

Section 5.02.    Negative Covenants. So long as any of the Loan Obligations remain unpaid, Borrower will not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)    Liens, etc. Create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to the Collateral, other than the following “Permitted Liens”:

(i)    those created by the documents to secure the Senior Debt and renewals and extensions on the same or substantially the same terms and conditions, except that the amount of such Senior Debt shall not exceed Six Million and No/100 Dollars ($6,000,000) in the aggregate; or

(ii)    liens or security interests arising from loans (other than the Loan) made to Borrower, but only if the lender of any such loan giving rise to any such lien or security interest shall have agreed to subordinate such lien and security interest to those of the Lender and shall have entered into a subordination agreement with Lender in a form reasonably satisfactory to Lender before such loans are made to Borrower; or

(iii)    the liens or security interests of Lender in the Security Agreement, Mortgage or otherwise; or

(iv)    liens (other than liens relating to environmental liabilities or ERISA) for taxes, assessments, or other governmental charges that are not more than thirty (30) days overdue or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued; or

(v)    liens of warehousemen, carriers, landlords, mechanics, materialmen, or other similar statutory or common law liens securing obligations that are not yet due and are incurred in the ordinary course of business or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued; or

(vi)    liens resulting from good faith deposits to secure payments of workmen's compensation unemployment insurance, or other social security programs; or

(vii)    any attachment or judgment lien not constituting an Event of Default; or

(viii)    liens arising from filing UCC financing statements regarding leases not prohibited by this Agreement or any other Loan Document; or

(ix)    customary offset rights of brokers and deposit banks arising under the terms of securities account agreements and deposit agreements; or

(x)    any real estate easements, covenants and encumbrances that customarily do not affect the marketable title to real estate or materially impair its use; or

(xi)    purchase money security interests created in connection with the purchase of equipment by Borrower for use in operation of the Plant.

(b)    Consolidation, Merger, Dissolution, Etc. (i) Dissolve, terminate its existence or take any action to authorize Borrower's dissolution or termination, or (ii) directly or indirectly, merge or consolidate with any other Person or permit any other Person to merge into or with or consolidate with Borrower, except for any merger or consolidation with REG or an Affiliate of REG if such entity assumes by a written agreement the obligations of Borrower under the Loan Documents;

(c)    Transfer of Assets. Sell, lease, assign, transfer, or otherwise voluntarily dispose of any of the Collateral except: (i) dispositions of inventory in the ordinary course of business; and (ii) dispositions of: (A) obsolete or worn out equipment; (B) equipment not necessary for the operation of its business; or (C) equipment which is replaced with property of equivalent or greater value as the property which is disposed; or (ii) one or more sales of Collateral for cash at fair market value of the assets to an Affiliate of Borrower with a fair market value, in the aggregate, of less than $250,000 cumulatively from the date of this Agreement until the date on which all Loan Obligations are satisfied and paid in full.

ARTICLE VI.
EVENTS OF DEFAULT AND REMEDIES

Section 6.01.    Events of Default. Each of the following events shall be an “Event of Default”:

(a)    Borrower shall fail to pay when due any installments of principal or interest, fees, expenses, charges or other amounts payable hereunder or under the other Loan Documents; or

(a)Any representation or warranty made by Borrower, or any of its officers or directors under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c)    Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed (other than the covenants to pay the Loan Obligations); or

(d)    Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection; or

(e)    Any provision of any Loan Document shall for any reason cease to be valid and binding on Borrower or Borrower shall so state in writing; or

(f)    The Mortgage or the Security Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid lien, encumbrance or security interest in any of the property purported to be covered thereby; or the security interest, lien or encumbrance created by the Mortgage or the Security Agreement shall for any reason, except to the extent permitted by the terms of this Agreement, the Mortgage or the Security Agreement, fail to be a first priority perfected security interest; or

(g)    Borrower shall (i) dissolve, terminate its existence or take any action to authorize Borrower's dissolution or termination, (ii) directly or indirectly merge or consolidate with any other Person or permit any other Person to merge into or with or consolidate with Borrower, except for any merger or consolidation with REG or an Affiliate of REG if such entity assumes by a written agreement the obligations of Borrower under the Loan Documents, (iii) undergoes a change in control of at least a majority of its outstanding voting securities or a majority of any class of Borrower's equity securities outstanding; (iv) become insolvent, or (v) except during the startup of the Plant, suspend or discontinue doing business or cease operations, except for temporary shut downs not to exceed one hundred eighty (180) days for maintenance or repairs or due to industry conditions; or

(h)    The Collateral or any part thereof shall be seized by or attached, executed or levied upon by the United States government or any other Governmental Authority or any other third party; or

(i)    The Collateral shall be materially damaged or destroyed by fire or other casualty, with the loss not adequately covered by insurance, except to the extent Borrower or REG agrees to fund any uninsured portion of the loss.

Notwithstanding anything to the contrary set forth above, no Event of Default shall be deemed to have occurred hereunder unless such failure to perform shall remain unremedied for forty-five (45) days after written notice thereof shall have been given to Borrower by Lender (provided however, that Lender shall not be required to provide written notice to Borrower for any Event of Default occurring under Sections 6.01(a), (g) or (h)) ; and provided further that after this initial forty-five (45) day cure period, Borrower shall have an additional forty-five (45) day cure period, provided that during such second forty-five (45) day cure period, Borrower shall be required to pay interest under the Note at the Default Rate.

Section 6.02.    Remedies. Upon the occurrence of an Event of Default and the expiration of all applicable cure periods and at any time while such Event of Default is continuing, the Lender:

(a)    may accelerate the due date of the unpaid principal balance of the Note, all accrued but unpaid interest thereon and all other amounts payable under this Agreement or any other Loan Document making such amounts immediately due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith immediately due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

(b)    may, upon written notice to Borrower, terminate the Loan Documents;

(c)    may exercise all other rights and remedies afforded to Lender under the Loan Documents or by applicable law or equity.

Section 6.03.    Remedies Cumulative. Each and every power or remedy herein specifically given shall be in addition to every other power or remedy, existing or implied, given now or hereafter existing at law or in equity, and each and every power and remedy herein specifically given or otherwise so existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission of Lender in the exercise of any right or power accruing hereunder shall impair any such right or power or be construed to be a waiver of any default or acquiescence therein.

ARTICLE VII.
MISCELLANEOUS

Section 7.01.    Amendments, etc. No amendment or waiver of any provision of any Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by Lender and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02.    Notices, etc. All notices and other communications provided for under any Loan Document shall be in writing and mailed, faxed, or delivered at the addresses set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

If to Borrower:	REG Mason City, LLC
416 S. Bell Avenue, P.O. Box 888
Ames, Iowa 50010
Attn: Daniel J. Oh
Fax Number: 515/239-8009

With copies to:	Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E. Lincolnway Street, Suite 200
Jefferson, Iowa 50129
Attn: John A. Gerken
Fax Number: 515/386-8531

Nyemaster Goode, P.C.
700 Walnut Street, Suite 1600
Des Moines, Iowa 50309
Attn: G.R. Neumann
Fax Number: 515/283-3108

If to Lender:	Soy Energy, LLC
P.O. Box 663
405 Ridgeway Drive
Marcus, Iowa 51035
Attn: Lender Representative

With a copy to:	Brown Winick
666 Grand Avenue
Suite 2000 Ruan Center
Des Moines, Iowa 50309
Attn: Thomas D. Johnson
Fax Number: 515/323-8514

All such notices and communications shall have been duly given and shall be effective: (a) when received; (b) when transmitted via facsimile to the number set forth above; (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service; or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Any party to this Agreement may change its address for purposes of this Section 7.02 by delivering notice of such change in address to the other parties in accordance with this Section 7.02.

Section 7.03.    No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.

Section 7.04.    Right of Set-off.

(a)    Borrower is hereby authorized at any time and from time to time, to the fullest extent permitted by law and in compliance with Sections 9.8 and 9.9 of the Asset Purchase Agreement, to set off and apply any and all payments at any time owing by Borrower under any of the Loan Documents to Lender against any Losses (as defined in the Asset Purchase Agreement) incurred by Borrower or any of the REG Indemnified Parties (as defined in the Asset Purchase Agreement) for which Borrower or any REG Indemnified Parties are entitled to indemnification under the Asset Purchase.

Section 7.05.    Severability of Provisions. Any provision of this Agreement or of any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.06.    Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, including reasonable attorneys' fees and expenses.

Section 7.07.    Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign or otherwise transfer its rights hereunder or any interest herein without the prior written consent of Lender, which consent, in the case of any assignment or transfer to REG or an Affiliate of REG, shall not be unreasonably withheld, delayed or conditioned. Lender may, upon the execution of appropriate documents by its assignee, assign any of all of the Loan Documents, and its rights and obligations thereunder, to its successor, such as a liquidating trust. After two and one-half (2 ½) years, Lender may sell its rights under the Loan Documents, provided (i) if such sale is to a third party at a negotiated discount, such sale shall be subject to the provisions of Section 7.08 hereof, and (ii) such sale shall not be to any Person engaged, directly or indirectly, whether as an employee, employer, consultant, agent, principal, partner, member, independent contractor, shareholder, officer, director or any other individual or representative capacity, in a business in competition with REG, or a business that serves as a customer or supplier of REG, as determined in REG's reasonable discretion.

Section 7.08. Sale by Lender. In the event Lender desires to sell or otherwise transfer any or all of its rights and interests in the Loan Documents at a negotiated discount (the “Lender Loan Interests”) to any third party, Lender shall first offer the Lender Loan Interests for sale to Borrower upon the terms provided herein by Lender giving written notice (the “Initial Lender Offer”) to Borrower. Borrower shall have the right and option to purchase the Lender Loan Interests at any time within fifteen (15) days after the Initial Lender Offer is deemed given at a price and upon other terms and conditions to be mutually agreed upon by Lender and Borrower. If Lender and Borrower have not agreed on a price and other terms of sale within fifteen (15) days after the Initial Lender Offer is deemed given, then Lender may proceed to negotiate sale of the Lender Loan Interests to any third party other than any Person engaged, directly or indirectly, whether as an employee, employer, consultant, agent, principal, partner, member, independent contractor, shareholder, officer, director or any other individual or representative capacity, in a business in competition with REG, or a business that serves as a customer or supplier of REG, as determined in REG's reasonable discretion. Prior to entering into any agreement to sell or otherwise transfer the Lender Loan Interests to a bona fide purchaser, however, Lender shall again offer the Lender Loan Interests for sale to Borrower upon the terms provided herein by Lender giving written notice (the “Final Lender Offer”) to Borrower designating (1) the name and address of the intended bona fide and responsible transferee for the Lender Loan Interests (the “Transferee”) and (2) the price and other purchase terms at which the Lender Loan Interests are proposed to be sold or otherwise transferred to such Transferee. Borrower shall have the right and option to purchase the Lender Loan Interests at any time within fifteen (15) days after the Final Lender Offer is deemed given at the purchase price and upon other terms and conditions set forth in the Final Lender Offer. If Borrower desires to exercise its option and accept the Final Lender Offer, it shall do so by giving Lender written notice of exercise, and the parties shall proceed to perform in accordance with the terms and conditions as so accepted. If Borrower does not exercise its option to accept the Final Lender Offer, then Lender may proceed to sell the Lender Loan Interests to the Transferee in accordance with the terms and conditions of the Final Lender Offer. If, however, the terms and conditions of said sale or transfer are revised or amended in any material respect, or if said sale or transfer is not made within sixty (60) days of Borrower's failure to exercise its option, the provisions of this Agreement shall again apply to such proposed sale and transfer by Lender, and the Lender Loan Interests shall not be sold or transferred without the Lender Loan Interests again being offered to Borrower in accordance with the provisions of this Agreement.

Section 7.09. Governing Law. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF IOWA.

Section 7.10.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

Section 7.11. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

Section 7.12.    Entire Agreement; Conflict. THIS AGREEMENT, THE ASSET PURCHASE AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO. THE TERMS OF THIS AGREEMENT SHALL GOVERN TO THE EXTENT OF ANY CONFLICT WITH THE TERMS OF THE OTHER LOAN DOCUMENTS.

Section 7.13.    Appointment of Lender Representative. Lender hereby irrevocably constitutes and appoints Darrell Downs (the “Lender Representative”) as its representative, attorney-in-fact, and agent and authorizes the Lender Representative to act for Lender in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as Lender might or could do, including acting for and on behalf of Lender in all respects under this Agreement; provided, however, that Lender may from time to time change its Lender Representative upon delivery of notice to Borrower of such change in accordance with Section 7.02. Any decision, amendment, act, consent, agreement, notice, direction or waiver by the Lender Representative which is required or contemplated by this Agreement, shall be deemed to have been duly made, given or signed by Lender if it is made, given or signed by the Lender Representative. Borrower may rely upon any decision, amendment, act, consent, agreement, notice, direction or waiver of the Lender Representative as being the decision, amendment, act, consent, agreement, notice, direction or waiver of Lender, and Borrower is hereby relieved from any liability to any Person for any acts done by it in accordance with such decision, amendment, act, consent, agreement, notice, direction or waiver.

{SIGNATURE PAGE TO FOLLOW}

SIGNATURE PAGE FOR
LOAN AGREEMENT
BY AND BETWEEN
REG MASON CITY, LLC.
AND
SOY ENERGY, LLC
DATED: ______________, 2013

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers and duly authorized, as of the date first above written.

BORROWER:

REG MASON CITY, LLC,
an Iowa limited liability company

By: ____________________________________
Daniel J. Oh, President

LENDER:

SOY ENERGY, LLC,
an Iowa limited liability company

By:____________________________________
Jeffrey N. Oestmann, President and CEO

Exhibit J to Asset Purchase Agreement

SELLER SECURITY AGREEMENT

1. GRANT OF SECURITY INTEREST. For value received, as security for the Obligations (as defined below) the undersigned (the "Debtor") hereby grants, creates, and provides to Soy Energy, LLC (the "Secured Party") a security interest in the property described in the paragraphs below:

a.	All of Debtor's equipment, furniture, goods and other tangible personal property now owned or hereafter acquired;

b.
Such of Debtor's general intangibles as are part of the Purchased Assets as defined in that certain Asset Purchase Agreement by and among Debtor, Secured Party and Renewable Energy Group, Inc. and dated on or about May 1, 2013; and

c. All of Debtor's fixtures on the real estate described in Paragraph 3 below, whether now owned or hereafter acquired or now existing or hereafter arising;

together with the proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of, to, and for all of the foregoing. All such property in which a security interest is granted is herein called the "Collateral."

2. OBLIGATIONS. The aforesaid security interests secure payment and performance of the obligations described in particularity in that certain Loan Agreement between the Debtor and the Secured Party dated ______, 2013 (the “Loan Agreement”), together with all other obligations of Debtor to the Secured Party now existing or hereafter arising, whether direct or indirect, contingent or absolute and whether as maker or surety and including, but not limited to, future advances and amounts advanced and expenses and attorneys' fees incurred pursuant to this Security Agreement (the "Obligations").

3. REAL ESTATE. Any Collateral attached to, or grown upon, land (such as fixtures, crops, timber or minerals) will be grown upon or attached to the real estate constituting the biodiesel production facility owned by the Debtor located in Mason City, Iowa and defined as the “Plant” in the Loan Agreement.

4. COPY - FILING. A carbon, photocopy or other reproduction of this Security Agreement may be filed as a financing statement. For fixtures, timber or minerals, such a filing shall be filed for recording in the real estate records.

5. REPRESENTATIONS. Debtor represents, warrants and agrees:

a.All Collateral is bona fide and genuine and Debtor is the sole owner of and is authorized to grant a security interest in the Collateral, free and clear of all liens and encumbrances, except the security interest created hereby and except for such security interest granted to Renewable Energy Group, Inc. and defined as the “Senior Debt” in the Loan Agreement.

b.Debtor's principal place of business is the address shown herein, and Debtor shall promptly give Secured Party prior written notice of any change thereof, unless prior written consent of Secured Party is obtained. All Collateral and all of the Debtor's business records are now kept, and shall continue to be kept, at such address, or if not, at the Plant.

c.Debtor is a limited liability company organized under the laws of the State of Iowa and Debtor's full and complete legal name is REG Mason City, LLC.

THIS AGREEMENT SPECIFICALLY INCLUDES ALL OF THE ADDITIONAL PROVISIONS SET FORTH BELOW AND ON PAGES 1 THROUGH 5 HEREOF. DEBTOR ACKNOWLEDGES RECEIPT OF A FULLY COMPLETED COPY OF THIS SECURITY AGREEMENT.

DATED_________________________	REG MASON CITY, LLC

By:______________________________
Debtor

Address of Secured Party:	Address of Debtor:

Soy Energy, LLC	REG Mason City, LLC
P.O. Box 663	416 S. Bell Avenue, P.O. Box 888
405 Ridgeway Drive	Ames, Iowa 50010
Marcus, Iowa 51035	Attention: Daniel J. Oh
Attention: Lender Representative

A.     COVENANTS AND AGREEMENTS OF DEBTOR. Debtor covenants to and agrees with Secured Party as follows:

1.Certificate of Title. Debtor shall promptly, unless Secured Party shall waive such requirement in writing, deliver to Secured Party all certificates of title, if any, (or any other documents evidencing title) to all Collateral with such proper notations, assignments or endorsements as may be necessary or appropriate to create, preserve or perfect Secured Party's security interest in the Collateral.

2.Financing Statements etc. Debtor shall, at its cost and expense, execute, deliver, file or record (in such manner and form as Secured Party may require) any assignment, financing statement or other paper that may be necessary or desirable, or that Secured Party may request, in order to create, preserve or perfect any security interest granted hereby or to enable Secured Party to exercise and enforce its rights hereunder or under any Collateral. Secured Party is further granted the power, coupled with an interest, to sign on behalf of Debtor as attorney-in-fact and to file one or more financing statements under the Uniform Commercial Code naming Debtor as debtor and Secured Party as Secured Party and describing the Collateral herein specified, together with any amendments or continuations thereof deemed necessary or desirable by Secured Party to preserve, perfect and maintain perfection of its security interest granted hereunder.

3.Collateral Information. Debtor shall promptly transmit to Secured Party all information that it may have or receive with respect to Collateral which might in any way affect the value of the Collateral or Secured Party's rights or remedies with respect thereto.

4.Changes Related to Debtor. Debtor shall not, without providing at least thirty (30) days' prior written notice to Secured Party: (i) alter or change its legal name, (ii) change the state of its organization or registration; or (iii) change its legal form or status.

B.    Expenses. Debtor upon demand shall pay to Secured Party forthwith the amounts of all expenses, including reasonable attorneys' fees and legal expenses, incurred by Secured Party in seeking to collect any sums secured hereunder or to enforce any rights in the Collateral. Such amounts shall be secured hereby and shall be part of the Obligations.

C.    Waiver. Debtor waives protest, notice of dishonor, and presentment of all commercial paper at any time held by Secured Party on which Debtor is in any way liable, notice of non-payment at maturity of any account or chattel paper, and notice of any action taken by Secured Party except where notice is expressly required by this Security Agreement or cannot by law be waived.

D.     Default. Debtor will be in default upon the occurrence of any “Event of Default” as defined in the Loan Agreement.

Upon any Event of Default and the expiration of any applicable cure periods, Secured Party may at its option declare any or all of the Obligations to be due and payable and such sums shall then be due and payable immediately, without notice or demand.

E.    Rights and Remedies on Default. After the occurrence of any event of default, Secured Party may exercise at any time and from time to time any rights and remedies available to it under applicable law, including but not limited to the right to sell, lease or otherwise dispose of the Collateral and the right to take possession of the Collateral. FOR THAT PURPOSE SECURED PARTY MAY ENTER UPON ANY

PREMISES ON WHICH THE COLLATERAL OR ANY PART THEREOF MAY BE SITUATED AND REMOVE IT. Secured Party may require Debtor to assemble the Collateral and make it available at a place to be designated by Secured Party which is reasonably convenient to both parties. If at the time of repossession any of the Collateral contains other personal property not included in the Collateral, Secured Party may take such personal property into custody and store it at the risk and expense of Debtor. Debtor agrees to notify Secured Party within forty-eight (48) hours after repossession of the Collateral of any such other personal property claimed, and failure to do so will release Secured Party and its representatives from any liability for loss or damage thereto. Any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is given at least ten (10) days before the time of such disposition. Any proceeds of any disposition by Secured Party of any of the Collateral may be applied by it to the payment of expenses in connection with the Collateral, including but not limited to repossession expenses and reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be then applied against the Obligations and other amounts secured hereby in such order of application as Secured Party may elect.

G.    General.

1.    Secured Party may, as its option, pay any tax, assessment, or other Governmental levy, or insurance premium or any other expense or charge relating to Collateral which is payable by Debtor (and not timely paid by it), and further may pay any filing or recording fees. Any amount or amounts so paid, with interest thereon at the highest rate payable on any of the obligations (from the date of payment until repaid) shall be secured hereby and shall be payable upon demand.

2..    Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

3.    Any notice, if mailed, shall be deemed given when mailed postage prepaid, addressed to Debtor at its address shown above, or at any other address of Debtor appearing on Secured Party's records.

4.    Covenants, representations, warranties and agreements herein set forth shall be binding upon Debtor, its legal representatives, successors and assigns. This Security Agreement may be assigned by Secured Party as provided in the Loan Agreement.

5.    If any provision of this Security Agreement shall be for any reason held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

6.    If Debtor is a guarantor, endorser, co-maker, or an accommodation party with respect to the Obligations, Debtor hereby waives the benefit of any and all defenses and claims of damage which are dependent upon Debtor's character as a party other than the maker. Each party to any of the Obligations hereby consents to and waives notice of (1) any and all extensions (whether or not for longer than the original period) granted as to the time of payment of any or all of the Obligations, and (2) any renewal of any or all of the Obligations.

7.    This Security Agreement and all rights and duties hereunder, including but not limited to all matters of construction, validity, and performance, shall be governed by the law of Iowa.

8.    Unless otherwise defined or the context otherwise requires, all terms used herein which are defined in the Iowa Uniform Commercial Code shall have the meanings therein stated. The rights and remedies herein conferred upon Secured Party shall be in addition to, and not in substitution or in derogation of, rights and remedies conferred by the Iowa Uniform Commercial Code and other applicable law.

9.    All words and phrases used herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, as the context may require.

10.    Captions are inserted for convenience only and shall not be taken as altering the text.

11.    To the extent there is a conflict between the terms of this Security Agreement and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

H.    Certification.

a.Secured Party and Debtor each certify that they are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order of the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

Exhibit K to Asset Purchase Agreement

SELLER MORTGAGE

Recorder's Cover Sheet

Preparer Information: (name, address and phone number)
Robert Andeweg
700 Walnut Street, Suite 1600
Des Moines, IA 50309
Phone: (515) 283-3106

Taxpayer Information: (name and complete address)
Renewable Energy Group, Inc.
P.O. Box 888
Ames, IA 50010

Return Document To: (name and complete address)
Robert Andeweg
700 Walnut Street, Suite 1600
Des Moines, IA 50309
Phone: (515) 283-3106

Grantors:
REG Mason City, LLC

Grantees:
Soy Energy, LLC

Legal Description: See Exhibit “A”

Document or instrument number of previously recorded documents:

SELLER MORTGAGE

THIS MORTGAGE ("Mortgage") is made by and between REG Mason City, LLC (“Mortgagor”), and Soy Energy, LLC, an Iowa limited liability company (“Mortgagee”).

1. Grant of Mortgage and Security Interest. Mortgagor hereby sells, conveys and mortgages unto Mortgagee, and grants a security interest to Mortgagee in the following described property:

a. Land and Buildings. All of Mortgagor's right, title and interest in and to certain real estate situated in Cerro Gordo County, Iowa (the "Land") described with particularity in Exhibit A to this Mortgage; and all buildings, structures and improvements now standing or at any time hereafter constructed or placed upon the Land (the "Buildings"), including all hereditaments, easements, appurtenances, riparian rights, mineral rights, water rights, rights in and to the lands lying in streets, alleys and roads adjoining the land, estates and other rights and interests now or hereafter belonging to or in any way pertaining to the Land.

b. Personal Property. All fixtures and other personal property integrally belonging to, or hereafter becoming an integral part of the Land or Buildings, whether attached or detached, including but not limited to, light fixtures, shades, rods, blinds, Venetian blinds, awnings, storm windows, screens, linoleum, water softeners, automatic heating and air-conditioning equipment and all proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of, to, and for the foregoing (the "Personal Property").

c. Revenues and Income. All rents, issues, profits, leases, condemnation awards and insurance proceeds now or hereafter arising from the ownership, occupancy or use of the Land, Buildings and Personal Property, or any part thereof (the "Revenues and Income").

TO HAVE AND TO HOLD the Land, Buildings, Personal Property and Revenues and Income (collectively called the "Mortgaged Property"), together with all privileges, hereditaments thereunto now or hereafter belonging, or in any way appertaining and the products and proceeds thereof, unto Mortgagee, its successors and assigns.

2. Obligations. This Mortgage secures the following (hereinafter collectively referred to as the "Obligations"):

a. The payment of the loan made by Mortgagee to Mortgagor evidenced by a certain Loan Agreement between Mortgagor and Mortgagee of even date herewith (the “Loan Agreement”), and any renewals, extensions, modifications or refinancing thereof and any promissory notes issued in substitution therefor; and

b. All other obligations of Mortgagor to Mortgagee, now existing or hereafter arising, whether direct or indirect, contingent or absolute and whether as maker or surety, including, but not limited to, future advances and amounts advanced and expenses incurred by Mortgagee pursuant to this Mortgage; provided, that, nothing herein will be construed to require or commit Mortgagee to such advances or further obligations.

3. Representations and Warranties of Mortgagor. Mortgagor represents, warrants and covenants to Mortgagee that (i) Mortgagor holds clear title to the Mortgaged Property and title in fee simple in the Land; (ii) Mortgagor has the right, power and authority to execute this Mortgage and to mortgage, and grant a security interest in the Mortgaged Property; (iii) the Mortgaged Property is free and clear of all liens and encumbrances, except for the Senior Debt (as defined in the Loan Agreement), which is senior and paramount to this Mortgage, and except for the Permitted Encumbrances described on Exhibit B hereto; (iv) Mortgagor will warrant and defend title to the Mortgaged Property and the lien and priority of this Mortgage against all claims and demands of all persons, whether now existing or hereafter arising; (v) all buildings and improvements now or hereafter located on the Land are, or will be, located entirely within the boundaries of the Land; and (vi) Mortgagor is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order of the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Mortgagor hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification.

4. Payment and Performance of the Obligations. Mortgagor will pay all amounts payable under the Obligations in accordance with the terms of the Obligations when and as due and will timely perform all other obligations of Mortgagor under the Obligations. The provisions of the Obligations are hereby incorporated by reference into this Mortgage as if fully set forth herein. Acceptance by Mortgagee of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

5. Taxes. Mortgagor shall pay each installment of all taxes and special assessments of every kind, now or hereafter levied against the Mortgaged Property before the same become delinquent, without notice or demand, and shall deliver to Mortgagee proof of such payment within fifteen (15) days after the date in which such tax or assessment becomes delinquent.

6. Liens. Mortgagor shall not create, incur or suffer to exist any lien, encumbrance, security interest or charge on the Mortgaged Property or any part thereof which might or could be held to be equal or prior to the lien of this Mortgage, other than the Senior Debt (as defined in the Loan Agreement), which is senior and paramount to this Mortgage, and the lien of current real estate taxes and installments of special assessments with respect to which no penalty is yet payable. Mortgagor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Mortgaged Property.

7. Compliance with Laws. Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use thereof.

8. Permitted Contests. Mortgagor shall not be required to (i) pay any tax, assessment or other charge referred to in paragraph 5 hereof, (ii) discharge or remove any lien, encumbrance or charge referred to in paragraph 6 hereof, or (iii) comply with any statute, law, rule, regulation or ordinance referred to in paragraph 7 hereof, so long as Mortgagor shall contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of Mortgagor's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrances or charge so contested, (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof, and (C) any interference with the use or occupancy of the Mortgaged Property or any part thereof. Mortgagor shall give prompt written notice to Mortgagee of the commencement of any contest referred to in this paragraph 8.

9. Care of Property. Mortgagor shall maintain the Mortgaged Property as provided in the Loan Agreement.

10.    Insurance.

a. Risks to be Insured. Mortgagor, at its sole cost and expense, shall maintain insurance in at least the amounts provided in the Loan Agreement.

b. Policy Provisions. All insurance policies and renewals thereof maintained by Mortgagor pursuant to this Mortgage shall be written by an insurance carrier satisfactory to Mortgagee, be payable to the parties as their interest may appear, contain a standard or union-type loss payable clause in favor of Mortgagee, contain an agreement of the insurer that it will not amend, modify or cancel the policy except after thirty (30) days prior written notice to Mortgagee, and be reasonably satisfactory to Mortgagee in all other respects.

c. Delivery of Policy or Certificate. If requested by Mortgagee, Mortgagor will deliver to Mortgagee original policies satisfactory to Mortgagee evidencing the insurance which is required under this Mortgage, and Mortgagor shall promptly furnish to Mortgagee all renewal notices and, upon request of Mortgagee, evidence of payment thereof. At least ten (10) days prior to the expiration date of a required policy, Mortgagor shall deliver to Mortgagee a renewal policy in form satisfactory to Mortgagee.

d. Assignment of Policy. If the Mortgaged Property is sold at a foreclosure sale or if Mortgagee shall acquire title to the Mortgaged Property, Mortgagee shall have all of the right, title and interest of Mortgagor in and to any insurance policies required hereunder, and the unearned premiums thereon, and in and to the proceeds thereof resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

e. Notice of Damage or Destruction; Adjusting Loss. If the Mortgaged Property or any part thereof shall be damaged or destroyed by fire or other casualty, Mortgagor will, within five (5) calendar days after the occurrence of such damage or destruction, give written notice thereof to the insurance carrier and to Mortgagee and will not adjust any damage or loss which is estimated by Mortgagor in good faith to exceed $25,000 unless Mortgagee shall have joined in or concurred with such adjustment; but if there has been no adjustment of any such damage or loss within four (4) months from the date of occurrence thereof and if an Event of Default shall exist at the end of such four (4) month period or at any time thereafter, Mortgagee may alone make proof of loss, adjust and compromise any claim under the policies, and appear in and prosecute any action arising from such policies. In connection therewith, Mortgagor do hereby irrevocably authorize, empower and appoint Mortgagee as attorney-in-fact for Mortgagor (which appointment is coupled with an interest) to do any and all of the foregoing in the name and on behalf of Mortgagor.

f. Application of Insurance Proceeds. All sums paid under any insurance policy required by this Mortgage shall be paid to Mortgagee, which shall, at its option, apply the same (after first deducting therefrom Mortgagee's expenses incurred in collecting the same including but not limited to reasonable attorney's fees) to the reduction of the Obligations or to the payment of the restoration, repair, replacement or rebuilding of Mortgaged Property that is damaged or destroyed in such manner as Mortgagee shall determine and secondly to the reduction of the Obligations. Any application of insurance proceeds to principal of the Obligations shall not extend or postpone the due date of the installments payable under the Obligations or change the amount of such installments.

g. Reimbursement of Mortgagee's Expenses. Mortgagor shall promptly reimburse Mortgagee upon demand for all of Mortgagee's expenses incurred in connection with the collection of the insurance proceeds, including but not limited to reasonable attorneys fees, and all such expenses shall be additional amounts secured by this Mortgage.

11. Inspection. Mortgagee shall have the right to inspect the Mortgaged Property as provided in the Loan Agreement.

12. Protection of Mortgagee's Security. Subject to the rights of Mortgagor under paragraph 8 hereof, as well as in the Loan Agreement, if Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of the Mortgagee therein, or the title thereto, then Mortgagee, at Mortgagee's option, may perform such covenants and agreements, defend against or investigate such action or proceeding, and take such other action as Mortgagee deems necessary to protect Mortgagee's interest. Any amounts or expenses disbursed or incurred by Mortgagee in good faith pursuant to this paragraph 12 with interest at the Default Rate (as defined in the Loan Agreement) from the date of disbursement, shall become an Obligation of Mortgagor secured by this Mortgage. Such amounts advanced or disbursed by Mortgagee hereunder shall be immediately due and payable by Mortgagor unless Mortgagor and Mortgagee agree in writing to other terms of repayment, or as otherwise provided for in the Loan Agreement. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Obligations or by Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing contained in this paragraph shall require Mortgagee to incur any expense or do any act hereunder, and Mortgagee shall not be liable to Mortgagor for any damage or claims arising out of action taken by Mortgagee pursuant to this paragraph.

13. Condemnation. Mortgagor shall give Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain and hereby assign, transfer and set over to Mortgagee the entire proceeds of any award or claim for damages for all or any part of the Mortgaged Property taken or damaged under the power of eminent domain or condemnation. Mortgagee is hereby authorized to intervene in any such action in the names of Mortgagor, to compromise and settle any such action or claim, and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Any expenses incurred by Mortgagee in intervening in such action or compromising and settling such action or claim, or collecting such proceeds shall be reimbursed to Mortgagee first out of the proceeds. The remaining proceeds or any part thereof shall be applied to reduction of that portion of the Obligations then most remotely to be paid, whether due or not, or to the restoration or repair of the Mortgaged Property, the choice of application to be solely at the discretion of Mortgagee.

14. Fixture Filing. From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to the Personal Property and for this purpose the name and address of the debtor is the name and address of Mortgagor as set forth in paragraph 21 herein and the name and address of the secured party is the name and address of the Mortgagee as set forth in paragraph 21 herein. Mortgagor by signing this Mortgage authorizes Mortgagee to file such financing statements, amendments or continuation statements, either before, on or after the date hereof, as Mortgagee deems necessary to perfect or continue its security interest in the Mortgaged Property.

15. Events of Default. An Event of Default under the Loan Agreement shall constitute an event of default hereunder ("Event of Default").

    16. Acceleration; Foreclosure. Upon the occurrence of any Event of Default and the expiration of all applicable cure periods and at any time thereafter while such Event of Default exists, Mortgagee may, at its option, after such notice as may be required by law, exercise one or more of the following rights and remedies (and any other rights and remedies available to it):

a. Mortgagee may declare immediately due and payable all Obligations secured by this Mortgage, and the same shall thereupon be immediately due and payable, without further notice or demand.

b. Mortgagee shall have and may exercise with respect to the Personal Property, all the rights and remedies accorded upon default to a secured party under the Iowa Uniform Commercial Code. If notice to Mortgagor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to Mortgagor at least ten (10) days prior to the date of intended disposition.

c. Mortgagee may (and is hereby authorized and empowered to) foreclose this Mortgage in accordance with the law of the State of Iowa, and at any time after the commencement of an action in foreclosure, or during the period of redemption, the court having jurisdiction of the case shall at the request of Mortgagee appoint a receiver to take immediate possession of the Mortgaged Property and of the Revenues and Income accruing therefrom, and to rent or cultivate the same as he may deem best for the interest of all parties concerned, and such receiver shall be liable to account to Mortgagor only for the net profits, after application of rents, issues and profits upon the costs and expenses of the receivership and foreclosure and upon the Obligations.

17. Redemption. It is agreed that if this Mortgage covers less than ten (10) acres of land, and in the event of the foreclosure of this Mortgage and sale of the property by sheriff's sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statues of the State of Iowa shall be reduced to six (6) months provided the Mortgagee, in such action files an election to waive any deficiency judgment against Mortgagor which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Mortgagor, and the time periods in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to four (4) months.

It is further agreed that the period of redemption after a foreclosure of this Mortgage shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Mortgage at the time of such foreclosure; and (3) Mortgagee in such action files an election to waive any deficiency judgment against Mortgagor or their successors in interest in such action. If the redemption period is so reduced, Mortgagor or their successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of Mortgagor shall be a presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.

18. Due on Sale. If Mortgagor transfers the Mortgaged Property, or any part thereof, or any interest therein, without Mortgagee's prior written consent, except as otherwise allowed pursuant to the Loan Agreement, then such transfer shall be an Event of Default, and all amounts secured by this Mortgage, including, without limitation, the Obligations, irrespective of the maturity date, at the option of Mortgagee and without demand or notice, shall be immediately due and payable.

For purposes of this Section, transfer means any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of option or other transfer or disposition, direct or indirect, voluntary or involuntary, by operation of law or otherwise, of legal or beneficial interest.

19. Attorneys' Fees. Mortgagor shall pay on demand all costs and expenses incurred by Mortgagee in enforcing or protecting its rights and remedies hereunder, including, but not limited to, reasonable attorneys' fees and legal expenses.

20. Forbearance not a Waiver, Rights and Remedies Cumulative. No delay by Mortgagee in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by Mortgagee of any particular provisions of this Mortgage shall be deemed effective unless in writing signed by Mortgagee. All such rights and remedies provided for herein or which Mortgagee or the holder of the Obligations may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises.

21. Notices. All notices required to be given hereunder shall be in writing and deemed given when personally delivered or deposited in the United States mail, postage prepaid, sent certified or registered, addressed as follows:

a. If to Mortgagor, to:
Renewable Energy Group, Inc.
416 S. Bell Avenue, P.O. Box 888
Ames, Iowa 50010
Attn: Daniel J. Oh, President and CEO

With a copy to:
Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E. Lincolnway Street, Suite 200
Jefferson, Iowa 50129
Attn: John A. Gerken

and to:
Nyemaster Goode, P.C.
700 Walnut Street, Suite 1600
Des Moines, IA 50309
Attn: G.R. Neumann

b. If to Mortgagees, to:
Soy Energy, LLC
4172 19th Street SW
Mason City, IA 50401
Attention: Lender Representative

With a copy to:
Brown Winick
666 Grand Avenue, Suite 2000
Ruan Center
Des Moines, IA 50309
Attn: Thomas D. Johnson

or to such other address or person as hereafter designated in writing by the applicable party in the manner provided in this paragraph for the giving of notices.

22. Severability. In the event any portion of this Mortgage shall, for any reason, be held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected thereby and shall continue to be valid and enforceable and if, for any reason, a court finds that any provision of this Mortgage is invalid, illegal, or unenforceable as written, but that by limiting such provision it would become valid, legal and enforceable then such provision shall be deemed to be written, construed and enforced as so limited.

23. Further Assurances. At any time and from time to time until payment in full of the Obligations, Mortgagor will, at the request of Mortgagee, promptly execute and deliver to Mortgagee such additional instruments as may be reasonably required to further evidence the lien of this Mortgage and to further protect the security interest of Mortgagee with respect to the Mortgaged Property, including, but not limited to, additional security agreements, financing statements and continuation statements. Any expenses incurred by Mortgagee in connection with the recordation of any such instruments shall become additional Obligations of Mortgagor secured by this Mortgage. Such amounts shall be immediately due and payable by Mortgagor to Mortgagee.

24. Successors and Assigns bound; Number; Gender; Agents; Captions. The rights, covenants and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties. Mortgagee has the right to assign this Mortgage and any rights hereunder to any person or entity, subject, however, to Sections 7.07 and 7.08 of the Loan Agreement. Words and phrases contained herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the contexts. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

25. Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Iowa.

26. Release of Rights of Dower, Homestead and Distributive Share. Each of the undersigned hereby relinquishes all rights of dower, homestead and distributive share in and to the Mortgaged Property and waives all rights of exemption as to any of the Mortgaged Property.

27. Acknowledgment of Receipt of Copies of Debt Instrument. Mortgagor hereby acknowledges the receipt of a copy of this Mortgage together with a copy of each promissory note secured hereby.

28. Conflicts. To the extent there is a conflict between the terms of this Mortgage and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

[Signature Page To Follow]

DATED: ________________	REG MASON CITY, LLC By: ___________________________ Its:____________________________ Mortgagor

NOTARY:

STATE OF IOWA, COUNTY OF ________________
This record was acknowledged before me on __________________________, by ___________________ as ____________________ of REG Mason City, LLC, an Iowa limited liability company.

___________________________________
____________________, Notary Public

[SIGNATURE PAGE OF MORTGAGE]

EXHIBIT A TO THE REAL ESTATE MORTGAGE

[description of the property]

Property: 4172 19th Street SW, Mason City, IA
Parcel “B” in that part of the Northeast Quarter of Section 13, Township 96 North, Range 21 West of the 5th Principal Meridian, City of Mason City, Cerro Gordo County, Iowa, described and depicted on the Amended Plat of Survey filed July 20, 2006 as Document No. 2006-6183 in the office of the Cerro Gordo County Recorder, also described as follows:

That part of the Northeast Quarter of Section 13, Township 96 North, Range 21 West of the 5th Principal Meridian, City of Mason City, Cerro Gordo County, Iowa, said part also being a part of Parcel A as shown and described in Plat of Survey of record filed June 3, 1999 in Book 99 Page 5537 in the office of the Cerro Gordo County Recorder and described as follows: Commencing at the southeast corner of said Northeast Quarter; thence North 89 degrees 45 minutes 28 seconds West, 641.00 feet (recorded as South 89 degrees 53 minutes 07 seconds East) along the southerly line of said Northeast Quarter to a point 641.00 feet westerly, measured at a right angle, from the easterly line of said Northeast Quarter, said point also being the point of beginning; thence continuing North 89 degrees 45 minutes 28 seconds West, 1250.00 feet (recorded as South 89 degrees 53 minutes 07 seconds East) along said southerly line; thence North 00 degrees 14 minutes 16 seconds East, 362.46 feet along a line parallel with said easterly line; thence South 89 degrees 45 minutes 28 seconds East, 282.46 feet along a line parallel with said southerly line; thence North 00 degrees 14 minutes 16 seconds East, 1401.35 feet along a line parallel with said easterly line to a point on the southerly right of way line of the Iowa, Chicago and Eastern Railroad; thence South 87 degrees 57 minutes 48 seconds East, 1513.58 feet along said southerly right of way line to the beginning of a 5779.58 foot radius, non-tangent curve, concave northerly; thence Easterly, 95.75 feet along said southerly right of way line and along said curve having a chord bearing South 88 degrees 13 minutes 35 seconds East, 95.75 feet to a point on said easterly line; thence South 00 degrees 14 minutes 16 seconds West, 209.54 feet along said easterly line to a point 209.00 feet southerly, measured at right angle, from the tangent line of said southerly right of way line; thence North 87 degrees 57 minutes 48 seconds West, 641.32 feet along a line parallel with said tangent line of the southerly right of way line to a point 641.00 feet westerly, measured at a right angle, from said easterly line; thence South 00 degrees 14 minutes 16 seconds West, 1524.40 feet along a line parallel with said easterly line to the point of beginning. Subject to existing public road right of way across the easterly 41.00 feet, subject to existing public road right of way across the southerly 33.00 feet, and also subject to any easements of record.

EXCEPTING THEREFROM: A strip of land lying in the Northeast Quarter of Section 13, Township 96 North, Range 21 West of the 5th Principal Meridian, City of Mason City, Cerro Gordo County, Iowa, said strip of land also being a portion of that strip of land described in Deed filed December 28, 1950 in Book 105 Pages 456-463 in the office of the Cerro Gordo County Recorder and described as follows: Commencing at the southeast corner of said Northeast Quarter; thence North 89 degrees 45 minutes 28 seconds West, 641.00 feet (recorded as South 89 degrees 53 minutes 07 seconds East) along the southerly line of said Northeast Quarter to a point 641.00 feet westerly, measured at a right angle, from the easterly line of said Northeast Quarter; thence North 00 degrees 14 minutes 16 seconds East, 33.00 feet along a line parallel with said easterly line to a point on the northerly right of way line of 19th Street S.W. in said City of Mason City, said point also being the point of beginning; thence North 89 degrees 45 minutes 28 seconds West, 1250.00 feet along said northerly right of way line; thence North 00 degrees 14 minutes 16 seconds East, 29.46 feet along a line parallel with said easterly line to a point on the northerly line of said strip of land; thence South 89 degrees 06 minutes 03 seconds East, 825.26 feet along said northerly line to a point 20.00 feet northerly, measured at a right angle, from said northerly right of way line; thence South 89 degrees 45 minutes 28 seconds East, 424.80 feet along a line parallel with said northerly right of way line to a point 641.00 feet westerly, measured at a right angle, from said easterly line; thence South 00 degrees 14 minutes 16 seconds West, 20.00 feet along a line parallel with said easterly line to the point of beginning.

EXHIBIT B TO THE REAL ESTATE MORTGAGE

[Permitted Encumbrances]